Execution copy

SOLUNA TECHNOLOGIES, LTD.

CLASS A PREFERRED SHARE PURCHASE AGREEMENT

January 13, 2020

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4. Conditions to the Purchasers' Obligations at Closing	16
4.1. Representations and Warranties	16
4.2. Performance	16
4.3. Compliance Certificate	16
4.4. Indemnification Agreement	16
4.5. Unanimous Shareholders Agreement	16
4.6. Registration Rights Agreement	16
4.7. Restated Articles	16
4.8. Secretary's Certificate	16
4.9. Proceedings and Documents	17
4.10. Preemptive Rights	17
4.11. Contingent Rights Agreement	17
4.12. Operating and Management Agreement	17

5. Conditions of the Corporation's Obligations at Closing	17
5.1. Representations and Warranties	17
5.3. [Reserved]	17
5.5. Registration Rights Agreement	18

6. Miscellaneous	18
6.1. Survival of Warranties	18
6.2. Successors and Assigns	18
6.3. Governing Law	18
6.4. Counterparts	18
6.6. Notices	18
6.7. No Finder's Fees	19
6.8. Amendments and Waivers	19
6.9. Severability	19
6.10. Delays or Omissions	19
6.11. Entire Agreement	19
6.12. Dispute Resolution	20

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CLASS A PREFERRED SHARE PURCHASE AGREEMENT

THIS CLASS A PREFERRED SHARE PURCHASE AGREEMENT (this "Agreement"), is made as of the 13th day of January, 2020 among Soluna Technologies, Ltd, a corporation incorporated under the Business Corporations Act (British Columbia) (the "Corporation") and the investors listed on Exhibit A attached to this Agreement (each a "Purchaser" and together the "Purchasers").

The parties hereby agree as follows:

1.          Purchase and Sale of Preferred Shares.

1.1.       Sale and Issuance of Class A Preferred Shares.

(a)               The Corporation shall adopt and file with the Province of British Columbia Registrar of Companies on or before the Initial Closing (as defined below) the Notice of Amendment of Articles of Incorporation in the form of Exhibit B attached to this Agreement (the "Restated Articles").

(b)               Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Corporation agrees to sell and issue to each Purchaser at the Closing that number of Class A Preferred Shares, no par value (the "Class A Preferred Shares"), set forth opposite each Purchaser's name on Exhibit A, at a purchase price of U.S. $3.15 per share. The Class A Preferred Shares issued to the Purchasers pursuant to this Agreement (including any shares issued at the Initial Closing and any Additional Shares, as defined below) are referred to in this Agreement as the "Shares."

1.2.       Closing; Delivery.

(a)               The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 2:00 p.m., on January 9, 2020, or at such other time and place as the Corporation and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Initial Closing"). If there is more than one closing, the term "Closing" applies to each such closing unless otherwise specified.

(b)               At each Closing, the Corporation shall deliver to each Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Corporation.

1.3.       Sale of Additional Preferred Shares.

(a)         After the Initial Closing, the Corporation may sell, on the same terms and conditions as those contained in this Agreement, up to 3,015,873 additional shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Class A Preferred Shares (the "Additional Shares"), to one or more purchasers (the "Additional Purchasers"), provided that (i) such subsequent sale is consummated prior to 365 days after the Initial Closing and (ii) each Additional Purchaser shall become a party to the Transaction Agreements (as defined below) (other than the Management Rights Letter), by executing and delivering a counterpart signature page to each of the Transaction Agreements. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares. The offering of Shares provided herein and the Additional Shares are referred to as the "Offering".

1.4.      Use of Proceeds. In accordance with the directions of the Corporation's Board of Directors, as constituted in accordance with the Unanimous Shareholders Agreement, the Corporation will use the proceeds from the sale of the Shares to fund working capital and the development activities related to (a) the Company's Dakhla, Morocco wind project including government permits, turbine acquisition and engineering, (b) the design and development of the vertically-integrated computing facility to be co-located with the wind projects, and (c) other development goals and objectives approved by the Board of Directors.

1.5.       Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement have the meanings set forth or referenced below.

(a)             "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b)            "Corporation Intellectual Property" means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Corporation in the conduct of the Corporation's business as now conducted and as presently proposed to be conducted.

(c)             "Indemnification Agreement" means the agreement between the Corporation and the director designated by any Purchaser entitled to designate a member of the Board of Directors pursuant to the Voting Agreement, dated as of the date of the Initial Closing, in the form of Exhibit D attached to this Agreement.

(d)            "Key Employee" means John Belizaire, Phillip Ng and Dipul Patel.

(e)             "Knowledge" including the phrase "to the Corporation's knowledge" means the actual knowledge of the following officers: John Belizaire, Phillip Ng and Dipul Patel.

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(f)              [Reserved].

(g)            "Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Corporation.

(h)            [Reserved].

(i)              "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(j)              "Purchaser" means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at a subsequent Closing under Subsection 1.2(b).

(k)            "Securities Laws" means the Securities Act of 1933 (United States), the Securities Act (British Columbia), each as amended, and the policies, orders, instructions, rules and regulations promulgated thereunder.

(l)              "Shares" means the Class A Preferred Shares issued at the Initial Closing and any Additional Shares issued at a subsequent Closing under Subsection 1.2(b).

(m)          "Tax Act" means the Income Tax Act (Canada), as amended.

(n)            "Transaction Agreements" means this Agreement, the Unanimous Shareholder Agreement and the Registration Rights Agreement.

(o)            "Unanimous Shareholders Agreement" means the Amended and Restated Shareholders Agreement among the Corporation and all of its shareholders dated as of the date of the Initial Closing, in the form of Exhibit E attached to this Agreement.

2.         Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions are deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only if it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the "Corporation" includes any subsidiaries of the Corporation, unless otherwise noted.

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2.1. Organization, Good Standing, Corporate Power and Qualification. The Corporation is a corporation duly organized, validly existing and in good standing under the Business Corporations Act (British Columbia) and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Corporation is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2.       Capitalization.

(a)         The authorized capital of the Corporation consists, immediately prior to the Initial Closing, of:

(i)              An unlimited number of common shares without par value (the "Common Shares"), 9,608,108 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding Common Shares have been duly authorized, are fully paid and non-assessable and were issued in compliance with all Securities Laws.

(ii)             An unlimited number of Class Seed Preferred Shares without par value ("Class Seed Preferred Shares"), of which 1,794,998 shares have been issued and outstanding immediately prior to the Initial Closing. All of the outstanding Class Seed Preferred Shares have been duly authorized, are fully paid and non-assessable and were issued in compliance with all Securities Laws.

(iii)            An unlimited number of Class A Preferred Shares, issuable in series, none of which are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Shares are as stated in the Restated Articles and as provided by the Corporations Act (British Columbia).

(b)         The Corporation has reserved 1,067,568 Common Shares for issuance to officers, directors, employees and consultants of the Corporation pursuant to its 2018 Stock Option Plan duly adopted by the Board of Directors and approved by the Corporation shareholders (the "Stock Plan"). Of such reserved Common Shares, 0 shares have been issued pursuant to restricted share purchase agreements, options to purchase 147,438 shares have been granted and are currently outstanding, and 920,130 options to purchase shares remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Corporation has furnished to the Purchasers complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c)         Subsection 2.2(b) of the Disclosure Schedule sets forth the capitalization of the Corporation immediately following the Initial Closing including the number of shares of the following: (i) issued and outstanding Common Shares, including, with respect to restricted Common Shares, vesting schedule and repurchase price; (ii) granted share options, including vesting schedule and exercise price; (iii) Common Shares reserved for future award grants under the Stock Plan; (iv) each class of Preferred Shares; and (v) warrants or share purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in Section 5.2 of the Unanimous Shareholders Agreement, and

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(C) the securities and rights described in Subsection 2.2(a)(iii) of this Agreement and Subsection 2.2(b) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Corporation any Common Shares, Class Seed Preferred Shares or Class A Preferred Shares, or any securities convertible into or exchangeable for Common Shares, Class Seed Preferred Shares or Class A Preferred Shares.

(d)            None of the Corporation's share purchase agreements or share option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Corporation's Stock Plan is not assumed in an acquisition. The Corporation has never adjusted or amended the exercise price of any share options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Articles and the Unanimous Shareholders Agreement, the Corporation has no obligation (contingent or otherwise) to purchase or redeem any of its share capital.

(e)             To the Corporation's Knowledge the Corporation has obtained valid waivers of any rights by other parties to purchase any material number of the Shares covered by this Agreement, except for the rights provided under the Contingent Rights Agreement (as defined in Section 4.11).

    2.3.   Subsidiaries. Other than as set forth in Section 2.3 of the Disclosure Schedule, the Corporation does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Corporation is not a participant in any joint venture, partnership or similar arrangement.

2.4. Authorization. All corporate action required to be taken by the Corporation's Board of Directors and shareholders in order to authorize the Corporation to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Shares issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Corporation, shall constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Unanimous Shareholders Agreement, the Registration Rights Agreement and the Indemnification Agreement may be limited by applicable Securities Laws.

    2.5.   Valid Issuance of Shares.

(a)        The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and

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non-assessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, the Restated Articles, Securities Laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Subsection 2.5(b) below, the Shares will be issued in compliance with all Securities Laws. The Common Shares issuable upon conversion of the Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, the Restated Articles, Securities Laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Subsection 2.5(b) below, the Common Shares issuable upon conversion of the Shares will be issued in compliance with all Securities Laws.

(b)        The Corporation is a "private issuer" as that term is defined in National Instrument 45-106 of the Canadian Securities Administrators ("NI 45-106").

2.6. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal or provincial governmental authority is required on the part of the Corporation in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of the Restated Articles, which will have been filed as of the Initial Closing.

2.7.   Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or (to the Corporation's knowledge) investigation pending or to the Corporation's knowledge, currently threatened (i) against the Corporation or any officer, director or Key Employee of the Corporation arising out of their employment or board relationship with the Corporation; or (ii) that questions the validity of the Transaction Agreements or the right of the Corporation to enter into them, or to consummate the transactions contemplated by the Transaction Agreements. Neither the Corporation nor, to the Corporation's knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Corporation). There is no action, suit, proceeding or investigation by the Corporation pending or which the Corporation intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Corporation) involving the prior employment of any of the Corporation's employees, their services provided in connection with the Corporation's business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8.   Intellectual Property. To the Corporation's knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Corporation violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Corporation Intellectual

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Property, nor is the Corporation bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Corporation has not received any communications alleging that the Corporation has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Corporation has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Corporation's business. To the Corporation's knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Corporation. Each employee and consultant has assigned to the Corporation all intellectual property rights he or she owns that are related to the Corporation's business as now conducted and as presently proposed to be conducted. Subsection 2.8 of the Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing included in the Corporation Intellectual Property. The Corporation has not, to the Corporation's knowledge, embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.

2.9. Compliance with Other Instruments. Except as disclosed in the Disclosure Schedule, the Corporation is not in violation or default (i) of any provisions of its Restated Articles or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture, mortgage or hypothec, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is material to the ongoing operation of the business of the Corporation, or (v) to its knowledge, of any provision of federal or provincial statute, rule or regulation applicable to the Corporation, in each case the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Corporation or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Corporation.

2.10. Agreements; Actions.

(a)        Except for the Transaction Agreements and the agreements listed in Section 2.10 of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Corporation is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Corporation in excess of USD$500,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Corporation, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Corporation's exclusive right to

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develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Corporation with respect to infringements of proprietary rights.

(b)               Except as disclosed in Section 2.10 of the Disclosure Schedule, the Corporation has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its share capital, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of USD$50,000 or in excess of USD$250,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Subsection 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Corporation has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)                The Corporation is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11. Certain Transactions.

(a)               Other than (i) standard employee agreements and benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Corporation's share capital and the issuance of options to purchase shares of the Corporation's Common Shares, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Corporation and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b)               Except as disclosed in Section 2.11 of the Disclosure Schedule, the Corporation is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. To the Corporation's knowledge and other than as disclosed in Section 2.11 of the Disclosure Schedule, none of the Corporation's directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Corporation or have any direct or indirect ownership interest in any firm or corporation with which the Corporation is affiliated or with which the Corporation has a business relationship, or any firm or corporation which competes with the Corporation except that directors, officers, employees or shareholders of the Corporation may own shares in (but not exceeding two percent of the outstanding capital stock of publicly traded companies that may compete with the Corporation.

2.12. Rights of Registration and Voting Rights. Except as provided in the Registration Rights Agreement, the Corporation is not under the obligation to file one or more

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prospectuses under Securities Laws in order to permit the distribution of any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Corporation's knowledge, except as contemplated in the Unanimous Shareholders Agreement, no shareholder of the Corporation has entered into any agreements with respect to the voting of capital shares of the Corporation.

2.13. Property. The property and assets that the Corporation owns are free and clear of all mortgages, hypothecs, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Corporation's ownership or use of such property or assets. With respect to the property and assets it leases, the Corporation is in compliance with such leases and to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Corporation does not own any real or immovable property.

2.14. Financial Statements. The Corporation has delivered to each Purchaser its unaudited financial statements as of December 31, 2018 and for the fiscal year ended December 31, 2018 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of September 30, 2019 and for the 9-month period ended September 30, 2019 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles applicable to private enterprises of the CPA Canada Handbook of Chartered Professional Accountants of Canada ("GAAP") applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Corporation as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements and as set forth in the Disclosure Schedule, the Corporation has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2019; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements. The Corporation maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.15. Changes. Since date of most recent financial statements, and except as disclosed in Section 2.15 of the Disclosure Schedule, there has not been:

(a)               any change in the assets, liabilities, financial condition or operating results of the Corporation from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)               any damage, destruction or loss, whether or not covered by insurance, that is material to the ongoing operation of the business of the Corporation;

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(c)        any waiver or compromise by the Corporation of a valuable right or of a material debt owed to it;

(d)        any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Corporation, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)        any material change to a material contract or agreement by which the Corporation or any of its assets is bound or subject;

(f)         any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(g)        any resignation or termination of employment of any officer or Key Employee of the Corporation;

(h)        any mortgage, hypothec, pledge, transfer of a security interest in, or lien, created by the Corporation, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Corporation's ownership or use of such property or assets;

(i)         any loans or guarantees made by the Corporation to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)         any declaration, setting aside or payment or other distribution in respect of any of the Corporation's share capital, or any direct or indirect redemption, purchase, or other acquisition of any of such shares by the Corporation;

(k)        any sale, assignment or transfer of any Corporation Intellectual Property;

(l)         receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Corporation;

(m)       to the Corporation's knowledge, any other event or condition of any character, other than events affecting the economy or the Corporation's industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n)        any arrangement or commitment by the Corporation to do any of the things described in this Subsection 2.15.

2.16. Employee Matters.

(a)         As of this date, the Corporation employs three full-time employees and no part-time employees and engages four consultants or independent contractors.

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(b)               To the Corporation's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee's ability to promote the interest of the Corporation or that would conflict with the Corporation's business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Corporation's business by the employees of the Corporation, nor the conduct of the Corporation's business as now conducted and as presently proposed to be conducted, will, to the Corporation's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)                Except as disclosed in Section 2.16 of the Disclosure Schedule, the Corporation is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to this date or amounts required to be reimbursed to such employees, consultants or independent contractors. The Corporation has complied in all material respects with all applicable provincial and federal human rights and employment equity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. Except as disclosed in Section 2.16 of the Disclosure Schedule, The Corporation has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Corporation and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(d)               To the Corporation's knowledge, no Key Employee intends to terminate employment with the Corporation or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Corporation have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Corporation is terminable by the Corporation in accordance with applicable laws. Except as set forth in Subsection 2.12(n) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Subsection 2.12(n) of the Disclosure Schedule, the Corporation has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e)                To the Corporation's Knowledge, the Corporation has not made any representations regarding a material amount of equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Corporation's board of directors.

(f)                Each former Key Employee whose employment was terminated by the Corporation has entered into an agreement with the Corporation providing for the full release of any claims against the Corporation or any related party arising out of such employment.

(g)               Subsection 2.12(n) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Corporation, or which the

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Corporation participates in or contributes to. The Corporation has made all required contributions and has no liability to any such employee benefit plan and has complied in all material respects with all applicable laws for any such employee benefit plan.

(h)              To the Corporation's knowledge, none of the Key Employees or directors of the Corporation has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any provincial insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public Corporation; or (d) found by a court of competent jurisdiction in a civil action or by a Canadian securities regulator to have violated any securities laws, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.17. Tax Returns and Payments. There are no federal, provincial, state, county, local or foreign taxes, including taxes the Corporation is required by applicable laws to deduct, withhold or collect, due and payable by the Corporation that have not been timely paid or deducted, withheld, collected and remitted. There are no accrued and unpaid federal, provincial, state, county, local or foreign taxes of the Corporation, including taxes the Corporation is required by applicable laws to deduct, withhold or collect, that are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, provincial, state, local or foreign governmental agency. The Corporation has duly and timely filed all federal, provincial, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable limitation periods with respect to taxes for any year.

2.18. Employee Agreements. Each current and former employee, consultant and officer of the Corporation has executed an agreement with the Corporation regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the "Confidential Information Agreements"). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee's Confidential Information Agreement. Each current and former Key Employee has executed a non-solicitation agreement substantially in the form or forms delivered to counsel for the Purchasers. The Corporation is not aware that any of its Key Employees is in violation of any agreement covered by this Subsection 2.18.

2.19. Permits. Other than as set forth in Section 2.19 of the Disclosure Schedule, the Corporation has all franchises, permits, licenses and any similar authority necessary for the

12

conduct of its business. The Corporation is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.20. Corporate Documents. The Restated Articles and Bylaws of the Corporation are in the form provided to the Purchasers. The copy of the minute books of the Corporation provided to the Purchasers contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

2.21. Disclosure. The Corporation has made available to the Purchasers all the information reasonably available to the Corporation that the Purchasers have requested for deciding whether to acquire the Shares, including certain of the Corporation's projections describing its proposed business plan (the "Business Plan"). The Business Plan was prepared in good faith; however, the Corporation does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Corporation has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

2.22. Corruption of Foreign Public Officials Act. Neither the Corporation nor any of the Corporation's directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any "foreign public official" (as such term is defined in the Corruption of Foreign Public Officials Act, as amended (the "CFPO")), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Corporation or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Corporation nor any of its directors, officers, employees, agents or attorneys have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Corporation further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the CFPO or any other applicable anti-bribery or anti-corruption law. Neither the Corporation, or, to the Corporation's knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary

13

disclosure, investigation, prosecution or other enforcement action related to the CFPO or any other anti-corruption law (collectively, "Enforcement Action").

3.         Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Corporation, severally and not jointly, that:

3.1. Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Unanimous Shareholders Agreement and the Registration Rights Agreement may be limited by Securities Laws.

3.2. Purchase Entirely for Own Account, as principal. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Corporation, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account as principal, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares. Furthermore, the Purchaser is purchasing the shares, as principal, and is an "accredited investor" as set out at section 2.4(2) of NI 45-106. Moreover, the Purchaser is delivering with this Agreement a completed and signed Private Issuer Exemption Certificate (attached as Exhibit H) and Accredited Investor Certificate (attached as Exhibit I).

3.3. Disclosure of Information. The Purchaser has had an opportunity to discuss the Corporation's business, management, financial affairs and the terms and conditions of the offering of the Shares with the Corporation's management and has had an opportunity to review the Corporation's facilities. The foregoing, however, does not limit or modify the representations and warranties of the Corporation in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4.      Restricted Securities. The Purchaser is aware that:

(a)             the Corporation is not a "reporting issuer" or the equivalent in any jurisdiction and, accordingly, the Shares will be subject to an indefinite hold period under Securities Laws;

(b)            the Shares are not listed on any stock exchange and no public market exists for the Shares;

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(c)               the Shares are subject to transfer restrictions contained in the Corporation's constating documents and the Unanimous Shareholders Agreement; and

(d)               the Purchaser may not be able to resell the Shares except in accordance with limited exemptions under Securities Laws.

3.5.   Risks of Investment.  The Purchaser is aware that:

(a)               the Corporation is relying on exemptions from the requirements under Securities Laws to provide the Purchaser with a prospectus and/or file a registration statement, and no prospectus or registration statement has been filed by the Corporation with any stock exchange or regulatory authority in connection with the issuance of the Shares;

(b)               no stock exchange, governmental agency, securities commission or similar regulatory authority has reviewed or passed on or made any finding or determination as to the merits of, or made any recommendation or endorsement with respect to, the Shares;

(c)               there is no government or other insurance covering the Shares; and

(d)               there are risks associated with the purchase of the Shares.

The Purchaser is aware of the characteristics of the Shares and the risks relating to an investment in the Shares, and has the sophistication and experience in business and financial matters (or has received appropriate independent advice) to be capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is able, without impairing the Purchaser's financial condition, to bear the economic risk of, and withstand a complete loss of, the investment in the Shares.

3.6.   Foreign Investors. If the Purchaser is not a resident of Canada, the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for shares in its jurisdiction, its subscription for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable Securities Laws or other laws of the Purchaser's jurisdiction.

3.7.   No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, attorneys, shareholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.8. Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Corporation and its officers and directors, in making its investment or decision to invest in the Corporation. The Purchaser agrees that neither any

15

Purchaser nor the respective controlling Persons, officers, directors, partners, agents, attorneys or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.9.     Residence. If the Purchaser is an individual, then the Purchaser resides in the province, territory or country identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the Purchaser resides in the province, territory or country in which the office or offices of the Purchaser's principal place of business is located as set out in Exhibit A.

4.          Conditions to the Purchasers' Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1.     Representations and Warranties. The representations and warranties of the Corporation contained in Section 2 will be true and correct in all respects as of such Closing.

4.2.     Performance. The Corporation will have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Corporation on or before such Closing.

4.3.    Compliance Certificate. The President of the Corporation will deliver to the Purchasers at such Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.

4.4.     Indemnification Agreement. The Corporation will have executed and delivered the Indemnification Agreements.

4.5.     Unanimous Shareholders Agreement. The Corporation and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser's performance hereunder) and the other shareholders of the Corporation will have executed and delivered the Unanimous Shareholders Agreement.

4.6.     Registration Rights Agreement. The Corporation, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser's performance hereunder), and the other shareholders of the Corporation named as parties thereto will have executed and delivered the Registration Rights Agreement.

4.7.     Restated Articles. The Corporation will have filed the Restated Articles with the director of Industry Canada on or prior to the Closing, which will continue to be in full force and effect as of the Closing.

4.8.     Secretary's Certificate. The Secretary of the Corporation will have delivered to the Purchasers at the Closing a certificate certifying (i) the Bylaws of the Corporation, (ii) resolutions of the Board of Directors of the Corporation approving the Transaction Agreements

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and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the shareholders of the Corporation approving the Restated Articles.

4.9.      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) will have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.10.    Preemptive Rights. The Corporation will have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

4.11.    Contingent Rights Agreement. With respect to solely the Initial Closing, the Corporation will have executed and delivered to the Purchaser in such Initial Closing that certain Contingent Rights Agreement, dated even date herewith, by and between such Purchaser and the Corporation that sets forth certain contingent future investment rights of such Purchaser with respect to the Corporation (the "Contingent Rights Agreement").

4.12.    Operating and Management Agreement. With respect to solely the Initial Closing, the Corporation will have executed and delivered to the Purchaser in such Initial Closing that certain Operating and Management Agreement, dated even date herewith, by and between such Purchaser and the Corporation that sets forth certain rights and obligations of such Purchaser and the Corporation with respect to services to be provided by the Corporation to Purchaser or its Affiliates with respect to a pilot cryptocurrency mining program (the "O&M Agreement").

5.         Conditions of the Corporation's Obligations at Closing. The obligations of the Corporation to sell Shares to the Purchasers at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1.      Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 will be true and correct in all respects as of such Closing.

5.2.     Performance. The Purchasers will have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3.      Indemnification Agreement. The Corporation will have executed and delivered the Indemnification Agreement.

5.4.     Unanimous Shareholders Agreement. The Corporation and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser's performance hereunder) and the other shareholders of the Corporation will have executed and delivered the Unanimous Shareholders Agreement.

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5.5.     Registration Rights Agreement. The Corporation, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser's performance hereunder), and the other shareholders of the Corporation named as parties thereto will have executed and delivered the Registration Rights Agreement.

5.6.      Contingent Rights Agreement. With respect to solely the Initial Closing, the Purchaser in such Initial Closing will have executed and delivered to Corporation the Contingent Rights Agreement.

5.7.      Operating and Management Agreement. With respect to solely the Initial Closing, the Purchaser in such Initial Closing will have executed and delivered to Corporation the O&M Agreement.

6.       Miscellaneous.

6.1.     Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Corporation and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Corporation.

6.2.     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3.      Governing Law. This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

6.4.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered is deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5.      Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6.      Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and are deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day

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delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.6. If notice is given to the Corporation, a copy shall also be sent to Edward B. Claxton, Aust Legal Inc, 1010 De la Gauchetière St. W, Suite 1350, Montreal, Quebec H3B 2N2 and if notice is given to the Purchasers, a copy shall also be given to the Purchaser's counsel identified in Exhibit "A", if any.

    6.7.   No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Corporation from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Corporation agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Corporation or any of its officers, employees or representatives is responsible.

6.8.      Amendments and Waivers. Except as set forth in Subsection 1.2(b) of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Corporation, and (i) the holders of at least 50% of the then-outstanding Shares, or (ii) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase all of the Shares to be issued at the Initial Closing. Any amendment or waiver effected in accordance with this Subsection 6.8 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Shares issuable upon conversion thereof), each future holder of all such securities, and the Corporation.

6.9.      Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.10.    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11.     Entire Agreement. This Agreement (including the Exhibits), the Restated Articles and the other Transaction Agreements constitute the full and entire understanding and

19

agreement between the parties with respect to its subject matter, and any other written or oral agreement relating to its subject matter existing between the parties are expressly canceled.

6.12.     Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of British Columbia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of British Columbia, and (c) hereby waive, and agree not to assert, by way of motion, as a defence, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or its subject matter may not be enforced in or by such court.

Each party will bear its own costs in respect of any disputes arising under this Agreement. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in any court of competent jurisdiction.

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DocuSign Envelope ID: 2CC03B07-EAF8-4F9E-8976-3343F2C1E8EE

IN WITNESS WHEREOF, the parties have executed this Class A Preferred Share Purchase Agreement as of the date first written above.

SOLUNA TECHNOLOGIES, LTD.

By:

Name: John Belizaire

Title: Chief Executive Officer

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

Title: Chief Executive Officer

Address: 325 Washington Avenue Extension Albany, New York 12205

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

EXHIBITS

Exhibit A	SCHEDULE OF PURCHASERS

Exhibit B	FORM OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION

Exhibit C	DISCLOSURE SCHEDULE

Exhibit D	FORM OF INDEMNIFICATION AGREEMENT

Exhibit E	FORM OF UNANIMOUS SHAREHOLDERS AGREEMENT

Exhibit F	FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit G	FORM OF LEGAL OPINION OF BOUGHTON LAW
CORPORATION

Exhibit H	PRIVATE ISSUER EXEMPTION AGREEMENT

Exhibit I	ACCREDITED INVESTOR CERTIFICATE

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Address	Number of Shares	Aggregate
			Subscription Amount (USD)
Mechanical		158,730	499,999.50
Technology, Incorporated

Total		158,730	499,999.50

EXHIBIT B

FORM OF AMENDED AND RESTATED

ARTICLES OF INCORPORATION

(see attached)

SOLUNA TECHNOLOGIES, LTD.
(the "Company")

The Company has as its articles the following articles.

Full name and signature of each incorporator	Date of Signing
Davis Corporate Solutions Inc. By:	May 11, 2018

Incorporation number: BC 1163891

SOLUNA TECHNOLOGIES, INC.
(the "Company")

ARTICLES

ARTICLE 1 - INTERPRETATION

1.1         Definitions

In these Articles, unless the context otherwise requires:

"Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

"appropriate person" has the meaning assigned in the Securities Transfer Act;

"board of directors", "directors" and "board" mean the directors or sole director of the Company for the time being;

"Interpretation Act" means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

"legal personal representative" means the personal or other legal representative of the shareholder;

"protected purchaser" has the meaning assigned in the Securities Transfer Act;

"registered address" of a shareholder means the shareholder's address as recorded in the central securities register;

"registered address" of a director means his or her address as recorded in the Company's register of directors;

"seal" means the seal of the Company, if any;

"securities legislation" means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; "Canadian securities legislation" means the securities legislation in any province or territory of Canada and includes the Securities Act (British Columbia); and "U.S. securities legislation" means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934;

"Securities Transfer Act' means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

"Statutory Reporting Company Provisions" has the meaning assigned in the Act.

1.2         Applicable Definitions and Rules of Interpretation

The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict or inconsistency between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Act will prevail in relation to the use of the terms in these Articles. If there is a conflict between these Articles and the Act, the Act will prevail.

ARTICLE 2 - SHARES AND SHARE CERTIFICATES

2.1         Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2         Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Act.

2.3         Shareholder Entitled to Certificate or Acknowledgement

Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder, is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgement of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or an acknowledgement to one of several joint shareholders or a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4         Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail, or stolen or is otherwise undelivered.

2.5         Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement on such other terms, if any, as they think fit, cancel the share certificate or acknowledgement and issue a replacement share certificate or acknowledgement, as the case may be.

2.6         Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(a)           so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(b)           provides the Company with an indemnity bond sufficient in the Company's judgment to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(c)           satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the

Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7         Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights on the indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8         Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the surrendered share certificate, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9         Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any, determined by the directors, which must not exceed the amount prescribed under the Act.

2.10       Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

ARTICLE 3- ISSUE OF SHARES

3.1         Directors Authorized

Subject to the Act and the rights of the holders of issued shares of the Company, if any, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a par value share must be equal to or greater than the par value of the share and may include a premium.

3.2         Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure buyers for shares of the Company.

3.3         Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful in connection with the sale or placement of its securities.

3.4         Conditions of Issue

Except as provided for by the Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)       consideration is provided to the Company for the issue of the share by one or more of the following:

(i)              past services performed for the Company;

(ii)             property;

(iii)            money; and

(b)       the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5         Share Purchase Warrants and Rights

Subject to the Act, the Company may issue share purchase warrants, options and rights (with or without other securities issued or created by the Company) upon such terms and conditions as the directors determine.

ARTICLE 4 - SHARE REGISTERS

4.1         Central Securities Register

The Company must keep or cause to be kept a central securities register in accordance with the Act. The directors may, subject to the Act, appoint an agent to maintain and keep the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as (a) transfer agent for any class or series of its shares, and (b) as registrar for any class or series of its shares. The directors may terminate the appointment of any agent at any time and may appoint another agent in its place.

4.2         Closing Register

The Company must not at any time close its central securities register.

ARTICLE 5 - SHARE TRANSFERS

5.1         Registering Transfers

Subject to Article 27 and the Act, a transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of shares to be transferred has received:

(a)       a duly signed instrument of transfer in respect of the share;

(b)      in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(c)       in the case ,of a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate that has been issued by the Company in respect of the share to be transferred, a written instrument of transfer that directs that the transfer of the shares be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(d)       in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(e)       such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of shares to be transferred may require to prove the title of the transferor or the transferor's right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.

5.2         Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors or the transfer agent for the class or series of shares to be transferred.

5.3         Transferor Remains Shareholder

Except to the extent that the Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4         Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

(a)       in the name of the person named as transferee in that instrument of transfer; or

(b)       if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5         Inquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered. No liability will arise relating to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.6         Transfer Fee

The directors may impose a transfer registration fee payable to the Company.

ARTICLE 6 - TRANSMISSION OF SHARES

6.1         Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

6.2         Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, if appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company.

ARTICLE 7 - ACQUISITION OF COMPANY'S SHARES

7.1         Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Article 7.2, the special rights or restrictions attached to the shares of any class or series of shares and the Act, the Company may, by a directors' resolution, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2         No Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)      the Company is insolvent; or

(b)      making the payment or providing the consideration would render the Company insolvent.

7.3         Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company, retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)      is not entitled to vote the share at a meeting of its shareholders;

(b)      must not pay a dividend in respect of the share; and

(c)      must not make any other distribution in respect of the share.

7.4         Redemption

If the Company proposes to redeem some but not all of the shares of any class, the directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed are to be selected.

ARTICLE 8 - BORROWING POWERS

8.1         Powers of Directors

The Company, if authorized by the directors, may:

(a)         borrow money in the manner and amount on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(b)         issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c)         guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)         mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

ARTICLE 9 - ALTERATIONS

9.1         Alteration of Authorized Share Structure

Subject to Article 9.2 and the Act, the Company may, by special resolution:

(a)          create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)         increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)          subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)         if the Company is authorized to issue shares of a class of shares with par value:

(i)       decrease the par value of those shares; or

(ii)      if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)          change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)          alter the identifying name of any class or series of its shares; or

(g)           otherwise alter its shares or authorized share structure when required or permitted to do so by the Act;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

9.2         Special Rights or Restrictions

Subject to the Act, the Company may by special resolution:

(a)       create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)       vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3         Change of Name

The Company may by special resolution authorize an alteration to its Notice of Articles in order to change its name and may, by ordinary resolution or directors' resolution, adopt or change any translation of that name.

9.4         Other Alterations

If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may resolve to alter these Articles by a special resolution.

ARTICLE 10 - MEETINGS OF SHAREHOLDERS

10.1       Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2       Annual General Meeting by Consent Resolutions

If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date selected in the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article select, as the Company's annual reference date, a date that would be appropriate for the holding of the applicable annual general meeting.

10.3       Calling of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders to be held at such time and place as may be determined by the directors.

10.4       Notice of Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting and to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)       if and for so long as the Company is a public company, 21 days; or

(b)       otherwise, 10 days.

10.5       Notice of Resolution to Which Shareholders May Dissent

The Company must send to each of its shareholders whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered that specifies the date of the meeting and contains a statement advising of the right to send a notice of dissent and a copy of the proposed resolution.

10.6       Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, and the record date must not precede the date on which the meeting is to be held by more than two months (or four months if the meeting is requisitioned), or by fewer than:

(a)       if and for so long as the Company is a public company, 21 days; or

(b)       otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding-the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7       Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8       Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.9       Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)       state the general nature of the special business; and

(b)       if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)       at the Company's records office, or at such other reasonably accessible location in British Columbia or by electronic access as is specified in the notice;. and

(ii)      during statutory business hours on any one or more specified days before the day set for holding the meeting.

10.10       Shareholder Meetings Outside British Columbia

The directors may determine the location of any general meetings to be held outside British Columbia.

10.11       Notice of Dissent Rights

The minimum number of days, before the date of a meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered, by which a copy of the proposed resolution and a notice of the meeting specifying the date of the meeting and advising of the right to send a notice of dissent is to be sent pursuant to the Act to all shareholders of the Company, whether or not their shares carry the right to vote, is:

(a)       if and for so long as the Company is a public company, 21 days; or

(b)       otherwise, 10 days.

ARTICLE 11 - PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1       Special Business

At a meeting of shareholders, the following business is special business:

(a)       at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; and

(b)       at an annual general meeting, all business is special business except for the following:

(i)       business relating to the conduct of or voting at the meeting;

(ii)      consideration of any financial statements of the Company presented to the meeting;

(iii)     consideration of any reports of the directors or auditor;

(iv)     the setting or changing of the number of directors;

(v)      the election or appointment of directors;

(vi)     the appointment of an auditor;

(vii)    the setting of the remuneration of an auditor;

(viii)   business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(ix)  any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2       Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3       Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4       One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)       the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)      that shareholder, present in person or by proxy, may constitute the meeting.

11.5       Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.6       Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)       in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)       in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.7       Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred-to in Article 11.6(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.8       Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present by the directors or by the chair of the meeting and any persons entitled or required under the Act to be present at the meeting, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at that meeting.

11.9       Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)        the chair of the board, if any;

(b)        if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any; or

(c)        if the chair of the board and the president are unwilling, unable or unavailable to act as chair of the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.10       Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.11       Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.12       Decisions by Show of Hands or Poll

Subject to the provisions of the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.13       Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. Unless a poll is directed or demanded, a declaration of the chair that a resolution is carried by the necessary majority or is defeated is conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.14       Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.15       Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.16       Manner of Taking Poll

Subject to Article 11.17, if a poll is duly demanded at a meeting of shareholders:

(a)      the poll must be taken:

(i)          at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)         in the manner, at the time and at the place that the chair of the meeting directs; and

(b)    the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)     the demand for the poll may be withdrawn by the person who demanded it.

11.17       Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.18       Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.19       Shareholder Voting Multiple Shares

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.20       No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.21       Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of the meeting for a transaction of any business other than the question on which a poll has been demanded.

11.22       Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

ARTICLE 12 - VOTES OF SHAREHOLDERS

12.1       Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)      on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter, has one vote; and

(b)      on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2       Votes of the Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a personal or other legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3       Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)      any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)      if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4       Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5       Representative of a Corporate Shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)      for that purpose, the instrument appointing a representative must:

(i)        be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)       be received, at the meeting, by the chair of the meeting or to a person designated by the chair of the meeting; and

(b)   if a representative is appointed under this Article:

(i)         the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)        the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6       When Proxy Provisions Do Not Apply to the Company

If and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.7 to 12.16 apply only insofar as they are not inconsistent with any applicable legislation or any Canadian securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

12.7       Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8       Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9       When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)       the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)       the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(c)       the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(d)       the Company is a public company or is a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply.

12.10       Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)       be received at the registered office of the Company or at any other place specified in the notice calling the meeting, for the receipt of proxy, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)       unless the notice provides otherwise, be received, at the meeting, by the chair of the meeting or by a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11       Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)       at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)       by the chair of the meeting, before the vote is taken.

12.12       Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the "Company")

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day year]

[Signature of shareholder]

[Name of shareholder- printed]

12.13       Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)         received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)         provided, at the meeting, to the chair of the meeting.

12.14     Revocation of Proxies Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(a)       if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her personal or other legal representative or trustee in bankruptcy; or

(b)       if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15     Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

12.16     Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

ARTICLE 13 - DIRECTORS

13.1       Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act. The number of directors, excluding additional directors appointed under Article 14.7, is:

(a)       subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Company's first directors;

(b)       the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given) of the shareholders; or

(c)       the number of directors set under Article 14.4.

If the Company is a public company, the number of directors must not be less than three.

13.2       Change in Number of Directors

If the number of directors is set under Article 13.1(b):

(a).   the shareholders may elect the directors needed to fill any vacancies in the board of directors that result from that change; and

(b)    subject to Article 14.7, if the shareholders do not elect the directors needed to fill any vacancies in the board of directors that result from that change, the directors may appoint additional directors to fill those vacancies.

13.3       Directors' Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors required by Article 13.1 are in office.

13.4        Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Act to become, to act or continue to act as a director.

13.5       Remuneration and Expenses of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director. The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company. If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration, fixed by the directors, or, at the option of that director, fixed by ordinary resolution and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive. Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14 - ELECTION AND REMOVAL OF DIRECTORS

14.1       Election at Annual General Meeting

At every annual general meeting or in the unanimous resolution contemplated by Article 10.2:

(a)     the shareholders entitled to vote at the annual general meeting for the election of directors are entitled to elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)     all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

14.2       Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)     that individual consents to be a director in the manner provided for in the Act;

(b)     that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)      with respect to first directors, the designation is otherwise valid under the Act.

14.3       Failure to Elect or Appoint Directors

If the Company fails to hold an annual general meeting in accordance with the Act, or if the Company fails, at an annual general meeting or in a unanimous resolution contemplated by Article 10.2, to elect or appoint any directors, each director then in office continues to hold office until the earlier of:

(a)     when his or her successor is elected or appointed; and

(b)     when he or she otherwise ceases to hold office under the Act or these Articles.

14.4       Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set, pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5       Vacancies on Board

Any casual vacancy occurring in the board of directors may be filled by the directors or director. If the Company has no directors or fewer directors in office than the number set by these Articles as the necessary quorum for the directors the shareholders may by ordinary resolution appoint or elect directors to fill the vacancies of the board.

14.6       Remaining Directors' Power to Act

The remaining directors may act notwithstanding any vacancy in the board, but if and so long as the number is reduced below the number fixed pursuant to these Articles as the necessary quorum of directors, the remaining directors may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

14.7       Additional Directors

Notwithstanding Articles 13.1 and 13.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article must not at any time exceed:

(a)     one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)     in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article.

Any director so appointed ceases to hold office immediately before the election or appointment of directors under Article 14.1(a), but is eligible for election at the meeting or appointment by unanimous resolution contemplated under Article 14.1(a). If the appointment or election of such directors is made as an additional director, the number of directors is deemed increased accordingly.

14.8       Ceasing to be a Director

A director will cease to be a director when:

(a)       the term of office of the director expires;

(b)       the director dies, or resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(c)       the director is removed from office pursuant to Article 14.9.

14.9       Removal of Director

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event the shareholders may appoint another individual as director by ordinary resolution to fill the resulting vacancy. If the shareholders do not appoint a director to fill the vacancy thereby created at the meeting at which, or in the consent resolution by which, the director was removed, then either the directors or the shareholders by ordinary resolution may appoint an additional director to fill that vacancy. The directors may remove any director before the expiration of his or her period of office if the director is convicted of an indictable offence or otherwise ceases to qualify as a director and the directors may appoint another person in his or her stead.

ARTICLE 15 - ALTERNATE DIRECTORS

15.1       Appointment of Alternate Directors

Any director (an "appointor") may by notice in writing received by the Company appoint any person (or "appointee") who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointing director is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to the appointor within a reasonable time after the delivery of the notice of appointment received by the Company.

15.2       Notice of Meetings

Every alternate director is entitled to notice of meetings of directors or committees of the directors, of which his or her appointor is a member and to attend and vote as a director at a meeting at which his or her appointor is not personally present.

15.3       Alternate for More Than One Director Attending Meeting

A person may be appointed as an alternate director by more than one director, and an alternate director:

(a)       will be counted in determining the quorum for a meeting of directors once for each appointor and, in the case of an appointor who is also a director, once more in that capacity;

(b)       has a separate vote at a meeting of directors for each appointor and, in the case of an appointor who is also a director, an additional vote in that capacity;

(c)       will be counted in determining the quorum for a meeting of a committee of directors once for each appointor who is a member of that committee and, in the case of an appointor who is also a member of that committee as a director, once more in that capacity; and

(d)       has a separate vote at a meeting of a committee of directors for each appointor who is a member of that committee and, in the case of an appointor who is also a member of that committee as a director, an additional vote in that capacity.

15.4      Consent Resolutions

Every alternate director, if authorized by the instrument appointing him or her, may sign in place of the director who appointed him or her any resolutions submitted to the directors to be consented to in writing.

15.5      Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of a director appointing him or her.

15.6      Revocation of Appointment of Alternate Director

A director may at any time by notice in writing to the Company, revoke the appointment of an alternate appointed by him or her.

15.7      Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(a)     his or her appointor ceases to be a director (and is not promptly re-elected or re-appointed);

(b)     the alternate director dies, or resigns as an alternate director by notice in writing provided to the Company;

(c)     the alternate director ceases to be qualified to act as a director; or

(d)     his or her appointor revokes the appointment of the alternate director.

15.8      Remuneration and Expenses of Alternate Director

An alternate director may be reimbursed by the Company such expenses as might properly be repaid to him or her if he or she were a director and he or she is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

ARTICLE 16 - POWERS AND DUTIES OF DIRECTORS

16.1      Powers of Management

The directors must, subject to the Act and these Articles, manage, or supervise the management of, the affairs and business of the Company and will have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2       Appointment of Attorney of Company

The director's may from time to time, by power of attorney or other instrument under the seal, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the powers of the directors relating to the constitution of the board of directors and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors think fit, and any such appointment may be made in favour of any corporation, firm or person or body of persons, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

ARTICLE 17 - INTERESTS OF DIRECTORS AND OFFICERS

17.1       Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

17.2       Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3       Interested Director Counted in Quorum

A director who has a disclosable interest in a contract or transaction and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4       Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or- interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

17.5       Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6       No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as seller, buyer or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7       Professional Services by Director or Officer

Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8       Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

ARTICLE 18 - PROCEEDINGS OF DIRECTORS

18.1       Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, as the board may by resolution from time to time determine.

18.2       Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3       Chair of Meeting

Meetings of directors may be chaired by:

(a)       the chair of the board, if any;

(b)       in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)       any other director chosen by the directors if:

(i)       neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)      neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)     the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4       Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the board of directors or of any committee of the directors in person or by means of conference telephones or, with the consent of the Company, by other communications facilities if all directors participating in the meeting can communicate with each other and provided that all such directors agree to such participation. A director participating in a meeting in accordance with this Article will be deemed to be present at the meeting and to have so agreed and will be counted in the quorum therefor and be entitled to speak and vote and otherwise participate in the meeting in accordance with the Act. A director who participates in a meeting in a manner contemplated by this Article is deemed for all purposes of the Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5       Calling and Notice of Meetings

A director may, and the secretary or assistant secretary, if any, on request of a director must, call a meeting of the directors at any time.

18.6       Notice of Meetings

Other than for meetings held at regular intervals as determined by the board pursuant to Article 18.1, or as provided in Article 18.7, reasonable notice of each meeting of the directors, specifying the place, day and hour of that meeting must be given to each of the directors and if a director so requires in writing, the alternate director appointed by that director:

(a)       by mail addressed to the director's address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose;

(b)       by leaving it at the director's prescribed address or at any other address provided to the Company by the director for this purpose;

(c)       orally or by telephone, or by delivery of written notice; or

(d)       if agreed by the intended recipient, by e-mail, fax or any other method of legibly transmitting messages agreed to by the intended recipient.

18.7       When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)       the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)       the director has waived notice of the meeting.

18.8       Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

18.9       Waiver of Notice of Meeting

Any director or alternate director of the Company may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until such waiver is withdrawn, no notice need be given to such director or, unless the director otherwise requires in writing to the Company, to his or her alternate director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director. Attendance of a director or alternate director at a meeting of the directors is a waiver of entitlement to notice of the meeting, unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

18.10       Quorum

The quorum necessary for the transaction of the business of the directors is two directors or, if the number of directors is one, is one director, and that director may constitute a meeting.

18.11       Validity of Acts Where Appointment Defective

Subject to the provisions of the Act, all acts done by any director or officer will, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such director or officer, or that they or any of them were disqualified, be as valid as if each such person had been duly elected or appointed and was qualified to be a director or officer.

18.12       Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)       in all cases, if each of the directors entitled 'to vote on the resolution consents to it in writing; or

(b)       in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who has not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article 18.12 may be by any written instrument, fax, email or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 19 - EXECUTIVE AND OTHER COMMITTEES

19.1       Appointment and Powers of Executive Committee

The directors may by resolution appoint an executive committee (the "Committee") to consist of such director or directors as they think appropriate. Such Committee will have, and may exercise during the intervals between the meetings of the board of directors, all powers of the directors except the power to:

(a)       fill vacancies in the board;

(b)       remove a director;

(c)       change membership of any committees of directors; and

(d)       such other powers, as may be set out in any directors' resolution.

19.2       Appointment and Powers of Other Committees

The directors may, by resolution:

(a)       appoint one or more committees consisting of the director or directors that they consider appropriate;

(b)       delegate to a committee appointed under paragraph (a) any of the directors' powers, except:

(i)       the power to fill vacancies of the board;

(ii)      the power to remove a director;

(iii)      the power to change the membership of, or fill vacancies in, any committee of the board; and

(iv)      the power to appoint or remove officers appointed by the board; and

(c)       make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

19.3       Obligations of Committees

Any committee formed under Article 19.1, in the exercise of the powers delegated to it, must:

(a)    conform to any rules that may from time to time be imposed on it by the directors; and

(b)   report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done or at such time as the directors may require.

19.4       Powers of Board

The board may, at any time:

(a)      revoke or alter the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation, alteration or overriding;

(b)      terminate the appointment of, or change the membership of, a committee; and

(c)      fill vacancies in a committee.

19.5       Committee Meetings

Subject to Article 19.2:

(a)      the members of a directors' committee may meet and adjourn as they think proper;

(b)      a directors' committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)      a majority of the members of a directors' committee constitutes a quorum of the committee; and

(d)      questions arising at any meeting of a directors' committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

ARTICLE 20 - OFFICERS

20.1       Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors will determine and the directors may, at any time, terminate any such appointment.

20.2       Functions, Duties and Powers of Officers

The board may, for each officer:

(a)       determine the functions and duties the officer is to perform;

(b)       delegate to the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors determine; and

(c)       from time to time revoke, withdraw, after or vary all or any of the functions, duties and powers of the officer.

20.3       Qualifications

No officer will be appointed unless that officer is qualified in accordance with the provisions of the Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director will be a director. The other officers need not be directors.

20.4       Remuneration

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits, pensions, gratuity, or otherwise) that the board thinks fit and are subject to termination at the discretion of the board.

ARTICLE 21 - INDEMNIFICATION

21.1       Definitions

In this Article:

(a)        "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)        "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a person to be indemnified under this Article (an "eligible party") or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director, officer, employee or agent of the company or an associated corporation:

(i)        is or may be joined as a party; or

(ii)       is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

(c)      "expenses" includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

21.2       Mandatory Indemnification of Directors

Subject to the Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article.

21.3       Permitted Indemnification

Subject to any restrictions in the Act, the Company may indemnify any person.

21.4       Non-Compliance with the Act

The failure of a director or officer of the Company to comply with the provisions of the Act or of the Notice of Articles, these Articles or, if applicable, any former Companies Act or former articles will not invalidate any indemnity to which he or she is entitled under this Article 21.

21.5 Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)           is or was a director, alternate director, officer, employee or agent of the Company;

(b)           is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)           at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(d)           at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

21.6       Indemnification of Directors

The directors must cause the Company to indemnify its directors and former directors and their respective heirs and personal or other legal personal representatives to the greatest extent permitted by the Act.

21.7 Deemed Contract

Each person specified in Article 21.2 is deemed to have contracted with the Company on the terms of the indemnity referred to in that Article.

ARTICLE 22 - DIVIDENDS AND RESERVES

22.1       Declaration of Dividends

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of such dividends, if any, as they may consider appropriate.

22.2       No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.1.

22.3       Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company or any other corporation, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they think expedient, and, in particular, may set the value for distribution of specific assets.

22.4       Basis and Payment

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends:

(a)       any dividend declared on shares of any class or series by the directors may be made payable on such date as is fixed by the directors; and

(b)       all dividends on shares of any class or series will be declared and be paid according to the number of such shares held.

22.5       Reserves

The directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves which may, at the discretion of the directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which such funds of the Company may be properly applied, and pending such application such funds may, in the discretion of the directors, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

22.6       Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

22.7       Dividend Bears No Interest

No dividend will bear interest against the Company.

22.8       Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.9       Payment of Dividends

Any dividend, bonuses or other distribution payable in money in respect of shares may be paid by cheque sent through the post directed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of that one of the joint shareholders who is first named on the central securities register, or to such person and to such address as the shareholder or joint shareholders may direct in writing. Every such cheque must be made payable to the order of the person to whom it is sent. The mailing of such cheque will, to the extent of the sum represented thereby (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend, unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.10       Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Company as a dividend representing part or all of such retained earnings or surplus so capitalized or any part thereof.

ARTICLE 23 - ACCOUNTING RECORDS AND AUDITOR

23.1       Keeping Documents, Minutes, Etc.

The Company must keep at its records office, or at such other place as the Act may permit, the documents, copies, registers, minutes and other records which the Company is required by the Act to keep at such places. The shareholders, by ordinary resolution, may set restricted hours for access to records in the records office in accordance with the Act.

23.2       Keeping Books of Account

The Company must keep or cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company and in compliance with the provisions of the Act.

23.3       Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by an ordinary resolution, no shareholder of the Company is entitled to inspect the accounting records of the Company.

23.4       Remuneration of Auditor

The directors may set the remuneration of the auditor.

ARTICLE 24 - NOTICES

24.1       Method of Giving Notice

Unless the Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)        mail addressed to the person at the applicable address for that person as follows:

(i)            for a record mailed to a shareholder, the shareholder's registered address;

(ii)           for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; or

(iii)       in any other case the mailing address of the intended recipient;

(b)           delivery at the applicable address for that person as follows, addressed to the person:

(i)         for a record delivered to a shareholder, the shareholder's registered address;

(ii)       for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; or

(iii)        in any other case, the delivery address of the intended recipient;

(c)           unless the intended recipient is the auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)           unless the intended recipient is the auditor of the Company, sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

(e)           physical delivery to the intended recipient.

24.2       Deemed Receipt

(a)           A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(b)           a record that is faxed to a person referred to in Article 24.1 is deemed to be received by that person on the day it was faxed; and

(c)           a record that was emailed to a person referred to in Article 24.1 is deemed to be received by the person to whom it was emailed on the day it was emailed.

24.3      Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent in accordance with Article 24.1 is conclusive evidence of that fact.

24.4      Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

24.5      Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)        mailing the record, addressed to them:

(i)     by name, by the title of the legal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)    at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)        if an address referred to in Article 24.1(a)(ii) has been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.6      Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company will not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

ARTICLE 25 - RECORD DATES

25.1      Fixing Record Date

The directors may fix in advance a date, which must not be more than the maximum number of days permitted by the Act, preceding the date of any meeting of shareholders or any class or series thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of shareholders, as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only shareholders of record on the date so fixed are deemed to be shareholders for the purposes aforesaid.

25.2      If No Record Date Fixed

If no record date is fixed for the determination of shareholders, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

ARTICLE 26 - SEAL

26.1      Custody and Use of Seal

The directors may provide a seal for the Company and, if they do so, will provide for its safe custody and it will not be impressed on any instrument except when such impression is attested by the signature or signatures of:

(a)           any two directors;

(b)           any officer together with any director;

(c)           if the Company has one director, that director; or

(d)           such one or more directors or officers or persons as may be prescribed from time to time by resolution of the directors.

For the purpose of certifying under seal true copies of any resolution or other document, the seal may be impressed on such copy attested by the signature of any one director or officer.

26.2       Signing Authority

In the event that the Company does not have a seal or wishes to execute a document without affixing a seal, any documents requiring signature on behalf of the Company may be signed by any one of the directors or officers of the Company, unless a contrary intention is expressed in a directors' resolution.

26.3       Mechanical Reproduction of Seal

The directors may authorize the seal to be affixed by third parties to bonds, debentures, share certificates or other securities of the Company as they may determine appropriate from time to time.

ARTICLE 27 - PROHIBITIONS

27.1       Definitions

In this Article:

(a)        "security" has the meaning assigned in the Securities Act (British Columbia); and

(b)        "transfer restricted security" means:

(i)        a share of the Company;

(ii)       a security of the Company convertible into shares of the Company;

(ii)      any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the "private issuer" exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the "private issuer" exemption.

27.2       Consent Required for Transfer of Shares or Transfer Restricted Securities

No share or other transfer restricted security of the Company may be transferred without the previous consent of the directors expressed by a resolution of the board of directors and the directors are not required to give reasons for refusing to consent to such proposed transfer. The foregoing provision does not apply if and for so long as the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its articles or to which the Statutory Reporting Company Provisions apply.

See share rights added November 8, 2018

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

SPECIAL RESOLUTIONS OF ALL THE VOTING SHAREHOLDERS OF

SOLUNA TECHNOLOGIES, LTD
(the "Company")

The undersigned, being all the voting shareholders of the Company, hereby consent to and adopt in writing the following special resolutions:

Alteration to Notice of Articles and Articles
RESOLVED as special resolutions that:

1.         the authorized share structure of the Company be altered by creating an unlimited number of Preferred shares without par value;

2.         the special rights and restrictions set forth in Schedule A attached hereto be created and attached to the Preferred shares;

3.         there be created and attached to the existing Common shares the special rights and restrictions set forth in Schedule A attached hereto;

4.         the Table of Contents to the Articles of the Company be amended by adding thereto at the end the following:

"27. SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SHARES"

5.         the Articles of the Company be altered by adding thereto Part 27 - Special Rights and Restrictions Attached to Shares, as set forth on Schedule A attached hereto;

6.         the Notice of Articles of the Company be altered to reflect the alterations referred to above, and that accordingly, a Notice of Alteration be completed as required, and that any director or officer of the Company or the Company's solicitor is authorized and directed for and on behalf and in the name of the Company to execute the Notice of Alteration required to give effect to these resolutions;

7.         it is a condition of these resolutions that the alterations to the Articles of the Company set out herein do not take effect until the Notice of Articles is altered to reflect the alteration to the Articles.

[Signature Page to Follow]

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

SCHEDULE A

27.         SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SHARES

27.1       Common shares

The special rights and restrictions attached to the Common shares are as follows:

(1)      General. The voting, dividend and liquidation rights of the holders of Common shares are subject to and qualified by the rights, powers and preferences of the holders of Preferred shares.

(2)      Voting. The holders of Common shares are entitled to one vote for each Common share held at all meetings of shareholders (and written actions in lieu of meetings).

(3)      Dividends. The holders of Common shares are entitled, subject to the rights of the Preferred shares of the Company, to receive dividends if, as and when declared by the board of directors of the Company.

(4)      Liquidation, Dissolution or Winding-Up. The holders of the Common shares are entitled, subject to the rights of the Preferred shares of the Company, to receive the remaining property of the Company on a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary.

27.2      Preferred shares

The special rights and restrictions attached to the Preferred shares are as follows:

(1)         Definitions.

(a)        "Additional Shares" means all Common shares issued by the Company after the Preferred Share Original Issue Date, other than (1) the following Common shares and (2) Common shares deemed issued under the following Options and Convertible Securities (clauses (1) and (2), collectively, "Exempted Securities"):

(i)        Common shares, Options or Convertible Securities issued as a dividend or distribution on Preferred shares;

(ii)       Common shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on Common shares that is covered by Subsection 27.2(12), 27.2(13), 27.2(14) or 27.2(15);

(iii)      Common shares or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries under a plan, agreement or arrangement approved by the Company's board of directors;

(iv)      Common shares or Convertible Securities actually issued upon the exercise of Options or Common shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided the issuance is under such Option or Convertible Security;

(v)       Common shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, under a debt financing, equipment leasing or real or immovable property leasing transaction approved by the Company's board of directors that do not exceed an aggregate of 15% of the Common shares (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

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(vi)     Common shares, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services under transactions approved by the Company's board of directors that do not exceed an aggregate of 15% of the Common shares (including shares underlying (directly or indirectly) any such Options or Convertible Securities); or

(vii)     Common shares, Options or Convertible Securities issued under the acquisition of another corporation by the Company by amalgamation, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Company's board of directors .

(b)     "Convertible Securities" means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common shares, but excluding Options.

(c)      "Deemed Liquidation Event" means, unless the holders of at least 50% of the outstanding Preferred shares elect otherwise by written notice sent to the Company at least 10 days before the effective date of any such event, the following:

(i)        an amalgamation or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares under such amalgamation or consolidation, except any such amalgamation or consolidation involving the Company or a subsidiary in which the shares of the Company outstanding immediately before such amalgamation or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such amalgamation or consolidation, at least a majority, by voting power, of the shares of (1) the surviving or resulting Company; or (2) if the surviving or resulting Company is a wholly-owned subsidiary of another Company immediately following such amalgamation or consolidation, the parent Company of such surviving or resulting Company; or

(ii)       the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by amalgamation, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Company.

(d)     "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire Common shares or Convertible Securities.

(e)      "Original Issue Price" means the amount per share that each shareholder has paid to the Company for the Preferred shares that that shareholder holds, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Preferred shares.

(f)      "Preferred Share Original Issue Date" means the date on which the first Preferred share was issued.

(2)          Voting. On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

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in lieu of a meeting), each holder of outstanding Preferred shares is entitled to cast the number of votes equal to the number of whole Common shares into which the Preferred shares held by the holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles, holders of Preferred shares shall vote together with the holders of Common shares as a single class.

(3)       Dividends. The Company shall not declare, pay or set aside any dividends on shares of any other class of the Company (other than a stock dividend on the Common shares payable in Common shares) unless (in addition to the obtaining of any consents required elsewhere in the Articles) the holders of the Preferred shares then outstanding first receive, or simultaneously receive, a pro rata dividend based on the number of Common shares into which they are convertible.

(4)       Interest. The Company shall pay interest on the Preferred Shares from the date of issuance of such Preferred Shares to such an aggregate per annum rate equal to five percent (5%), with such interest to accrue daily in arrears and be compounded annually; provided that, in no event, shall such interest exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"), provided that, the Company shall take all such actions as may be necessary, including without limitation, making any applicable governmental filings, to cause the Maximum Permitted Rate to be the highest possible rate. Such interest shall be paid by the Company on,a "payment-in-kind" basis through the issuance of additional preferred shares in the capital of the Company, In the event any provision hereof would result in the rate of interest payable hereunder being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided that, any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable date of issuance of Preferred Shares to the extent permitted by law.

(4)       Liquidation, Dissolution or Winding Up; Certain Amalgamations, Consolidations and Asset Sales.

(a)  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the holders of Preferred shares then outstanding are entitled to be paid out of the assets of the Company available for distribution to its shareholders before any payment shall be made to the holders of Common shares, an amount per share equal to the Original Issue Price, plus any dividends that have accrued or been declared but remain unpaid thereon. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders is insufficient to pay the holders of Preferred shares the full amount to which they are entitled under this Subsection 27.2(5)(a), the holders of Preferred shares shall share rateably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Preferred shares the remaining assets of the Company available for distribution to its shareholders shall be distributed among the holders of Preferred shares and Common shares, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common shares under the Articles immediately before such liquidation, dissolution or winding up of the Company. The aggregate amount that a holder of Preferred shares is entitled to receive under Subsections 27.2(5) is referred to as the "Class A Liquidation Amount."

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

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(5)       Conversion. The holders of the Preferred shares shall have the right to convert the Preferred shares at the option of the holder, at any time, into Common shares of the Company at the conversion rate then in place. Any accrued or declared but unpaid dividends will also have the right to be converted at the option of the Company. All accrued but unpaid interest will be paid in accordance with the terms set out in Subsection 27.2(4).

(6)       Conversion Ratio. Each Preferred share may be converted, at the option of its holder, at any time and from time to time, and without the payment of additional consideration by its holder, into such number of fully paid and non-assessable Common shares as is determined by dividing the Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be US$2.00. The Conversion Price will be adjusted in accordance with the provisions set out in these articles. In the event that the Company completes an equity financing resulting in a valuation of the Company of US$50,000,000 or greater within 18 months of the Preferred Shares Original Issue Date (the "Qualified Financing"), holders of the Preferred shares shall have the right to convert the Preferred shares into Common shares at a Conversion Price determined by the board of directors of the Company, in its sole discretion, that results in the Preferred shares converting at the lesser of (i) a 1:1 ratio, and (ii) a 25% discount to the valuation of the Preferred shares on the basis of the valuation ascribed to the Preferred Shares pursuant to the Qualified Financing. If the Company completes an equity financing other than a Qualified Financing within 18 months following the Preferred Share Original Issue Date, the Conversion Price of the Preferred Shares shall be adjusted by the board of directors of the Company such that the outstanding Preferred Shares shall be convertible into the number of Common Shares of the Company equal to the same pro rata ownership of the holders of Preferred Shares (on an as-converted to Common share basis) immediately prior to each such financing and, in the discretion of the board of directors of the Company, the Company may elect to adjust the Conversion Price as contemplated above or cause additional shares to be issued to the holders of Preferred Shares in the same manner as Sections 27.2(8) through 27.2(10) contemplate. If the Company does not complete an equity financing within 18 months of the Preferred Share Original Issue Date, the board of directors of the Company shall engage an appraisal firm to determine the valuation of the Company (the "Appraised Valuation of the Company"), after which time the holders of the Preferred shares shall have the right to convert the Preferred shares into Common shares of the Company at a Conversion Price determined by the board of directors of the Company to provide the holders of the Preferred shares with a 25% discount to the valuation of the Preferred shares as a percentage of the Company's valuation determined in the Appraised Valuation of the Company, provided; however, that the Conversion Price shall not be adjusted to permit the holders of Preferred Shares to obtain greater than 25% of the outstanding Common shares (on an as-converted basis and taking into account all outstanding warrants or convertible securities entitling the holders thereof to acquire Preferred shares).

(8)           Deemed Issue of Additional Shares.

(a)  If the Company at any time or from time to time after the Preferred Share Original Issue Date issues Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempted Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common shares (as set forth in the relating instrument, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any of its provisions for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, will be deemed to be Additional Shares issued as of the time of such issue or, in case such a record date has been fixed, as of the close of business on such record date.

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

5

(b)      If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price under Subsection 27.2(9), are revised as a result of an amendment to such terms or any other adjustment under such Option or Convertible Security (but excluding automatic adjustments to such terms under anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common shares issuable upon the exercise, conversion and/or exchange of the Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of the Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of the Option or Convertible Security. Notwithstanding the foregoing, no readjustment under this clause (b) shall increase the Conversion Price to an amount that exceeds the lower of (i) the Conversion Price in effect immediately before the original adjustment made as a result of the issuance of the Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares (other than deemed issuances of Additional Shares as a result of the issuance of the Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)       If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price under Subsection 27.2(9) (either because the consideration per share (determined under Subsection 27.2(10)) of the Additional Shares subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Preferred Share Original Issue Date), are revised after the Preferred Share Original Issue Date as a result of an amendment to such terms or any other adjustment under such Option or Convertible Security (but excluding automatic adjustments to such terms under anti-dilution or similar provisions of the Option or Convertible Security) to provide for either (1) any increase in the number of Common shares issuable upon the exercise, conversion or exchange of the Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares subject thereto (determined in the manner provided in Subsection 27.2(8)(a)) will be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)      Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price under Subsection 27.2(9), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)      If the number of Common shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time the Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price under this Subsection 27.2(8) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 27.2(8)). If the number of Common shares

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

6

issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time the Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under this Subsection 27.2(8) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(9)       Adjustment of Conversion Price Upon Issuance of Additional Shares. If the Company, at any time after the Preferred Share Original Issue Date and before the 18 month anniversary of the Preferred Share Original Issue Date, issues Additional Shares, without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately before such issue, then the Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the Additional Shares; provided that if such issuance or deemed issuance was without consideration, then the Company will be deemed to have received an aggregate of $.001 of consideration for all such Additional Shares issued or deemed to be issued.

(10)     Determination of Consideration. For purposes of this Subsection 27.2(10), the consideration received by the Company for the issue of any Additional Shares shall be computed as follows:

(a)       Cash and Property: Such consideration shall:

(i)        if it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii)       if it consists of property other than cash, be computed at its fair market value at the time of such issue, as determined in good faith by the Company's board of directors; and

(iii)      if Additional Shares are issued together with other shares or securities or other assets of the Company for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Company's board of directors.

(b)      Options and Convertible Securities. The consideration per share received by the Company for Additional Shares deemed to have been issued relating to Options and Convertible Securities, shall be determined by dividing:

The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the relating instruments, without regard to any of its provision for a subsequent adjustment of such consideration) payable to the Company upon the exercise of the Options or the conversion or exchange of the Convertible Securities, or in the case of Options for Convertible Securities, the exercise of the Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of Common shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

7

(11)    Multiple Closing Dates. If the Company issues on more than one date Additional Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price under Subsection 27.2(9), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(12)    Adjustment for Share Splits and Combinations. If the Company, at any time or from time to time after the Preferred Share Original Issue Date, subdivides the outstanding Common shares, the Conversion Price in effect immediately before the subdivision shall be proportionately decreased so that the number of Common shares issuable on conversion of each share of such class be increased in proportion to such increase in the aggregate number of Common shares outstanding. If the Company, at any time or from time to time after the Preferred Share Original Issue Date, combines the outstanding Common shares, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Common shares issuable on conversion of each share of such class be decreased in proportion to such decrease in the aggregate number of Common shares outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(13)    Adjustment for Certain Dividends and Distributions. If the Company, at any time or from time to time after the Preferred Share Original Issue Date, makes or issues, or fixes a record date for the determination of holders of Common shares entitled to receive, a dividend or other distribution payable on the Common shares in additional Common shares, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(a)       the numerator of which is the total number of Common shares issued and outstanding immediately before the time of such issuance or the close of business on such record date, and

(b)       the denominator of which is the total number of Common shares issued and outstanding immediately before the time of such issuance or the close of business on such record date plus the number of Common shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted under this subsection as of the, time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Preferred shares simultaneously receive a dividend or other distribution of Common shares in a number equal to the number of Common shares as they would have received if all outstanding Preferred shares had been converted into Common shares on the date of such event.

(14)    Adjustments for Other Dividends and Distributions. If the Company, at any time or from time to time after the Preferred Share Original Issue Date, makes or issues, or fixes a record date for the determination of holders of Common shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Common shares in respect of outstanding Common shares) or in other property, then and in each such event the holders of Preferred shares shall receive, simultaneously with the distribution to the holders of Common shares, a dividend or other distribution of such securities or other property in an amount equal to

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

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the amount of such securities or other property as they would have received if all outstanding Preferred shares had been converted into Common shares on the date of such event.

(15)    Adiustment for Amalgamation or Reorganization etc. Subject to Subsection 27.2(5)(a), if any reorganization, recapitalization, reclassification, consolidation or amalgamation occurs involving the Company in which the Common shares (but not the Preferred shares) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 27.2(8), 27.2(9), 27.2(10), 27.2(11), 27.2(13) or 27.2(14)) then, following any such reorganization, recapitalization, reclassification, consolidation or amalgamation, each Preferred Share shall be convertible in lieu of the Common shares into which it was convertible before such event into the kind and amount of securities, cash or other property that a holder of the number of Common shares of the Company issuable upon conversion of one Preferred Share immediately before such reorganization, recapitalization, reclassification, consolidation or amalgamation would have been entitled to receive under such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Company's board of directors) shall be made in the application of this Section 27.2 with respect to the rights and interests of the holders of Preferred shares respecting conversion rights, to the end that the conversion rights in this Section 27.2 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall be applicable, as nearly as reasonably may be, in relation to any securities or other property deliverable upon the conversion of the Preferred shares.

(16)    Mandatory Conversion.

(a)      Trigger Events. Upon either (a) the closing of the sale of Common shares to the public in a firm-commitment underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, and/or a prospectus filed with a securities commission or authority in any of the provinces or territories of Canada, (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 66  2/3% of the then outstanding Preferred shares (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the "Mandatory Conversion Time"), or (c) the closing of a sale of Common shares amounting to greater than 20% of all issued and outstanding shares in the capital of the Company on a private placement basis, then (i) all outstanding Preferred shares shall automatically be converted into Common shares, at the then effective conversion rate as calculated under Subsection 27.2(7) and (ii) such shares may not be reissued by the Company.

(b)      Procedural Requirements. All holders of record of Preferred shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Preferred shares under this Subsection 27.2(16). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Preferred shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly signed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred shares converted under Subsection 27.2(16)(a), including the rights, if any, to receive notices and vote (other than as a holder of Common shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of their holder or holders to surrender any certificates at or before such time), except only the rights of the holders thereof, upon

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

9

surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this subsection. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred shares, the Company shall (a) issue and deliver to their holder, or to his, her or its nominees, a certificate or certificates for the number of full Common shares issuable on such conversion in accordance with these provisions and (b) pay cash in lieu of the payment of any dividends that have accrued or been declared by remain unpaid on the Preferred shares converted.

(17)     Redemption. Unless prohibited by law, the Preferred shares shall be redeemed by the Company at a price equal to the Original Issue Price per share, plus all dividends and unpaid interest that has accrued or, in respect of the dividends been declared but are unpaid dividends thereon (the "Redemption Price"), in three equal annual installments (with the unpaid dividends paid as part of the third installment) commencing not more than 60 days after receipt by the Company at any time on or after the fifth anniversary of the Preferred Share Original Issue Date from the holders of at least 50% of the then outstanding Preferred shares, of written notice requesting redemption of all Preferred shares (the "Redemption Request"). Upon receipt of a Redemption Request, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by law governing distributions to shareholders. The date of each such installment is referred to as a "Redemption Date." On each Redemption Date, the Company shall redeem, on a pro rata basis in accordance with the number of Preferred shares owned by each holder, that number of outstanding Preferred shares determined by dividing (a) the total number of Preferred shares outstanding immediately before such Redemption Date by (b) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If on any Redemption Date the Company is prevented by law from redeeming all Preferred shares to be redeemed, the Company shall rateably redeem the maximum number of shares that it may redeem consistent with law, and shall redeem the remaining shares as soon as it may lawfully do so under law.

(18)      Redemption Notice. The Company shall send written notice of the mandatory redemption (the "Redemption Notice") to each holder of record of Preferred shares not less than 40 days before each Redemption Date, Each Redemption Notice shall state:

(a)     the number of Preferred shares held by the holder that the Company will redeem on the Redemption Date specified in the Redemption Notice;

(b)     the Redemption Date and the Redemption Price;

(c)      the date upon which the holder's right to convert such shares terminates; and

(d)     for holders of shares in certificated form, that the holder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Preferred shares to be redeemed.

(19)      Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of Preferred shares to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as its owner, If less than all of the

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

DocuSign Envelope ID: 9185ACAB-3A85-4C95-A06F-E56C449F86CE

10

Preferred shares represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed Preferred shares shall promptly be issued to such holder.

(20)    Rights Subsequent to Redemption. If the Redemption Notice is duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the Preferred shares to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the Preferred shares so called for redemption has not been surrendered, dividends with respect to such Preferred shares shall cease to accrue after such Redemption Date and all rights with respect to such shares shall immediately after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

(21)    Waiver. Any of the rights, powers, preferences and other terms of the Preferred shares may be waived on behalf of all holders of Preferred shares by the affirmative written consent or vote of the holders of at least 50% of the Preferred shares then outstanding.

(22)    Notices. Any notice required or permitted by these provisions to be given to a holder of Preferred shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication, and will be deemed sent upon such mailing or electronic transmission.

These amendments are effective as of November 8, 2018 at 4:30 PM (the date and time that the Notice of Alteration was filed with BC Registry Services).

SOLUNA TECHNOLOGIES, LTD.
(the "Company")

AMENDMENT TO ARTICLES

(effective 12:30 pm on January 13, 2020)

The following special resolution was consented to in writing by all of the Shareholders of the Company as of January 9, 2020:

"5.           the Articles of the Company be altered by amending and replacing Part 27 - Special Rights and Restrictions Attached to Shares, with provisions as set forth in Schedule A attached hereto"

SCHEDULE A

27.        SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SHARES

27.1      Common shares

The special rights and restrictions attached to the Common shares are as follows:

(1)       General. The voting, dividend and liquidation rights of the holders of Common shares are subject to and qualified by the rights, powers and preferences of the holders of Class Seed Preferred shares and the holders of Class A Preferred shares.

(2)       Voting. The holders of Common shares are entitled to one vote for each Common share held at all meetings of shareholders (and written actions in lieu of meetings).

(3)       Dividends. The holders of Common shares are entitled, subject to the rights of the Class Seed Preferred shares and Class A Preferred shares of the Company, to receive dividends if, as and when declared by the Board of Directors.

(4)       Liquidation, Dissolution or Windinq-Up. The holders of the Common shares are entitled, subject to the rights of the Class Seed Preferred shares and Class A Preferred shares of the Company, to receive the remaining property of the Company on a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary.

27.2       Class Seed Preferred shares

The special rights and restrictions attached to the Class Seed Preferred shares are as follows:

(1)     Definitions.

(a)        "Additional Shares" means all Common shares issued by the Company after the Class Seed Preferred Share Original Issue Date, other than (1) the following Common shares and (2) Common shares deemed issued under the following Options and Convertible Securities (clauses (1) and (2), collectively, "Exempted Securities"):

(i)        Common shares, Options or Convertible Securities issued as a dividend or distribution on Class Seed Preferred shares;

(ii)       Common shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on Common shares that is covered by Subsection 27.2(12), 27.2(13), 27.2(14) or 27.2(15);

(iii)      Common shares or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries under a plan, agreement or arrangement approved by the Board of Directors;

(iv)      Common shares or Convertible Securities actually issued upon the exercise of Options or Common shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided the issuance is under such Option or Convertible Security;

(v)       Common shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, under a debt financing, equipment leasing or real or immovable property leasing transaction approved by the Board of Directors that do not exceed an aggregate of 15% of the Common shares (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

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(vi)      Common shares, Options or Convertible Securities issued to suppliers or third-party service providers in connection with the provision of goods or services under transactions approved by the Board of Directors that do not exceed an aggregate of 15% of the Common shares (including shares underlying (directly or indirectly) any such Options or Convertible Securities); or

(vii)     Common shares, Options or Convertible Securities issued under the acquisition of another corporation by the Company by amalgamation, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors.

(b)     "Convertible Securities" means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common shares, but excluding Options.

(c)    "Deemed Liquidation Event" means, unless the holders of at least 50% of the outstanding Class Seed Preferred shares elect otherwise by written notice sent to the Company at least 10 days before the effective date of any such event, the following:

(i)         an amalgamation or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares under such amalgamation or consolidation, except any such amalgamation or consolidation involving the Company or a subsidiary in which the shares of the Company outstanding immediately before such amalgamation or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such amalgamation or consolidation, at least a majority, by voting power, of the shares of (1) the surviving or resulting Company; or (2) if the surviving or resulting Company is a wholly-owned subsidiary of another Company immediately following such amalgamation or consolidation, the parent Company of such surviving or resulting Company; or

(ii)         the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by amalgamation, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Company.

(d)        "Fair Market Value" means, in respect of assets other than securities, their fair market value as determined in good faith and on reasonable grounds by the Board of Directors and, if the assets are securities:

(i)         if traded on one or more securities exchanges or markets, the weighted average of the closing prices of such securities on the exchange or market on which the securities are primarily traded over the 30-day period ending three days prior to the relevant date; or

(ii)         if actively traded over-the-counter, the weighted average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three days prior to the relevant date; or

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(iii)        if there is no active public market, the fair market value of such securities as determined in good faith by the Board of Directors;

provided that, if the securities to be valued are securities issued by the Company, the principles set forth in paragraphs (i) and (ii) above shall apply, except that no discount or premium is to be applied to valuation of such securities on the basis of that they constitute a minority block or a majority block of securities or for restricted liquidity or low negotiability.

(e)       "Fully-Diluted Basis" means, as of any date of determination, all issued and outstanding Common shares and all Common shares issuable upon the exercise or conversion of any outstanding Convertible Securities or Options as of such date with respect to which the aggregate of the price initially paid for such Convertible Securities or Options and the exercise price for conversion of such Convertible Securities or Options into Common Shares is equal to or less than the Fair Market Value of the Common Shares at such time whether or not such Convertible Securities or Options are at the time exercisable or convertible, and Common shares issuable as a result thereof shall be deemed to have been issued and to form part of the holdings of the person(s) entitled to receive such Common shares.

(f)        "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire Common shares or Convertible Securities.

(g)       "Class Seed Preferred Share Original Issue Price" means the amount per share that each shareholder has paid to the Company for the Class Seed Preferred shares that that shareholder holds, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Class Seed Preferred shares.

(h)       "Class Seed Preferred Share Original Issue Date" means the date on which the first Class Seed Preferred share was issued.

(2)       Voting. On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of a meeting), each holder of outstanding Class Seed Preferred shares is entitled to cast the number of votes equal to the number of whole Common shares into which the Class Seed Preferred shares held by the holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles, holders of Class Seed Preferred shares shall vote together with the holders of Common shares as a single class.

(3)       Dividends. The Company shall not declare, pay or set aside any dividends on shares of any other class of the Company (other than a stock dividend on the Common shares payable in Common shares) unless (in addition to the obtaining of any consents required elsewhere in the Articles) the holders of the Class Seed Preferred shares then outstanding first receive, or simultaneously receive, a pro rata dividend based on the number of Common shares into which they are convertible.

(4)       Dividends. The holders of the Class Seed Preferred shares, in priority to the holders of Common shares and any other class or series of shares ranking junior to the Class Seed Preferred shares, shall be entitled to receive and the Company shall pay thereon out of monies of the Company properly applicable to the payment of dividends, cumulative cash dividends at the rate of five percent (5%) of the Class Seed Original Issuance Price per share, per annum, accruing (but not compounding) daily, payable only upon the liquidation, dissolution or winding-up of the Company or, at any time prior to the liquidation, dissolution or winding-up of the Company, payable if, as and when declared by the Board of Directors (the "Board of Directors").

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(5)       Liquidation, Dissolution or Winding Up; Certain Amalgamations, Consolidations and Asset Sales. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the holders of Class Seed Preferred shares then outstanding are entitled to be paid out of the assets of the Company available for distribution to its shareholders, subject to the prior rights of the holders of Class A Preferred shares and before any payment shall be made to the holders of Common shares, an amount per share equal to the greater of (i) the Class Seed Preferred Original Issue Price, plus any dividends that have accrued or been declared but remain unpaid thereon and (ii) the amount that would have been paid to such holders as if their Class Seed Preferred shares had been converted to Common shares under the Articles prior to such time. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders is insufficient to pay the holders of Class Seed Preferred shares the full amount to which they are entitled under this Subsection 27.2(5)(a), the holders of Class Seed Preferred shares shall share rateably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount that a holder of Class Seed Preferred shares is entitled to receive under Subsections 27.2(5) is referred to as the "Class A Liquidation Amount."

(6)       Conversion. The holders of the Class Seed Preferred shares shall have the right to convert the Class Seed Preferred shares at the option of the holder, at any time, into Common shares of the Company at the conversion rate then in place. Any accrued or declared but unpaid dividends will also have the right to be converted at the option of the Company.

(7)       Conversion Ratio. Each Class Seed Preferred share may be converted, at the option of its holder, at any time and from time to time, and without the payment of additional consideration by its holder, into such number of fully paid and non-assessable Common shares as is determined by dividing the Class Seed Preferred Share Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be US $2.36.

(8)       Deemed Issue of Additional Shares.

(a)       If the Company at any time or from time to time after the Class Seed Preferred Share Original Issue Date issues Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempted Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common shares (as set forth in the relating instrument, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any of its provisions for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, will be deemed to be Additional Shares issued as of the time of such issue or, in case such a record date has been fixed, as of the close of business on such record date.

(b)       If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price under Subsection 27.2(9), are revised as a result of an amendment to such terms or any other adjustment under such Option or Convertible Security (but excluding automatic adjustments to such terms under anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common shares issuable upon the exercise, conversion and/or exchange of the Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or

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exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of the Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of the Option or Convertible Security. Notwithstanding the foregoing, no readjustment under this clause (b) shall increase the Conversion Price to an amount that exceeds the lower of (i) the Conversion Price in effect immediately before the original adjustment made as a result of the issuance of the Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares (other than deemed issuances of Additional Shares as a result of the issuance of the Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)       If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price under Subsection 27.2(9) (either because the consideration per share (determined under Subsection 27.2(10)) of the Additional Shares subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Preferred Share Original Issue Date), are revised after the Preferred Share Original Issue Date as a result of an amendment to such terms or any other adjustment under such Option or Convertible Security (but excluding automatic adjustments to such terms under antidilution or similar provisions of the Option or Convertible Security) to provide for either (1) any increase in the number of Common shares issuable upon the exercise, conversion or exchange of the Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares subject thereto (determined in the manner provided in Subsection 27.2(8)(a)) will be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)       Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price under Subsection 27.2(9), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)       If the number of Common shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time the Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price under this Subsection 27.2(8) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 27.2(8)). If the number of Common shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time the Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under this Subsection 27.2(8) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of

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calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(9)        Adjustment of Conversion Price Upon Issuance of Additional Shares. If the Company, at any time after the Class Seed Preferred Share Original Issue Date and before the 18 month anniversary of the Class Seed Preferred Share Original Issue Date, issues Additional Shares, without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately before such issue (or, in the case of any issuance of Convertible Securities or Options where the effective "all in" conversion price or exercise price payable to result in the issuance of Common shares to the holder is less than such Conversion Price), then the Conversion Price shall be reduced, concurrently with such issue, by multiplying it by a fraction:

(a)       the numerator of which is the sum of:

(i)      the number of Common shares outstanding immediately prior to such issuance; and

(ii)     the number of Common shares that the Aggregate Consideration in respect of such issuance would have purchased at a price equal to the Conversion Price of such series of Preferred Shares in effect immediately prior to such issuance; and

(b)       the denominator of which is the sum of:

(i)      the number of Common shares outstanding immediately prior to such issuance; and

(ii)     the number of additional Common shares actually issued and issuable upon the conversion, exchange or exercise of the new Derivative Securities;

provided that if such issuance or deemed issuance was without consideration, then the Company will be deemed to have received an aggregate of $.001 of consideration for all such Additional Shares issued or deemed to be issued. For purposes of the above calculation, the number of Common shares outstanding immediately prior to such issuance is calculated on a Fully-Diluted Basis, as if all Convertible Securities outstanding prior to such issuance had been fully converted, exercised or exchanged for Common shares immediately prior to such issuance. For greater certainty, the applicable Conversion Price of each series shall be adjusted as provided above only to the extent required under this Section 27.2(9).

(10)       Determination of Consideration. The consideration received by the Company for the issue of any Additional Shares shall be computed as follows:

(a)    Cash and Property: Such consideration shall:

(i)        if it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii)       if it consists of property other than cash, be computed at its fair market value at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)       if Additional Shares are issued together with other shares or securities or other assets of the Company for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(b)    Options and Convertible Securities. The consideration per share received by the Company for Additional Shares deemed to have been issued relating to Options and Convertible Securities, shall be determined by dividing:

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The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the relating instruments, without regard to any of its provision for a subsequent adjustment of such consideration) payable to the Company upon the exercise of the Options or the conversion or exchange of the Convertible Securities, or in the case of Options for Convertible Securities, the exercise of the Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of Common shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(11)     Multiple Closing Dates. If the Company issues on more than one date Additional Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price under Subsection 27.2(9), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(12)     Adjustment for Share Splits and Combinations. If the Company, at any time or from time to time after the Class Seed Preferred Share Original Issue Date, subdivides the outstanding Common shares, the Conversion Price in effect immediately before the subdivision shall be proportionately decreased so that the number of Common shares issuable on conversion of each share of such class be increased in proportion to such increase in the aggregate number of Common shares outstanding. If the Company, at any time or from time to time after the Class Seed Preferred Share Original Issue Date, combines the outstanding Common shares, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Common shares issuable on conversion of each share of such class be decreased in proportion to such decrease in the aggregate number of Common shares outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(13)     Adjustment for Certain Dividends and Distributions. If the Company, at any time or from time to time after the Class Seed Preferred Share Original Issue Date, makes or issues, or fixes a record date for the determination of holders of Common shares entitled to receive, a dividend or other distribution payable on the Common shares in additional Common shares, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(a)       the numerator of which is the total number of Common shares issued and outstanding immediately before the time of such issuance or the close of business on such record date, and

(b)       the denominator of which is the total number of Common shares issued and outstanding immediately before the time of such issuance or the close of business on such record date plus the number of Common shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the

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Conversion Price shall be adjusted under this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Class Seed Preferred shares simultaneously receive a dividend or other distribution of Common shares in a number equal to the number of Common shares as they would have received if all outstanding Class Seed Preferred shares had been converted into Common shares on the date of such event.

(14)     Adjustments for Other Dividends and Distributions. If the Company, at any time or from time to time after the Class Seed Preferred Share Original Issue Date, makes or issues, or fixes a record date for the determination of holders of Common shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Common shares in respect of outstanding Common shares) or in other property, then and in each such event the holders of Class Seed Preferred shares shall receive, simultaneously with the distribution to the holders of Common shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Class Seed Preferred shares had been converted into Common shares on the date of such event

(15)     Adjustment for Amalgamation or Reorganization etc. Subject to Subsection 27.2(5)(a), if any reorganization, recapitalization, reclassification, consolidation or amalgamation occurs involving the Company in which the Common shares (but not the Class Seed Preferred shares) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 27.2(8), 27.2(9), 27.2(11), 27.2(12), 27.2(13) or 27.2(14)) then, following any such reorganization, recapitalization, reclassification, consolidation or amalgamation, each Class Seed Preferred share shall be convertible in lieu of the Common shares into which it was convertible before such event into the kind and amount of securities, cash or other property that a holder of the number of Common shares of the Company issuable upon conversion of one Class Seed Preferred share immediately before such reorganization, recapitalization, reclassification, consolidation or amalgamation would have been entitled to receive under such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of this Section 27.2 with respect to the rights and interests of the holders of Class Seed Preferred shares respecting conversion rights, to the end that the conversion rights in this Section 27.2 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall be applicable, as nearly as reasonably may be, in relation to any securities or other property deliverable upon the conversion of the Class Seed Preferred shares.

(16)     Mandatory Conversion.

(a)      Trigger Events. Upon either (a) the closing of the sale of Common shares to the public in a firm-commitment underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, and/or a prospectus filed with a securities commission or authority in any of the provinces or territories of Canada at a per-share price equal to at least five (5) times the then-applicable Conversion Price in respect of the Series A Preferred Shares producing gross proceeds to the Company from the issue of Common shares of at least US$50 million or (b) the closing of a sale of Common shares amounting to greater than 20% of all issued and outstanding shares in the capital of the Company on a private placement basis, then (i) all outstanding Class Seed Preferred shares shall automatically be converted into Common shares, at the then effective conversion rate as calculated under Subsection 27.2(7) and (ii) such shares may not be reissued by the Company.

(b)      Procedural Requirements. All holders of record of Class Seed Preferred shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Class Seed Preferred shares under this Subsection

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27.2(16). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Class Seed Preferred shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly signed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Class Seed Preferred shares converted under Subsection 27.2(16)(a), including the rights, if any, to receive notices and vote (other than as a holder of Common shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of their holder or holders to surrender any certificates at or before such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this subsection. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Class Seed Preferred shares, the Company shall (a) issue and deliver to their holder, or to his, her or its nominees, a certificate or certificates for the number of full Common shares issuable on such conversion in accordance with these provisions and (b) pay cash in lieu of the payment of any dividends that have accrued or been declared by remain unpaid on the Class Seed Preferred shares converted.

(17)     Redemption. Unless prohibited by law, the Class Seed Preferred shares shall be redeemed by the Company at a price equal to the Class Seed Preferred Share Original Issue Price per share, plus all dividends that have accrued but have not yet been declared and any dividends declared but are unpaid (the "Redemption Price"), in three equal annual installments (with the unpaid dividends paid as part of the third installment) commencing not more than 60 days after receipt by the Company at any time on or after the fifth anniversary of the Class A Preferred Share Original Issue Date (as defined in Section 27.3) from the holders of at least 50% of the then outstanding Class Seed Preferred shares, provided that the holders of at least 50% of the then outstanding Class A Preferred shares have elected, on or prior to such time, to exercise their redemption rights under Section 27.3 (17), of written notice requesting redemption of all Class Seed Preferred shares (the "Redemption Request"). Upon receipt of a Redemption Request, the Company shall apply all of its assets to the redemption of the Class A Preferred shares and any such redemption, and to no other corporate purpose, except to the extent prohibited by law governing distributions to shareholders. The date of each such installment is referred to as a "Redemption Date." On each Redemption Date, subject to the prior redemption rights of the holders of Class A Preferred shares, the Company shall redeem, on a pro rata basis in accordance with the number of Class Seed Preferred shares owned by each holder, that number of outstanding Class Seed Preferred shares determined by dividing (a) the total number of Class Seed Preferred shares outstanding immediately before such Redemption Date by (b) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If on any Redemption Date the Company is prevented by law from redeeming all Class Seed Preferred shares to be redeemed, the Company shall rateably redeem the maximum number of shares that it may redeem consistent with law, and shall redeem the remaining shares as soon as it may lawfully do so under law.

(18)    Redemption Notice. The Company shall send written notice of the mandatory redemption (the "Redemption Notice") to each holder of record of Class Seed Preferred shares not less than 40 days before each Redemption Date. Each Redemption Notice shall state:

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(a)       the number of Class Seed Preferred shares held by the holder that the Company will redeem on the Redemption Date specified in the Redemption Notice;

(b)       the Redemption Date and the Redemption Price;

(c)       the date upon which the holder's right to convert such shares terminates; and

(d)       for holders of shares in certificated form, that the holder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Class Seed Preferred shares to be redeemed.

(19)     Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of Class Seed Preferred shares to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as its owner. If less than all of the Class Seed Preferred shares represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed Class Seed Preferred shares shall promptly be issued to such holder.

(20)     Rights Subsequent to Redemption. If the Redemption Notice is duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the Class Seed Preferred shares to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the Class Seed Preferred shares so called for redemption has not been surrendered, dividends with respect to such Class Seed Preferred shares shall cease to accrue after such Redemption Date and all rights with respect to such shares shall immediately after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

(21)     Waiver. Any of the rights, powers, preferences and other terms of the Class Seed Preferred shares may be waived on behalf of all holders of Class Seed Preferred shares by the affirmative written consent or vote of the holders of at least 50% of the Class Seed Preferred shares then outstanding.

(22)     Notices. Any notice required or permitted by these provisions to be given to a holder of Class Seed Preferred shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication, and will be deemed sent upon such mailing or electronic transmission.

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27.3       Class A Preferred shares

The special rights and restrictions attached to the Class A Preferred shares are as follows:

(1)        Definitions.

                The following terms have the following meanings, solely for the purposes of this Section 27.3:

(a)         "Additional Shares" means all Common shares, Convertible Securities or Options issued by the Company after the Class A Preferred Share Original Issue Date, other than (1) the following Common shares and (2) Common shares deemed issued under the following Options and Convertible Securities (clauses (1) and (2), collectively, "Exempted Securities"):

(i)     Common shares, Options or Convertible Securities issued as a dividend or distribution on Class A Preferred shares;

(ii)    Common shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on Common shares that is covered by Subsection 27.3(12), 27.3(13), 27.3(14) or 27.3(15);

(iii)   Common shares or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries under a plan, agreement or arrangement approved by the Board of Directors;

(iv)   Common shares or Convertible Securities actually issued upon the exercise of Options or Common shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided the issuance is under such Option or Convertible Security;

(v)    Common shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, under a debt financing, equipment leasing or real or immovable property leasing transaction approved by the Board of Directors that do not exceed an aggregate of 15% of the Common shares (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vi)    Common shares, Options or Convertible Securities issued to suppliers or third-party service providers in connection with the provision of goods or services under transactions approved by the Board of Directors that do not exceed an aggregate of 15% of the Common shares (including shares underlying (directly or indirectly) any such Options or Convertible Securities); or

(vii)    Common shares, Options or Convertible Securities issued under the acquisition of another corporation by the Company by amalgamation, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors.

(b)       "Convertible Securities" means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common shares, but excluding Options.

(c)      "Deemed Liquidation Event" means, unless the holders of at least 50% of the outstanding Class A Preferred shares elect otherwise by written notice sent to the Company at least 10 days before the effective date of any such event, the following:

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(i)        an amalgamation or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares under such amalgamation or consolidation, except any such amalgamation or consolidation involving the Company or a subsidiary in which the shares of the Company outstanding immediately before such amalgamation or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such amalgamation or consolidation, at least a majority, by voting power, of the shares of (1) the surviving or resulting Company; or (2) if the surviving or resulting Company is a wholly-owned subsidiary of another Company immediately following such amalgamation or consolidation, the parent Company of such surviving or resulting Company; or

(ii)       the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by amalgamation, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Company.

(d)        "Fair Market Value" means, in respect of assets other than securities, their fair market value as determined in good faith and on reasonable grounds by the Board of Directors and, if the assets are securities:

(i)        if traded on one or more securities exchanges or markets, the weighted average of the closing prices of such securities on the exchange or market on which the securities are primarily traded over the 30-day period ending three days prior to the relevant date; or

(ii)       if actively traded over-the-counter, the weighted average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three days prior to the relevant date; or

(iii)      if there is no active public market, the fair market value of such securities as determined in good faith by the Board of Directors;

provided that, if the securities to be valued are securities issued by the Company, the principles set forth in paragraphs (i) and (ii) above shall apply, except that no discount or premium is to be applied to valuation of such securities on the basis of that they constitute a minority block or a majority block of securities or for restricted liquidity or low negotiability.

(e)        "Fully-Diluted Basis" means, as of any date of determination, all issued and outstanding Common shares and all Common shares issuable upon the exercise or conversion of any outstanding Convertible Securities or Options as of such date with respect to which the aggregate of the price initially paid for such Convertible Securities or Options and the exercise price for conversion of such Convertible Securities or Options into Common shares is equal to or less than the Fair Market Value of the Common shares at such time whether or not such Convertible Securities or Options are at the time exercisable or convertible, and Common shares issuable as a result thereof shall be deemed to have been issued and to form part of the holdings of the person(s) entitled to receive such Common shares.

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(f)             "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire Common shares or Convertible Securities.

(g)            "Class A Preferred Share Original Issue Price" means the amount per share that each shareholder has paid to the Company for the Class A Preferred shares that that shareholder holds, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Class A Preferred shares.

(h)            "Class A Preferred Share Original Issue Date" means the date on which the first Class A Preferred share was issued.

(2)           Voting. On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of a meeting), each holder of outstanding Class A Preferred shares is entitled to cast the number of votes equal to the number of whole Common shares into which the Class A Preferred shares held by the holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles, holders of Class A Preferred shares shall vote together with the holders of Common shares as a single class.

(3)           Dividends. The Company shall not declare, pay or set aside any dividends on shares of any other class of the Company unless (in addition to the obtaining of any consents required elsewhere in the Articles) the holders of the Class A Preferred shares then outstanding first receive, or simultaneously receive, a pro rata dividend based on the number of Common shares into which they are convertible.

(4)           Dividends. The holders of the Class A Preferred shares, in priority to the holders of Common shares and any other class or series of shares ranking junior to the Class A Preferred shares, shall be entitled to receive and the Company shall pay thereon out of monies of the Company properly applicable to the payment of dividends, cumulative cash dividends, or dividends payable as a PIK Dividend in the circumstances set forth below, at the rate of eight percent (8%) of the Class A Preferred Share Original Issue Price per share, per annum, accruing (but not compounding) daily, payable only upon the liquidation, dissolution or winding-up of the Company or, at any time prior to the liquidation, dissolution or winding-up of the Company, payable if, as and when declared by the Board of Directors. The Board of Directors shall deliver notice to each of the holders of the Class A Preferred shares at least fourteen (14) days prior to any declaration by the Board of Directors of the dividends provided to be paid under this Section 27.3(4) if such dividends are to be declared by the Board of Directors prior to the liquidation, dissolution or winding-up of the Company. Each holder of Class A Preferred shares may, in its sole discretion, receive all or any portion of the amount of the cumulative dividends payable hereunder in the form of a whole number of further Class A Preferred shares ("PIK Dividends"), to be issued at the Fair Market Value of such Class A Preferred shares immediately prior to the date on which the dividend is declared; provided that such holder has delivered an election to receive all or a portion of such dividends in PIK Dividends, specifying the amount of such dividends to be payable in PIK Dividends if less than all of such dividends are to be payable in PIK Dividends, at least seven (7) days prior to the date provided for declaration of the dividend Any amount of dividends payable to a holder of Class A Preferred shares that has elected to receive PIK Dividends that is less than a whole multiple of the then applicable issuance price for such Class A Preferred shares shall be paid in cash. In the event PIK Dividends are payable pursuant to a liquidation, dissolution or winding-up of the Company or a Deemed Liquidation Event, the shares issuable as PIK Dividends shall be deemed to have been issued immediately prior to such liquidation, dissolution, winding-up or Deemed Liquidation Event.

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(5)           Liquidation, Dissolution or Winding Up: Certain Amalgamations, Consolidations and  Asset Sales. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the holders of Class A Preferred shares then outstanding are entitled to be paid out of the assets of the Company available for distribution to its shareholders before any payment shall be made to the holders of Class Seed Preferred shares or Common shares, an amount per share equal to the greater of (i) the Class A Preferred Share Original Issue Price, plus any dividends that have accrued or been declared but remain unpaid thereon and (ii) the amount that would have been paid to such holders as if their Class A Preferred shares had been converted to Common shares under the Articles prior to such time. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders is insufficient to pay the holders of Class A Preferred shares the full amount to which they are entitled under this Subsection 27.3(5), the holders of Class A Preferred shares shall share rateably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The aggregate amount that a holder of Class A Preferred shares is entitled to receive under Subsections 27.3(5) is referred to as the "Class A Liquidation Amount."

(6)           Conversion. The holders of the Class A Preferred shares shall have the right to convert the Class A Preferred shares at the option of the holder, at any time, into Common shares of the Company at the conversion rate then in place. Any accrued or declared but unpaid dividends will also have the right to be converted at the option of the holder.

(7)           Conversion Ratio. Each Class A Preferred share may be converted, at the option of its holder, at any time and from time to time, and without the payment of additional consideration by its holder, into such number of fully paid and non-assessable Common shares as is determined by dividing the Class A Preferred Share Original Issue Price by the Class A Conversion Price (as defined below) in effect at the time of conversion. The "Class A Conversion Price" shall initially be US $3.15. The Class A Conversion Price will be adjusted in accordance with the provisions set out in these articles.

(8)           Deemed Issue of Additional Shares.

(a)         If the Company at any time or from time to time after the Class A Preferred Share Original Issue Date issues Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempted Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common shares (as set forth in the relating instrument, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any of its provisions for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, will be deemed to be Additional Shares issued as of the time of such issue or, in case such a record date has been fixed, as of the close of business on such record date.

(b)         If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Class A Conversion Price under Subsection 27.3(9), are revised as a result of an amendment to such terms or any other adjustment under such Option or Convertible Security (but excluding automatic adjustments to such terms under anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common shares issuable upon the exercise, conversion and/or exchange of the Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise,

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conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Class A Conversion Price computed upon the original issue of the Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Class A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of the Option or Convertible Security. Notwithstanding the foregoing, no readjustment under this clause (b) shall increase the Class A Conversion Price to an amount that exceeds the lower of (i) the Class A Conversion Price in effect immediately before the original adjustment made as a result of the issuance of the Option or Convertible Security, or (ii) the Class A Conversion Price that would have resulted from any issuances of Additional Shares (other than deemed issuances of Additional Shares as a result of the issuance of the Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)         If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Class A Conversion Price under Subsection 27.3(9) (either because the consideration per share (determined under Subsection 27.3(10)) of the Additional Shares subject thereto was equal to or greater than the Class A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Class A Preferred Share Original Issue Date), are revised after the Class A Preferred Share Original Issue Date as a result of an amendment to such terms or any other adjustment under such Option or Convertible Security (but excluding automatic adjustments to such terms under antidilution or similar provisions of the Option or Convertible Security) to provide for either (1) any increase in the number of Common shares issuable upon the exercise, conversion or exchange of the Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares subject thereto (determined in the manner provided in Subsection 27.3(8)(a)) will be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)         Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Class A Conversion Price under Subsection 27.3(9), the Class A Conversion Price shall be readjusted to such Class A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)         If the number of Common shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time the Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Class A Conversion Price under this Subsection 27.3(8) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 27.3(8)). If the number of Common shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time the Option or Convertible Security is issued or amended, any adjustment to the Class A Conversion Price that would result under this Subsection 27.3(8) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of

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consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Class A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(9)        Adjustment of Class A Conversion Price Upon Issuance of Additional Shares. If the Company, at any time after the Class A Preferred Share Original Issue Date, issues Additional Shares, without consideration or for a consideration per share, in the case of Convertible Securities or Options where the effective "all in" conversion price or exercise price payable to result in the issuance of Common shares to the holder is, less than the applicable Class A Conversion Price in effect immediately before such issue, then the Class A Conversion Price shall be reduced, concurrently with such issue, by multiplying it by a fraction:

(a)    the numerator of which is the sum of:

(i)        the number of Common shares outstanding immediately prior to such issuance; and

(ii)       the number of Common shares that the aggregate consideration in respect of such issuance would have purchased at a price equal to the Class A Conversion Price in effect immediately prior to such issuance; and

(b)    the denominator of which is the sum of:

(i)        the number of Common shares outstanding immediately prior to such issuance; and

(ii)       the number of additional Common shares actually issued and issuable upon the conversion, exchange or exercise of the new Convertible Securities;

provided that if such issuance or deemed issuance was without consideration, then the Company will be deemed to have received an aggregate of $.001 of consideration for all such Additional Shares issued or deemed to be issued. For purposes of the above calculation, the number of Common shares outstanding immediately prior to such issuance is calculated on a Fully-Diluted Basis, as if all Convertible Securities and Options outstanding prior to such issuance had been fully converted, exercised or exchanged for Common shares immediately prior to such issuance. For greater certainty, the applicable Class A Conversion Price of each series shall be adjusted as provided above only to the extent required under this Section 27.3(9).

(10)        Determination of Consideration. The consideration received by the Company for the issue of any Additional Shares shall be computed as follows:

(a)      Cash and Property: Such consideration shall:

(i)          if it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii)         if it consists of property other than cash, be computed at its fair market value at the time of such issue, as determined in good faith by the Company's board of directors; and

(iii)        if Additional Shares are issued together with other shares or securities or other assets of the Company for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Company's board of directors.

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(b)        Options and Convertible Securities. The consideration per share received by the Company for Additional Shares deemed to have been issued relating to Options and Convertible Securities, shall be determined by dividing:

The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the relating instruments, without regard to any of its provision for a subsequent adjustment of such consideration) payable to the Company upon the exercise of the Options or the conversion or exchange of the Convertible Securities, or in the case of Options for Convertible Securities, the exercise of the Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of Common shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(11)        Multiple Closing Dates. If the Company issues on more than one date Additional Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Class A Conversion Price under Subsection 27.3(9), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Class A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(12)        Adjustment for Share Splits and Combinations. If the Company, at any time or from time to time after the Class A Preferred Share Original Issue Date, subdivides the outstanding Common shares, the Class A Conversion Price in effect immediately before the subdivision shall be proportionately decreased so that the number of Common shares issuable on conversion of each share of such class be increased in proportion to such increase in the aggregate number of Common shares outstanding. If the Company, at any time or from time to time after the Class A Preferred Share Original Issue Date, combines the outstanding Common shares, the Class A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Common shares issuable on conversion of each share of such class be decreased in proportion to such decrease in the aggregate number of Common shares outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(13)        Adjustment for Certain Dividends and Distributions. If the Company, at any time or from time to time after the Class A Preferred Share Original Issue Date, makes or issues, or fixes a record date for the determination of holders of Common shares entitled to receive, a dividend or other distribution payable on the Common shares in additional Common shares, then and in each such event the Class A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Class A Conversion Price then in effect by a fraction:

(a)        the numerator of which is the total number of Common shares issued and outstanding immediately before the time of such issuance or the close of business on such record date, and

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(b)       the denominator of which is the total number of Common shares issued and outstanding immediately before the time of such issuance or the close of business on such record date plus the number of Common shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Class A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Class A Conversion Price shall be adjusted under this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Class A Preferred shares simultaneously receive a dividend or other distribution of Common shares in a number equal to the number of Common shares as they would have received if all outstanding Class A Preferred shares had been converted into Common shares on the date of such event.

(14)        Adjustments for Other Dividends and Distributions. If the Company, at any time or from time to time after the Class A Preferred Share Original Issue Date, makes or issues, or fixes a record date for the determination of holders of Common shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Common shares in respect of outstanding Common shares) or in other property, then and in each such event the holders of Class A Preferred shares shall receive, simultaneously with the distribution to the holders of Common shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Class A Preferred shares had been converted into Common shares on the date of such event.

(15)        Adjustment for Amalgamation or Reorganization etc. Subject to Subsection 27.3(5), if any reorganization, recapitalization, reclassification, consolidation or amalgamation occurs involving the Company in which the Common shares (but not the Class A Preferred shares) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 27.3(8), 27.3(9), 27.3(11), 27.3(12), 27.3(13) or 27.3(14)) then, following any such reorganization, recapitalization, reclassification, consolidation or amalgamation, each Class A Preferred share shall be convertible in lieu of the Common shares into which it was convertible before such event into the kind and amount of securities, cash or other property that a holder of the number of Common shares of the Company issuable upon conversion of one Class A Preferred share immediately before such reorganization, recapitalization, reclassification, consolidation or amalgamation would have been entitled to receive under such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Company's board of directors) shall be made in the application of this Section 27.3 with respect to the rights and interests of the holders of Class A Preferred shares respecting conversion rights, to the end that the conversion rights in this Section 27.3 (including provisions with respect to changes in and other adjustments of the Class A Conversion Price) shall be applicable, as nearly as reasonably may be, in relation to any securities or other property deliverable upon the conversion of the Class A Preferred shares.

(16)        Mandatory Conversion.

(a)       Trigger Events. Upon either (a) the closing of the sale of Common shares to the public in a firm-commitment underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, and/or a prospectus filed with a securities commission or authority in any of the provinces or territories of Canada at a per-share price equal to at least three (3) times the then-applicable Class A Conversion Price producing gross proceeds to the Company from the issue of Common shares of at least US$50 million, or (b) the date and time, or the occurrence of an event, specified by

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vote or written consent of the holders of at least 50% of the then outstanding Class A Preferred shares (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the "Mandatory Conversion Time"),

(b)         Procedural Requirements. All holders of record of Class A Preferred shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Class A Preferred shares under this Subsection 27.3(16). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Class A Preferred shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly signed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Class A Preferred shares converted under Subsection 27.3(16)(a), including the rights, if any, to receive notices and vote (other than as a holder of Common shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of their holder or holders to surrender any certificates at or before such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this subsection. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Class A Preferred shares, the Company shall (a) issue and deliver to their holder, or to his, her or its nominees, a certificate or certificates for the number of full Common shares issuable on such conversion in accordance with these provisions and (b) pay cash in lieu of the payment of any dividends that have accrued or been declared by remain unpaid on the Class A Preferred shares converted.

(17)        Redemption. Unless prohibited by law, the Class A Preferred shares shall be redeemed by the Company at a price equal to the Class A Preferred Share Original Issue Price per share, plus all dividends that have accrued but have not yet been declared and any dividends declared but are unpaid (the "Redemption Price"), in three equal annual installments (with the unpaid dividends paid as part of the third installment) commencing not more than 60 days after receipt by the Company at any time on or after the fifth anniversary of the Class A Preferred Share Original Issue Date from the holders of at least 50% of the then outstanding Class A Preferred shares, of written notice requesting redemption of all Class A Preferred shares (the "Redemption Request"). Upon receipt of a Redemption Request, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by law governing distributions to shareholders. The date of each such installment is referred to as a "Redemption Date." On each Redemption Date, the Company shall redeem, on a pro rata basis in accordance with the number of Class A Preferred shares owned by each holder, that number of outstanding Class A Preferred shares determined by dividing (a) the total number of Class A Preferred shares outstanding immediately before such Redemption Date by (b) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as defined in Section 27.3(18)) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If on any Redemption Date the Company is prevented by law from redeeming all Class A 'Preferred shares to be redeemed, the Company shall rateably redeem the maximum number of shares that it may redeem

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consistent with law, and shall redeem the remaining shares as soon as it may lawfully do so under law.

(18)        Redemption Notice. The Company shall send written notice of the redemption (the "Redemption Notice") to each holder of record of Class A Preferred shares not less than 40 days before each Redemption Date. Each Redemption Notice shall state:

(a)       the number of Class A Preferred shares held by the holder that the Company will redeem on the Redemption Date specified in the Redemption Notice;

(b)       the Redemption Date and the Redemption Price;

(c)       the date upon which the holder's right to convert such shares terminates; and

(d)       for holders of shares in certificated form, that the holder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Class A Preferred shares to be redeemed.

On or prior to the date that is 20 days before the first such Redemption Date any holder of Class A Preferred shares may elect, in its sole discretion, by notice in writing to the Company, to have all or part of the Class A Preferred shares held by it excluded from the redemptions provided for in Section 27.3(18) (herein referred to as "Excluded Shares"), and any such shares shall not be redeemed on such Redemption Date or on any subsequent Redemption Date but shall continue to be outstanding following such Redemption Date with all of the rights, terms and conditions provided herein, other than the right to deliver a Redemption Request and to require redemption of such shares as provided in Section 27.3(18).

(19)        Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of Class A Preferred shares to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as its owner. If less than all of the Class A Preferred shares represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed Class A Preferred shares shall promptly be issued to such holder.

(20)        Rights Subsequent to Redemption. If the Redemption Notice is duly given, and if on the applicable Redemption Date the Redemption Price payable upon 'redemption of the Class A Preferred shares to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the Class A Preferred shares so called for redemption has not been surrendered, dividends with respect to such Class A Preferred shares shall cease to accrue after such Redemption Date and all rights with respect to such shares shall immediately after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

(21)        Waiver. Any of the rights, powers, preferences and other terms of the Class A Preferred shares may be waived on behalf of all holders of Class A Preferred shares by the affirmative

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written consent or vote of the holders of at least 50% of the Class A Preferred shares then outstanding.

(22)          Notices. Any notice required or permitted by these provisions to be given to a holder of Class A Preferred shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication, and will be deemed sent upon such mailing or electronic transmission.

EXHIBIT C

DISCLOSURE SCHEDULE

(see attached)

EXHIBIT A

DISCLOSURE SCHEDULE

This Schedule of Exceptions is made and given pursuant to Section 2 of the Class A Preferred Share Purchase Agreement, dated as of January 13, 2020 (the "Agreement"), between Soluna Technologies, Ltd (the "Corporation") and the Purchasers listed on Schedule A thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed under any section number is deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Schedule of Exceptions is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Schedule of Exceptions includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Purchasers or their respective counsel.

2.2 Capitalization. The following table assumes completion of the initial closing of the Class A Preferred Share financing.

Shareholder	Class	Share Count	Warrants	Fully Diluted to Common	Pro-Rata Interest
Soluna Technologies Investment I, LLC	Common	7,900,000	-	7,900,000	62.5%
John Belizaire	Common	739,085	-	739,085	5.8%
John Belizaire IRA	Common	328,482	-	328,482	2.6%
Dipul Patel	Common	594,788	-	594,788	4.7%
Dipul Patel IRA	Common	45,753	-	45,753	0.4%
Employee Stock Pool	Common	1,067,568	-	1,067,568	8.4%
Tera Joule LLC	Series Seed	965,945	330,000	1,098,258	8.7%
MJT Park	Series Seed	479,437	-	406,303	3.2%
Phillip Ng	Series Seed	15,767	-	13,362	0.1%
Phillip Ng	Series Seed	41,588	-	35,244	0.3%
John Belizaire	Series Seed	102,380	-	86,762	0.7%
Dipul Patel	Series Seed	48,255	-	40,894	0.3%
Ashley Capuzzi	Series Seed	49,768	-	42,176	0.3%
Mohammed-Larbi Loudiyi	Series Seed	77,638	-	65,795	0.5%
Sanjeev Kumar	Series Seed	14,220	-	12,050	0.1%
Mechanical Technology Incorporated	Series A	158,730	-	158,730	1.3%
Total		-	-	12,635,251	100.0%

Note: Series Seed shares convert to common at a ratio of 0.84745760 common shares per series seed share. Warrants held by Series Seed Preferred Shareholders are exercisable to obtain Series Seed Preferred Shares, upon payment of US$ 2 per Series Seed share.

(c)(i)

Stockholder	Common
Soluna Technologies Investment I, LLC	7,900,000
John Belizaire	739,085
John Belizaire IRA	328,482
Dipul Patel	594,788
Dipul Patel IRA	45,753

For vesting rights and repurchase price of the following restricted shares, please see the relevant restricted stock unit agreements:

Soluna Technologies Ltd. - Restricted Share Agreement (Belizaire signed).pdf dated 7 June 2018

Soluna Technologies Ltd. - Restricted Share Agreement (Patel) FULLY signed.pdf dated 7 June 2018

(b)(ii)

	Vesting Term	Option	Grant	Vesting	Option	Price /
Name	Months	Type	Date	Start	Granted	Share
Sanjeev Kumar	30	Advisory Stock Options	9/12/2018	9/1/2018	24,573	$0.06
Ari Juels	30	Advisory Stock Options	10/23/2018	9/1/2018	24,573	$0.06
Timo Hanke	30	Advisory Stock Options	10/30/2018	9/1/2018	24,573	$0.06
Dwight Bush	30	Advisory Stock Options	10/30/2018	9/1/2018	73,719	$0.06

(c)(iii)

920,130 Common Shares, net of advisory stock presented in 2.2 b(ii)

(c)(iv)

The following table assumes completion of the initial closing of the Class A Preferred Share financing.

Stockholder	Series Seed	Series A
Tera Joule LLC	965,945	-
MJT Park	479,437	-
Phillip Ng	15,767	-
Phillip Ng	41,588	-
John Belizaire	102,380	-
Dipul Patel	48,255	-
Ashley Capuzzi	49,768	-
Mohammed-Larbi Loudiyi	77,638	-
Sanjeev Kumar	14,220	-
Mechanical Technology, Incorporated	-	158,730

Note: Series Seed shares convert to common at a ratio of 0.84745760 common shares per series seed share.

(c)(v)

The following table assumes completion of the initial closing of the Class A Preferred Share financing.

Warrants	Series Seed	Series A
Tera Joule LLC issued in connection with the Series Seed Preferred Share Offering	330,000	-

Note: Series Seed shares convert to common at a ratio of 0.84745760 common shares per series seed share. Warrants held by Series Seed Preferred Shareholders are exercisable to obtain Series Seed Preferred Shares, upon payment of US$ 2.00 per seed share.

2.3 Subsidiaries

  Soluna Services, LLC

  Soluna Holdings Limited

  Brookstone Partners Acquisition XXV, LLC (Wholly owned by Soluna Holdings Limited)

  AM Wind SARL (Wholly owned by Brookstone Partners Acquisition XXV, LLC)

  AMW P1 SARL (99.25% owned by AM Wind SARL)

  Soluna Token OpCo Limited (Wholly owned by Soluna Holdings Limited)

2.7 Litigation

Omar Belmamoun ("OB"), previously CEO of Brookstone Partners Morocco ("BPM") and

Platinum Power ("PP"), is currently pursuing litigation concerning A.M Wind (a Soluna subsidiary) against key employee Mohammed-Larbi Loudiyi ("LL"), and Michael Toporek ("MT") General Managing Partner of the private equity firm Brookstone Partners1 ("BP"). Soluna and its subsidiaries are not parties to that litigation.

This litigation is a consequence to prior litigation. Initially, BP initiated actions against OB to remove him as CEO of BPM and PP for performance issues, misleading investors, and documented fraud.

In response, OB filed a claim alleging criminal acts against LL in an effort to induce BP to drop its actions against him. In September 2019, OB filed the claim with the Prosecutor's Office of Casablanca against LL. After a detailed investigation by the judiciary police, the prosecutor chose not to pursue any charges. OB subsequently refiled this same claim with the courts in Rabat and introduced a subpoena again LL. A hearing is set for February 3, 2020. Soluna believes that this claim is baseless.

OB has alleged that PP held an option to purchase A.M Wind SARL (the company containing the rights to the development of Soluna's wind project) from its owner, Altus AG ("Altus"). By implication, OB believes Altus should not have sold A.M Wind to Brookstone Partners XXV (a current Soluna subsidiary) in June of 2018.

Soluna has received legal opinions from the legal counsel of Altus A.G. (the seller of A.M Wind) and from its own Moroccan advisory firm, Afrique Advisors, who have both confirmed that the criminal claims are baseless, and further that:

(1)  A BP affiliate (Brookstone Partners International LLC) received an exclusivity right to acquire 70% of A.M Wind SARL in April 2012.

(2)  OB has claimed that this right was legally assigned to PP.

(3)  Under German (governing) law, such an assignment would have required the consent of Altus. Altus and A.M Wind SARL have confirmed in writing that no such consent was sought or granted, making any claim by OB invalid.

(4)  As such, PP never had a valid option to purchase A.M Wind SARL.

(5)  If PP did have a valid option, such option would have expired in August 2014 according to the agreements signed by the Brookstone Partners affiliate and Altus. Furthermore, no notice from PP, OB or any Brookstone affiliate to execute or extend the term of the purchase right was sent to or agreed upon by Altus. Altus and A.M Wind SARL have confirmed in writing that the option was neither exercised nor extended beyond its expiration date.

Thus, when Altus agreed to sell A.M Wind SARL to BP in June 2018, no option held by PP was circumvented.

_________________________
1 Note: BP has ownership of Soluna through its interest in Soluna Technologies Investment I, LLC and MJT Park Investors Inc and is distinct from Brookstone Partners Acquisition XXV, LLC which is wholly owned by Soluna Technologies Ltd.)

2.9 Compliance with Other Instruments

Soluna currently has outstanding payables to third-party contractors in an aggregate amount of approximately US$ 875,000. These payables are owed to service providers for i) development of Soluna's Moroccan wind site, ii) administration of Soluna's corporate legal, tax, and accounting, and iii) Soluna's marketing efforts. Soluna is in arrears in substantially all of these payables. Each of these payable has an associated contract, and Soluna is in violation or default of each of the contracts in which its payments are in arrears. Soluna is undertaking a process of restructuring these payables. Soluna intends to meet the obligations remaining after that restructuring through a combination of Series A capital and Development Capital to be raised by development partners at the AMWind SPV/ Project level. Certain details relating those these payables are enumerated in 2.10 (a) i.

Soluna has current employee wages payable and unreimbursed employee expense of approximately US$ 564,551 which is past due. Employees have agreed to defer portions of this salary to preserve the ability of Soluna to act as a going concern. Soluna intends to pay this obligation soon as practicable, including out of capital raised in this Series A. In addition, Soluna has a non-current obligation for employee payables as outlined in 2.10(a) v.

Brookstone Partners Acquisition XXV, LLC is obligated to an ‘advance development Payment’ of EUR 200,000 within two weeks of June 20, 2019. This payment is currently past due, and the Corporation is in negotiation to restructure this payment.

2.10
(a)

i.     As referenced in section 2.9, Soluna currently has outstanding payables to third-party contractors in an aggregate amount of approximately US$ 875,000. Certain transaction negotiations are ongoing and enumerated below:

o   Soluna has an accrued payable of US$ 210,937 related to legal fees from DLA Piper. This is as a result of a re-invoicing from MJT Park Inc (Soluna's obligation is to MJT Park Inc.), who signed the engagement letter with DLA Piper. Currently, Brookstone Partners and DLA Piper are in a fee dispute relating to an unrelated legal engagement and the Soluna liability is suspended pending resolution between these two parties. Brookstone Partners intends to negotiate a onetime payment at a discounted price.

o   Soluna has an accrued payable with Fieldstone of US$ 206,709 for retainer of investment banking services. Fieldstone has agreed to defer these fees until financial close of phase one of the A.M Wind site. These fees will be netted against an investment banking success fee that will be payable to Fieldstone.

o   Soluna has an accrued payable of US$ 150,000 with Dwight L Bush and an accrued payable of US$ 127,384 with Afrique Advisors S.A.R.L for efforts related to Moroccan lobbying efforts. Soluna is in the process of restructuring these payments. (Note: Soluna also has received services from these two contractors for which it has not yet received an invoice, which is estimated at US$ 150,000 that is not reflected in these amounts.)

The above amounts represent approximately US$ 695,000, excluding the amount not yet invoiced and referred to above, eighty percent of Soluna's accrued third-party liabilities.

ii.       Mechanical Technology Incorporated ("MKTY"), a subscriber under the Class A Preferred Share offering, has engaged Soluna to source, develop and operate a cryptocurrency mining operation to be owned by MKTY or its affiliates. Soluna and MKTY have entered into a Development Agreement dated January 9, 2020 for the sourcing and design of this site, and an Operations and Management Agreement dated January 9, 2020 relating to the ongoing operations of that mine.

iii.       MJT Park Investors Inc., a Brookstone Partners affiliate, has loaned Soluna US$ 912,238. This amount is expected to be reflected in a promissory note.

iv.       Pursuant to the share purchase agreement dated June 20, 2018, between Altus AG, AICM SARL and Brookstone Partners Acquisition XXV, LLC:

o   Brookstone Partners Acquisition XXV, LLC is obligated to make an ' advance development Payment' of EUR 200,000 within two weeks of June 20, 2019. This payment is currently past due, and the Corporation is in discussions to restructure this payment.

o   Brookstone Partners Acquisition XXV, LLC is obligated to make ' development payments' of EUR 38,000 per megawatt of wind placed into service in its Dakhla site up to 100 MW for a total of EUR 3,800,000.

o   Brookstone Partners Acquisition XXV, LLC is obligated to ' success payments of EUR 10,000 per megawatt of wind placed into service in its Dakhla site between 300 MW to 700 MW for a total of EUR 4,000,000.

v.       Soluna has a recorded a balance US$ 623,419 of deferred compensation principally for executives Dipul Patel, and John Belizaire. This is amount is not payable until July 2020 or Financial Close of Phase One of the Morocco Wind Project, whichever is later.

2.11

(b)

See note on current deferred employee payable in 2.9.

See note on MKTY cryptocurrency mining operation in 2.10(a) ii.

See note on non-current deferred employee payable in 2.10(a) v.

2.16

Since the payments referred to in Section 2.11(b) are due but have not yet been paid, the Corporation has also not withheld and remitted to any governmental sources the amounts required to be withheld and remitted with respect to those payments to employees.

(c)

See note on current deferred employee payable in 2.9.

See note on non-current deferred employee payable in 2.10(a) v.

2.17

Soluna and certain of its subsidiaries filed their US returns late for the year Dec 31, 2018 tax year. To date, Soluna has received no notice of penalties for such late filling.

2.19

The below sets for the permit status for each permit for Soluna's 900 MW windfarm located in the region of Dakhla-Oued Ed-Dahab, in the Southern Provinces of the Kingdom of Morocco, also known as the Western Sahara. To the best of the Company's knowledge, this list does not lack any permit which could reasonably be expected to have a Material Adverse Effect.

Permit	Status	Notes	Related Document
Regional Investment Committee	Approved	The project was approved by the regional investment committee on March 9 2018	6.2 Land - Regional Approval.pdf
Environmental Impact Study	Approved	The project was approved by Moroccan environmental standards in 2011. The project is currently undergoing an update of the standards of the International Finance Corporation.	None
Framework Investment Agreement	Ongoing

Verbal approval and clearance by the Moroccan investment committee.  On 17 October 2019 the secretariat of the commission was asked to organize a drafting committee to finalize the drafting of the articles.

None

Land Lease Agreement	Pending	Pending authorization of the Framework Investment Agreement	None
Building Permits	Pending	Pending authorization of the Framework Investment Agreement	None
Ministry of Energy Authorization	Approved	The project was approved by the ministry of energy on 20 September 2019.	6.1.2 AM WIND Energy License_French.pdf

EXHIBIT D

FORM OF INDEMNIFICATION AGREEMENT

(see attached)

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, effective as of the 9th day of January, 2020, by and between Soluna Technologies, Ltd. a British Columbia limited liability corporation (together with its affiliates referred to in Paragraph A below, (the "Company"), having its principal offices at 232 Madison Avenue, suite 600, New York, NY 10016, and                       , an individual residing at                                                                (the "Indemnified Representative").

RECITALS

A.                The Indemnified Representative is willing to serve as a member of the Board of Directors of the Company or, at the request of the Company, as a member of the Board of Directors, or in a similar capacity, for certain affiliates of the Company and, in so doing, is and will be performing a valuable service to or on behalf of the Company, all in accordance with the terms of a certain Amended and Restated Shareholders Agreement of even date herewith by and between the Company and all the shareholders of the Company (the "Shareholders Agreement"); and

B.                 As an inducement to the Indemnified Representative to so serve the Company, and in consideration for such service, the Company has agreed to indemnify the Indemnified Representative upon the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the Company and the Indemnified Representative agree as follows.

1.                  Agreement to Serve. The Indemnified Representative agrees to serve or continue to serve for or on behalf of the Company in each Official Capacity (as hereinafter defined) held now or in the future for so long as the Indemnified Representative is acting, or until such time as the Indemnified Representative resigns in writing or is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after the Indemnified Representative has ceased to serve in any Official Capacity for or on behalf of the Company and until such time as all applicable statutes of limitation have expired, and where no such stature is applicable, then for a period of not less than two (2) years following the expiration or termination of the Official Capacity, except and unless any outstanding liability insurance taken to protect persons serving the Company shall provide coverage for any greater period for acts or omissions during the employment period, in which case, then for such greater period.

2.                  Indemnification.

(a)        The Company shall indemnify the Indemnified Representative to the fullest extent permitted by the Business Corporations Act (British Columbia) ("BCBCA"), as amended from time to time, but only as amended in a manner more favorable to the Indemnified Representative. Without limitation or derogation of the foregoing, the Indemnified Representative shall have the rights specified in this Agreement.

1

(b)        Except as provided in Section 3 and 5 hereof, the Company shall indemnify the Indemnified Representative against any Liability (as hereinafter defined) incurred by or assessed against the Indemnified Representative in connection with any Proceeding (as hereinafter defined) in which the Indemnified Representative may be involved, as a party or otherwise, by reason of the fact that the Indemnified Representative is or was serving in any Official Capacity held now or in the future, provided that the Indemnified Representative meets the applicable standards of conduct under the BCBCA. As used in this Agreement:

(i)              "Liability" means any liability, damage, judgment, amount paid in settlement, taxes, fine, penalty, punitive damage, or expense of any nature (including attorneys' fees and expenses);

(ii)             "Proceeding" means any threatened, pending, or completed investigation, action, suit, appeal, arbitration, or other proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its security holders, or any other party; and

(iii)            "Official Capacity" means service to the Company as a director, or, at the request of the Company, in a similar capacity for any affiliate company, partnership, joint venture, trust, employee benefit plan.

(c)        Notwithstanding Sections 2(a) and (b) hereof, the Company shall not indemnify the Indemnified Representative under this Agreement for any Liability incurred in a Proceeding initiated by the Indemnified Representative unless the Proceeding is authorized, either before or after commencement of the Proceeding, by the majority vote Board of Directors of the Company. An affirmative defense or counterclaim of the Indemnified Representative shall not be deemed to constitute a Proceeding initiated by the Indemnified Representative.

3.         Exclusions.

(a)        The Company shall not be obligated under this Agreement to make any payment in connection with any Liability incurred by the Indemnified Representative:

(i)              to the extent payment for such Liability is made to the Indemnified Representative under an insurance policy obtained by the Company, and the Indemnified Representative is under no obligation to repay the amount of the proceeds derived from such coverage;

(ii)             to the extent payment is made to the Indemnified Representative for such Liability by the Company under its Articles of Incorporation, the BCBCA, or otherwise than pursuant to this Agreement;

(iii)            for any claim by or on behalf of the Company for recovery of profits resulting from the purchase and sale or sale and purchase by such Indemnified

2

Representative of equity securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended;

(iv)             to the extent such indemnification has been determined by a court of competent jurisdiction in a final non-appealable judgment to be unlawful; or

(v)              to the extent such claim for indemnification arises primarily out of or is based primarily upon any action or failure to act by the Indemnified Representative, other than an action or failure to act undertaken at the request or with the consent of the Company, that is found in a final judicial determination (or a settlement tantamount thereto) to constitute fraud, bad faith, willful misconduct or gross negligence on the part of the Indemnified Representative.

(b)               Any act, omission, liability, knowledge, or other fact of or relating to any other person, including any other person who is also an Indemnified Representative, shall not be imputed to the Indemnified Representative for the purposes of determining the applicability of any exclusion set forth herein.

(c)               The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nobo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Representative is not entitled to indemnification under this Agreement.

4.                  Advancement of Expenses. The Company shall pay any Liability in the nature of an expense (including attorneys' fees and expenses) incurred in good faith by the Indemnified Representative in advance of the final disposition of a Proceeding within thirty (30) days of receipt of a demand for payment by the Indemnified Representative; provided, however, that the Indemnified Representative shall have (a) furnished the Company with a written affirmation of his good faith belief that he has met the applicable standards of conduct to be entitled to indemnification hereunder, and (b) agreed in writing to promptly repay such amount if it shall ultimately be determined that the Indemnified Representative is not entitled to be indemnified by the Company pursuant to this Agreement. The financial ability of the Indemnified Representative to repay an advance shall not be a prerequisite to the making to such advance.

5.                  Indemnification Procedure.

(a)                The Indemnified Representative shall use reasonable efforts to notify promptly the Board of Directors of the commencement of any Proceeding or the occurrence of any event which might give rise to a Liability under this Agreement, but the failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnified Representative under this Agreement or otherwise, unless the Company is able to establish direct and substantial prejudice on account of such failure. It shall be presumed at all times that the Indemnified Representative is entitled to indemnification and advancement of expenses under this Agreement.

(b)               The Company shall be entitled, upon notice to the Indemnified Representative, to assume the defense of any Proceeding with counsel reasonably

3

satisfactory to the Indemnified Representative involved in such Proceeding or, if there be more than one (1) Indemnified Representative involved in such Proceeding, to a majority of the Indemnified Representatives involved in such Proceeding. If, in accordance with the foregoing, the Company defends the Proceeding, the Company shall not be liable for the expenses (including attorneys' fees and expenses) of the Indemnified Representative incurred in connection with the defense of such Proceeding subsequent to the required notice, unless (i) such expenses (including attorneys' fees) have been authorized by the Company, or (ii) the Company shall not in fact have employed counsel reasonably satisfactory to such Indemnified Representative, or to the majority of Indemnified Representatives if more than one (1) is involved, to assume the defense of such Proceeding. The foregoing notwithstanding, the Indemnified Representative may elect to retain counsel at the Indemnified Representative's own cost and expense to participate in the defense of such Proceeding.

(c)               The Company will not, without the prior written consent of the Indemnified Representative, settle, compromise, or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not an Indemnified Representative is an actual or potential party to such Proceeding), unless such settlement, compromise, or consent includes an unconditional release of the Indemnified Representative hereunder from all liability arising out of such claim, action, suit, or proceeding. The Company shall not be liable for any amount paid by an Indemnified Representative in settlement of any Proceeding that is not defended by the Company, unless the Company has consented to such settlement, which consent shall not be unreasonably withheld.

(d)               Upon a payment under this Agreement to the Indemnified Representative with respect to any Liability, the Company shall be subrogated to the extent of such payment to all of the rights of the Indemnified Representative to recover against any person with respect to such Liability, and the Indemnified Representative shall execute all documents and instruments required, and shall take such other actions, as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

6.                  Contribution. If the indemnification provided for in this Agreement is unavailable for any reason to hold harmless an Indemnified Representative in respect of any Liability or portion thereof, the Company shall contribute to such Liability or portion thereof in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnified Representative from the transaction giving rise to the Liability.

7.                  Non-Exclusivity. Subject to the provisions of Section 3 of this Agreement, the rights granted to the Indemnified Representative pursuant to this Agreement shall not be deemed exclusive of any other rights to which the Indemnified Representative may be entitled under statute, the provisions of the Articles of Incorporation, any outstanding agreement of the Company, or otherwise, both as to action in an Official Capacity and in any other capacity.

8.                  Reliance on Provisions. The Indemnified Representative shall be deemed to be acting in any Official Capacity in reliance upon the rights of indemnification provided by this

4

Agreement and the indemnification provisions of the Company's Articles of Incorporation or any outstanding agreement of the Company, as the case may be.

9.                Severability and Reformation. Any provision of this Agreement which is determined to be invalid or unenforceable in any jurisdiction or under any circumstances shall be ineffective only to the extent of such invalidity or unenforceability, and shall be deemed reformed to the extent necessary to conform to the applicable law of such jurisdiction and still give maximum effect to the intent of the parties hereto. Any such determination shall not invalidate or render unenforceable the remaining provisions hereof, and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstances.

10.            Notices. Any notice, claim, request, or demand required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telegram or three (3) business days after being dispatched by registered or certified mail, first class, postage prepaid to the addresses set forth above, or to such other address as any party hereto shall have specified in a notice duly given in accordance with this Section 10.

11.            Amendments: Binding Effect. No amendment, modification, termination, or cancellation of this Agreement shall be effective as to the Indemnified Representative unless signed in writing by the Company and the Indemnified Representative. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Representative's heirs, executors, administrators, and personal representatives.

12.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, without regard to the conflict of laws provisions thereof.

13.            Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement. Signatures transmitted by facsimile or electronic mail shall be deemed acceptable as originals.

5

EXHIBIT E

FORM OF UNANIMOUS SHAREHOLDERS AGREEMENT

(see attached)

Execution copy

SOLUNA TECHNOLOGIES, LTD.

AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

January 13, 2020

ARTICLE 5 MATTERS RELATING TO ISSUANCE OF SHARES
         BY THE CORPORATION................................................................................................  33

SCHEDULE A FORM OF ASSUMPTION AGREEMENT FOR
       TRANSFEREES/ACQUIRORS FOR THIS UNANIMOUS SHAREHOLDERS'
       AGREEMENT...................................................................................................................... 45

SCHEDULE B FORM OF ASSUMPTION AGREEMENT FOR OPTION

SHAREHOLDERS' AGREEMENT

THIS AGREEMENT is made as of the 13h day of January, 2020

A M O N G:

SOLUNA TECHNOLOGIES, LTD.,

a corporation incorporated under the laws of the Province of British Columbia, (the "Corporation"),

- and -

Each of the shareholders of the Corporation from time to time.

RECITALS:

A.        The authorized share capital of the Corporation consists of an unlimited number of Common Shares an unlimited number of Class Seed Preferred Shares and an unlimited number of Class A Preferred Shares, of which 9,608,108 Common Shares, 1,794,998 Class Seed Preferred Shares and 158,730 Class A Preferred Shares are outstanding.

B.         The Shareholders hold all of the authorized and issued Shares, as follows:

Shareholder	Number and Type of Shares

Soluna Technologies Investment I, LLC	7,900,000 Common Shares
John Belizaire	1,067,567 Common Shares
Dipul Patel	640,541 Common Shares
Tera Joule, LLC	965,945 Class Seed Preferred Shares
MJT Park Investors, Inc	479,437 Class Seed Preferred Shares
John Belizaire	102,380 Class Seed Preferred Shares
Dipul Patel	48,255 Class Seed Preferred Shares
Mohammed-Larbi Loudiyi	77,638 Class Seed Preferred Shares
Phillip Ng	57,355 Class Seed Preferred Shares
Ashley Capuzzi	49,768 Class Seed Preferred Shares
Sanjeev Kumar	14,220 Class Seed Preferred Shares
Mechanical Technology, Incorporated	158,730 Class A Preferred Shares

C.        The Parties have entered into this Agreement for the purposes of, among other things, (i) setting forth the manner in which the affairs of the Corporation shall be conducted, (ii) providing for their respective rights and obligations arising out of or in connection with the operations and affairs of the Corporation, and (iii) governing the transfer of Shares of the Corporation.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained the parties hereto agree as follows:

ARTICLE 1 INTERPRETATION

1.1       Definitions

In this Agreement:

"Act" means the Business Corporations Act (British Columbia), as amended from time to time.

"Affiliate" shall have the meaning given to it in the Act.

"Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be supplemented or amended from time to time and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement, and "Article" and "section" mean and refer to the specified article and section of this agreement.

"arm's length" shall have the meaning ascribed thereto in the Income Tax Act (Canada).

"Articles" means the articles of incorporation of the Corporation dated May 11, 2018, as amended on October 30, 2018 to create the Class Seed Preferred Shares, as further amended on or about January 9, 2020 to create the Class A Preferred Shares and to amend the terms and conditions attached to the Class Seed Preferred Shares and as may be further amended, replaced, restated or otherwise modified from time to time in accordance with the Act and this Agreement, as applicable.

"Assumption Agreement" means an agreement in the form of Schedule A or Schedule B, as applicable.

"Board" means the board of Directors of the Corporation.

"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Vancouver, British Columbia or New York, New York are not open for business. "Business of the Corporation" means the business presently carried on by the Corporation, consisting of, among other things, the pursuit of crypto-mining initiatives using wind and other assets and technology related thereto.

"Cause" means with respect to an employee or consultant of the Corporation: (i) the failure or refusal of such Person to perform his duties and responsibilities at an acceptable level or standard, provided that such Person has been provided written notice of such failure and has not corrected his behaviour within 20 days of receiving such notice; (ii) any dishonesty on the part of such Person affecting the Corporation; (iii) the conviction of such Person for an indictable offence or for any crime involving moral turpitude, fraud or misrepresentation; (iv) any wilful and intentional act on the part of such Person having the effect of materially injuring the reputation, business or business relationships of the Corporation; (v) any material breach (not covered by any of the above clauses) of any of the provisions of the employment or consulting Agreement with such Person; (vi) any other reason which at law would entitle the Corporation to terminate such Person's employment without notice or compensation in lieu of notice; or (vi) the resignation of such Person without Good Reason.

"Class A Director" means the director of the Board nominated by the holders of Class A Preferred Shares pursuant to Section 2.2.

"Class A Preferred Shareholder" means any Shareholder holding Class A Preferred Shares.

"Common Shares" means the common shares in the capital of the Corporation.

"Class A Preferred Shares" means the Class A Preferred Shares in the capital of the Corporation.

"Class A Preferred Financing" means the financing of the Corporation currently underway on the date of this Agreement consisting of the issuance of Class A Preferred Shares at a price of $ 3.15 per share for an aggregate of up to $10,000,000.

"Class Seed Preferred Shares" means the Class Seed Preferred Shares in the capital of the Corporation.

"Collateral Benefit" means any agreement, commitment or understanding with a Shareholder or its Principal that has the effect of providing to that Shareholder or its Principal (or anyone acting not at arm's length to that Shareholder or its Principal), directly or indirectly, consideration of greater value than that offered to other Shareholders, excluding consideration paid to a Shareholder or its Principal (or anyone not at arm's length with a Shareholder or its Principal) for goods and/or services rendered or provided or to be rendered or provided by a Shareholder or its Principal (or anyone not at arm's length with a Shareholder or its Principal) where the amount of such consideration is not more than that which would be negotiated between arm's length parties on market terms.

"Competitive Business" means any business that is competitive with the Business of the Corporation and/or any of its Subsidiaries, excluding the business carried on by Soluna Technologies I, LLC and Platinum Power SA.

"Confidential Information" means the Corporation's or its Affiliates' or any of their respective clients' confidential information, property or knowledge, including without limitation, supplier information, property, materials, documents, technology, inventions, strategies, methods, procedures, trade secrets, intellectual and industrial property; business practices, processes, trade secrets, methods, devices, ideas, concepts, proposals or development projects, software, computer systems, documentation, data, designs or standards, whether owned or licensed, the terms of this Agreement and Work Products.

"Control" means, with respect to any Person at any time,

(a)        holding, as owner or other beneficiary, other than solely as the beneficiary of an unrealized security interest, directly or indirectly, securities of that Person carrying votes sufficient to elect or appoint the majority of individuals who are responsible for the supervision or management of that Person; or

(b)        the exercise of de facto control of that Person whether direct or indirect and whether through the ownership of securities, by contract or trust or otherwise; and the terms "Controlling" and "Controlled" have corresponding meanings;

"Controlled Shareholder" means, with respect to a particular Principal, the Shareholder Controlled by that Principal.

"Corporation" means Soluna Technologies, Ltd. and includes any successor to the Corporation resulting from any amalgamation, merger, arrangement or other reorganization of or including the Corporation or any continuance under the laws of another jurisdiction.

"CPOA" has the meaning attributed to it in Section 3.8(d).

"Defaulting Shareholder" has the meaning attributed to it in Section 3.4.

"Directors" means, collectively, each of the directors of the Corporation and "Director" means any one such director individually.

"Drag-Along Offer" has the meaning attributed to that term in Section 3.8(a).

"Eligible Transferee" means, in respect of a Shareholder:

(a)       a corporation which is Controlled by and under the Control of such Shareholder;

(b)       a trust which is Controlled by and under the Control of such Shareholder;

(c)       if the Shareholder is not a natural Person, any Person who Controls such Shareholder including the Principal; and

(d)       in respect of Tera Joule, LLC, any holder of securities of Tera Joule, LLC.

"First Refusal Notice" has the meaning attributed to that term in Section 3.6(a).

"Forced Shareholders" has the meaning attributed to that term in Section 3.8.

"GAAP" means the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor entity thereto, applicable as at the date on which such principles are to be applied or on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, which in the case of the Corporation shall include Canadian Accounting Standards for Private Enterprises.

"Good Reason" means:

(a)        a material reduction in the status, powers or responsibilities of such Person without his/her consent; or

(b)        any reduction in the compensation of such Person without his/her consent; or

(c)        a change in such Person's title without his/her consent; or

(d)        relocation of such Person's position outside of the New York City area without his/her consent; or

(e)        a failure to pay the salary or bonuses in accordance with the provisions of the employment agreement of such Person without the consent of such Person, provided such reduction or failure has not been remedied by the Corporation within ten (10) days following written notice thereof from such Person.

"Governmental Approval" means the consent of any Governmental Body which may be required at any time and from time to time to ensure that the purchase by a Shareholder of all or any part of the Shares held by another Shareholder is not in contravention of any law, regulation or published policy of, or administered by, such Governmental Body or which may be required in order to ensure that, notwithstanding the purchase by a Shareholder of all or any part of the Shares held by another Shareholder, the holding or continued holding by the Corporation or any Subsidiary of any franchise, licence, permit or other permission or authority required to carry on its respective business is unaffected.

"Governmental Body" means any body of a state or government, any international body or body assembling several states or provinces, any body, board, commission, office or other authority, instituted or constituted by a state or a government, by a law or otherwise, any public or private body, board, commission, office exercising governmental or quasi-governmental functions or regulatory or quasi-regulatory functions on behalf of a state or another governmental body or otherwise having jurisdiction, as well as any body, office, commission, board, arbitration or judicial tribunal, quasi-judicial or administrative tribunal, either national, provincial or governmental, foreign or international, as well as any court or, common law tribunal.

"Incapacity" means a permanent disability within the meaning of the Income Tax Act (Canada).

"Lien" means any and all liens, claims, mortgages, hypothecs, security interests, charges, encumbrances, and restrictions on Transfer of any kind and includes, in the case of references to securities, except for any of the same arising under applicable corporate laws or securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration or prospectus requirements under such securities laws, or otherwise arising pursuant to this Agreement.

"Liquidity Event" means the earliest to occur of:

(a)       the liquidation, dissolution or winding-up of the Corporation;

(b)       the amalgamation or merger of the Corporation with another corporation, or an arrangement, reorganization or other transaction or series of transactions, pursuant to which the holders of voting securities of the Corporation immediately prior to the transaction or series of transactions hold, immediately after such transaction, directly or indirectly, less than 50% of the voting power to elect directors of the Corporation or the surviving corporation;

(c)        a sale, lease or other disposition of all or substantially all of the assets of the Corporation;

(d)        a sale, exchange or other disposition of all or substantially all of the outstanding shares of the Corporation; or

(e)        an amalgamation, arrangement, reverse take-over or other combination of the Corporation by or with a corporation whose shares are listed on a Canadian stock exchange.

"Marketable Securities" means securities of an issuer having a market capitalization of at least $500 million and that are listed on the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the London Stock Exchange and that can be immediately resold to the general public free of any statutory, regulatory, contractual or other hold period, volume limitation, manner of sale or resale restriction or required approvals or filings.

"Material Adverse Issuance" means a proposed issuance of Shares in respect of which:

(a)        the purchaser or subscriber of such Shares is, or any shareholder of such proposed issuee is, a Person governed by the laws of or resident in any jurisdiction which is identified by the Organization for Economic Cooperation and Development's Committee on Fiscal Affairs as an "uncooperative tax haven", in which the beneficial owners of securities of such purchaser or subscriber may not be reasonably ascertainable by governmental or regulatory bodies in Canada and/or the United States or which is identified by any governmental or regulatory authority or other organization as failing to cooperate in preventing "money laundering";

(b)        the purchaser or subscriber of such Shares, by virtue of its interest in the Corporation (directly or indirectly), would place the Corporation or its shareholders in violation of any economic sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot) Act of 2001;

(c)        the identity of the purchaser or subscriber of such Shares and/or the nature of the subject transaction may, in the opinion of the Board, acting reasonably, have a material adverse impact on: (i) the Corporation or the Business of the Corporation, (ii) the ability of the Corporation to complete future public equity or debt financings, the sale of the Business of the Corporation, a potential initial public offering or a potential listing of the Shares of the Corporation on a nationally recognized stock exchange in Canada or the United States, or (iii) the ability of any of the Shareholders to sell any Shares (including potentially delaying or preventing the completion of any of the foregoing or resulting in the imposition of burdensome terms and conditions in respect of any of the foregoing); or

(d)        the purchaser or subscriber of such Shares is, or is directly or indirectly associated with, a Person engaged in a Competitive Business but this shall not (i) include minority shareholdings in public companies where no influence, Control or board representation is present, up to a maximum of 5% of the outstanding shares of any such public company, or (ii) issuances to existing Shareholders or their Affiliates.

"Material Adverse Transfer" means a proposed Transfer in respect of which:

(a)        the transferee is, or any shareholder of the transferee is, a Person governed by the laws of or resident in any jurisdiction which is identified by the Organization for Economic Cooperation and Development's Committee on Fiscal Affairs as an "uncooperative tax haven", in which the beneficial owners of securities of such transferee or shareholder may not be reasonably ascertainable by governmental or regulatory bodies in Canada and/or the United States or which is identified by any governmental or regulatory authority or other organization as failing to cooperate in preventing "money laundering"; or

(b)        the transferee, by virtue of its interest in the Corporation (directly or indirectly), would place the Corporation or its shareholders in violation of any economic sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot) Act of 2001;

"Offer" has the meaning attributed to that term in Sections 3.7(a).

"Officers" means, collectively, the officers of the Corporation as appointed by the Directors and "Officer" means any one such officer individually.

"Optionee Shareholder" means any Person who has obtained Common Shares through the exercise of options under the Stock Option Plan.

"Parties" means the parties to this Agreement and "Party" means one of them.

"Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, Government Body, authority or entity however designated or constituted.

"Piggy-Back Offer" has the meaning attributed to that term in Section 3.7(a).

"Piggy-Back Offerees" has the meaning attributed to that term in Section 3.7(a).

"Pre-Emptive Right Shareholder" has the meaning attributed to that term in Section 5.2(a).

"Preferred Shares" means the preferred shares in the capital of the Corporation.

"Principal" means in the case of any additional Shareholder that is not a natural Person, the natural Person that, directly or indirectly, Controls that Shareholder, if any.

"Project" means the 900MW wind power generation site near the city of Dakhla in Morocco, in the region of Oued-Ed-Dahab.

"Pro Rata Part" means a fraction (i) the numerator of which equals the number of Shares held by the Shareholder, and (ii) the denominator of which equals the total number of Shares issued and outstanding as at the date of the applicable notice or event.

"Securities" means any equity securities (other than Shares), debentures, bonds, notes, partnership units, subscription rights or options, warrants, convertible securities, promises, programs, plans and other rights of any nature whatsoever or howsoever arising to, directly or indirectly, participate in the capital or equity of the Corporation or any Subsidiaries or any right or privilege to acquire any Shares.

"Selling Shareholder" has the meaning attributed to that term in Section 3.6(a).

"Shareholders" means, any Person who is a registered holder of Shares or Securities and includes any Eligible Transferee thereof in accordance with the terms of this Agreement and for greater certainty includes Optionee Shareholders and "Shareholder" means any one of such persons individually.

"Shares" means any shares in the capital of the Corporation, including without limitation, the Common Shares, Class Seed Preferred Shares, Class A Preferred Shares and any securities of the Corporation or any successor continuing company of the Corporation that may be issued on a reorganization, amalgamation, consolidation, arrangement, or merger, statutory or otherwise, or other similar transactions.

"SOP Assumption Agreement" means the acknowledgement of assumption of obligations in the form to be attached as a schedule to the Stock Option Plan, as may be amended, restated, replaced or otherwise modified from time to time by the Board.

"Stock Option Plan" means the stock option plan of the Corporation dated June 7, 2018, as may be amended or replaced from time to time thereafter in accordance with the terms hereof.

"Subsidiary" shall have the meaning given to it in the Act.

"Third Party" means a Person with whom the Selling Shareholder (for purposes of Section 3.6), the Piggy-Back Offerees (for purposes of Section 3.7) or all Shareholders and the Corporation (for purposes of Section 3.8) is dealing at arm's length.

"Transfer" means any sale, exchange, assignment, gift, hypothecate, devise, disposition, mortgage, lien, charge, pledge, encumbrance, grant of security interest or any arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing and "Transferred" and similar variations have corresponding meanings.

"Triggering Event" has the meaning attributed to that term in Section 3.4.

"Work Products" means all work products, including, but not limited to technology, products, computer programs (including without limitation source code), documentation, data, designs, ideas, processes, discoveries, inventions (whether or not patentable), procedures, improvements, developments, drawings, specifications, memoranda, notes, manuals, information, and other materials or property made, authored, conceived, developed or otherwise produced by or on behalf of the Shareholder pursuant to the terms of an employment or consulting agreement with the Corporation, whether alone or jointly with the Corporation or others, within or outside the Corporation's premises, during or after business hours, excluding those that are not related to the Business of the Corporation created on the Shareholder's spare time or using the Shareholder's own equipment.

1.2       Schedules

The following are the schedules attached to this Agreement which schedules shall be deemed to be incorporated into, and form part of this Agreement:

Schedule A      -       Form of Assumption Agreement for Transferees for this Agreement

Schedule B       -      SOP Assumption Agreement

Schedule C       -      Principles of Share Valuation

Schedule D      -       Arbitration Procedures

Schedule E       -      Addresses for Notices

1.3       Gender

Words in the masculine gender shall include the feminine and neuter genders and vice versa and words referring to persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

1.4       Currency

Unless otherwise indicated, all references to currency herein are to lawful money of the United States of America.

1.5       Paramountcy

Subject to applicable law, if there is a conflict or inconsistency between the terms of this Agreement and the Articles or the terms of any agreement, offer, promise or other understanding entered into by the Parties or some of them, the terms of this Agreement will govern to the extent of that conflict or inconsistency and the Shareholders shall call such meetings to be held, pass such resolutions and do all such other things as may be necessary to amend the Articles to remove such conflict or inconsistency. In addition, the Shareholders and the Corporation hereby waive, for all purposes, their right to enforce and/or require compliance by any other Shareholder in respect of any provision of the Articles or resolutions of the Corporation or of any Subsidiary or of any agreement, offer, promise or other understanding entered into by the Parties or some of them that are inconsistent with the provisions of this Agreement - In this regard, the Shareholders agree more particularly to use their respective best efforts to ensure that the constating documents of the Corporation and any Subsidiaries, reflect the terms of this Agreement and are not amended to include provisions that are or could be inconsistent with the provisions hereof and the Shareholders shall vote the Shares held by them so as to cause the constating documents to be amended to resolve any conflict in favour of the terms of this Agreement. The Shareholders also agree that upon the organization of any new Subsidiary, upon the conditions stipulated herein, the Corporation and any other shareholder of such Subsidiary enter into a shareholders agreement or a declaration in lieu thereof, as the case may be, providing for such Subsidiary and its shareholders to be subject to all applicable provisions hereof.

1.6       Carrying Out of the Agreement

The Shareholders will vote and act at all times to carry out, and in all other respects to comply with, and cause the Corporation to carry out, the provisions of this Agreement. Each of the Principals will cause its respective Controlled Shareholder to comply with and carry out the provisions of this Agreement.

1.7       Corporation Bound

The Corporation confirms its knowledge of this Agreement and undertakes to carry out and be bound by the provisions of this Agreement to the full extent that it has the capacity and power at law to do so.

1.8       Compliance with Agreement

Each Shareholder covenants and agrees with each of the other Parties to vote or cause to be voted their respective Shares and act as a shareholder of the Corporation to fulfil the provisions of this Agreement and in all other respects to comply with, and use all reasonable efforts to cause the Corporation to comply with, this Agreement and to cause its respective nominee(s) as directors of the Corporation, if any, to act in accordance with this Agreement to the extent permitted by law.

1.9       Certain Rules of Interpretation

In this Agreement,

(a)        time is of the essence in the performance of the Parties' respective obligations;

(b)        the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of content;

(c)        the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

(d)        any reference to a particular Shareholder includes, where the context permits, all Eligible Transferees of that Shareholder and any successor thereto resulting from any amalgamation, merger, arrangement or other reorganization of or including that Shareholder or Eligible Transferee or any continuance under the laws of another jurisdiction;

(e)        whenever a provision of this Agreement requires an approval or consent by a party and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the party whose consent or approval is required shall be conclusively deemed to have withheld its consent or approval;

(f)         unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day which ends the period and by extending the period to the next Business Day following if the last day of the period is not a Business Day;

(g)        whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following; and

(h)        whenever a percentage calculation of the issued and outstanding Shares is required to be made under the terms of this Agreement, such calculation shall be made excluding any Shares issuable (but not yet issued) upon the exercise of any options granted under the Stock Option Plan or any other Securities convertible into Shares.

1.10     Optionee Shareholders

Each individual who is an Optionee Shareholder will have, as a condition to the exercise of any option granted under the Stock Option Plan, executed and delivered to the Parties to this Agreement, the SOP Assumption Agreement pursuant to which such individual agrees to be bound by all of the terms of this Agreement in the manner and to the extent of a Shareholder as if he or she was an original signatory hereto, subject to the following:

(a)        the Optionee Shareholder shall not have or possess any of the rights, but shall be subject to the obligations, of a Shareholder as provided in Section 3.1 (Restrictions on Transfer), Section 3.6 (Right of First Refusal), Section 3.7 (Piggy-back Rights) and Section 3.8 (Drag-Along Rights);

(b)        all notices to the Optionee Shareholder pursuant to and as contemplated in Section 8.9 of this Agreement shall be delivered at the address set out in the SOP Assumption Agreement or at such other address as may be given by an Optionee Shareholder to the parties to this Agreement; and

(c)        the Optionee Shareholder shall not have any right to purchase Sale Shares from a Defaulting Shareholder pursuant to the terms of Section 3.4, Purchased Shares from a Vendor pursuant to the terms of Section 3.5, but shall otherwise be subject to the provisions of Sections 3.4 and 3.5 hereto.

ARTICLE 2 SHAREHOLDERS RIGHTS

2.1       Management

Subject to Section 2.10, the Board shall supervise the management of the business and affairs of the Corporation by resolution passed by the majority of Directors' votes cast.

2.2       Directors

The number of Directors is hereby set at five, of whom (1) three shall be nominated by the Corporation, at least one of whom is not employed by the Corporation and who shall be approved by a majority of the other directors. (2) one shall be nominated by Tera Joule, LLC and (3) one shall be nominated by the holders of a majority of the Class A Preferred Shares. The Corporation's nominees shall include John Belizaire. Tera Joule, LLC's nominee shall initially be Matthew Lipman. The Class A Preferred Shares' nominee shall initially be William Phelan. The term of office of a Director shall commence upon his appointment to the Board and shall continue until either his removal by ordinary resolution of the Shareholders entitled to nominate and elect such Director or his resignation from the Board, whichever first occurs. Shareholders with sufficient votes to remove a Director or otherwise make changes to the composition of the Board may do so by providing a written resolution evidencing the votes necessary to pass an ordinary resolution of the Corporation. Any vacancy occurring on the Board by reason of the death, disqualification, inability to act, resignation or removal of any director (a "Terminated Director") shall be filled only by a further nominee of the Shareholder whose nominee was so affected so as to maintain a Board consisting of the numbers of nominees specified in this Section 2.2 and the other Shareholders will vote all such Shares entitled to vote thereon in favour of electing such individual. If any Person specified in this Section 2.2 as having the right to nominate a director gives written notice to the other Shareholders of a desire to remove a director nominated by such Person, the other Shareholders will vote all of their Shares entitled to vote thereon in favour of removing that director.

The Board will form a compensation committee and an audit committee. The compensation committee will establish an executive bonus plan based on the achievement of specified performance objectives. The Class A Director will be a member of both committees and will have the right to occupy the position of chairman on one of the committees.

2.3       Meetings of the Board

The Board shall meet as determined by the Board, at least monthly for the first twelve (12) months from the date hereof, and at least quarterly thereafter, unless otherwise determined by a majority of the Board (which majority must include the Class A Director), at the head office of the Corporation or at such other place as the Board may determine from time to time. Meetings of the Board or any committee thereof may be called by the President, the Chairman of the Board or by any Director upon not less than four days' notice, or, in the event of an urgent matter, 48 hours' notice, in which case each Director hereby waives minimum notice in accordance with the Act. Notice shall be in writing, and shall contain a statement as to the nature of the business proposed to be transacted at such meeting. Notice shall be accompanied by all relevant documentation or information required for Directors to make an informed decision regarding the business to be transacted. The Corporation shall reimburse all Directors for all reasonable out-of-pocket expenses incurred in attending meetings of the Board, attending meetings of any committee of the Board or in connection with other business of the Corporation. A Director may waive his right to receive notice of any meeting of the Board, both prospectively and retrospectively. The attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except where such Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been lawfully called or convened. The Chairman of the Board shall not have a casting vote. All presentations, reports and other materials to be presented to the Board at any meeting or other action to be taken by the Board shall be delivered to each Director at least three (3) days prior to the Board meeting (or 36 hours in the case of an urgent meeting) or action to which they relate.

2.4       Meetings of Shareholders

Meetings of Shareholders shall be held in the City of New York, New York at the head office of the Corporation or such location as the Board shall determine and may be called by the Board or any Shareholder(s) holding at least 5% of the issued and outstanding Shares (calculated assuming conversion into Common Shares) upon not less than 10 days' notice, or not less than 48 hours' notice in the event a meeting is required for any Shareholder or Shareholders to remove a Director or to nominate a Director (or a replacement for any Director) or any action is desired to be taken by the Shareholders or by any Person entitled to call a meeting of Shareholders on an expedited basis, in which case each Shareholder hereby waives minimum notice in accordance with the Act. Notice shall be in writing and shall contain a statement as to the nature of the business proposed to be transacted at such meeting. Notice shall be accompanied by all documentation or information relevant or required for Shareholders to make an informed decision regarding the business to be transacted. The attendance by a Shareholder at a meeting shall constitute a waiver of notice of such meeting except where such Shareholder attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been lawfully called or convened.

The President of the Corporation will act as chairman of the meeting and will appoint a secretary for the meeting who shall take minutes of the meeting which minutes, once signed by the chairman and secretary, shall be retained with the records of the Corporation.

In the event that a resolution passed by the Shareholders in accordance with this Agreement is not effective under the Act, all Shareholders shall cast such votes and pass such resolutions (or, subject to applicable law, cause such votes to be cast and resolutions passed by the Board) as shall be necessary to implement under the Act all decisions made by the Shareholders in accordance with this Agreement.

2.5       Meeting by Telephone or Electronic Means

All or any Directors may participate in meetings of the Board or any committee, and all or any Shareholders may participate in meetings of the Shareholders, by telephone, electronic or other communications facilities as permit all Persons participating to communicate verbally, simultaneously and instantaneously. Any such meeting will be deemed to have been held at the registered office of the Corporation or such other place the directors have determined such meeting will be held in accordance with Sections 2.2 and 2.4, as applicable.

2.6       Quorum

A quorum for a meeting of Directors shall be a majority of directors. A quorum for a meeting of Shareholders shall be at least two individuals present in person and holding or representing by valid proxy not less than 30% of the outstanding Shares entitled to vote at the meeting. No business other than the election of a chairman, if any, and the adjournment or termination of the meeting will be transacted at any meeting unless a quorum is present at the commencement of the meeting; however, a quorum need not be present throughout the meeting.

If at a meeting of the Board the requisite quorum is not present within 30 minutes after the time fixed for holding such meeting (the "first Soluna Board meeting"), the first Soluna Board meeting shall stand adjourned to such day determined by the Directors present at the meeting and which is not less than three Business Days later and at least two Business Days' written notice shall be given of such adjourned meeting. If a quorum is not present at such adjourned meeting within 30 minutes after the time fixed for holding such adjourned meeting, then such adjourned meeting shall be further adjourned to such day determined by the Directors present at such adjourned meeting and which is not less than three Business Days later and at least two Business Days' written notice shall be given of such second adjourned meeting. The quorum at such second adjourned meeting shall be those Directors that are present at such second adjourned meeting, provided that at least a majority are present.

If at any meeting of Shareholders (the "first Soluna Shareholder meeting") a quorum shall not be present, then, (a) in the case of a general meeting convened by requisition of Shareholders, the meeting is dissolved, and (b) in the case of any other meeting of Shareholders, the meeting stands adjourned to the same day in the next week at the same time and place. If, at the succeeding meeting, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more Shareholders entitled to attend and vote at the meeting constitute a quorum.

2.7       Officers

Until otherwise changed by the Board, the following Persons shall hold the offices of the Corporation shown below opposite their respective names:

Chief Executive Officer             John Belizaire

Secretary and Treasurer           Matthew Lipman

Chief Technology Officer          Dipul Patel

2.8       Reporting

The Corporation shall at all times maintain at its principal place of business proper books of account, which shall contain accurate and complete records of all transactions, receipts, expenses, assets and liabilities of the Corporation and shall provide each Shareholder reasonable access to them. Furthermore, the Corporation will deliver to Mechanical Technology, Incorporated so long as it continues to hold Class A Preferred Shares and any other holder of Series A Preferred that purchased at least $1,000,000 of Class A Preferred Shares so long as any such Shareholder holds at least 50% of the Class A Preferred Shares issued to it under the Class A Preferred Share Financing:

(a)        annual and quarterly financial statements of the Corporation, and other financial information as reasonably determined by the Board from time to time;

(b)        a comprehensive operating budget forecasting the Corporation's revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year, no later than thirty days prior to the end of each fiscal year; and

(c)        an up-to-date capitalization table promptly following the end of each quarter.

2.9       Compliance with GAAP.

The Corporation shall maintain a system of accounting and reporting established and administered in accordance with GAAP and satisfactory to the Corporation's auditors or accountants as applicable. All financial statements and other reporting made pursuant to this Agreement shall be prepared in accordance with GAAP applied consistently with prior periods.

2.10     Actions Requiring Special Shareholder Consent

Notwithstanding anything to the contrary in this Agreement or the Articles, without the prior written approval of the holders of at least 50% of the outstanding Shares (determined on an as converted to Common Shares basis) from time to time, neither the Corporation nor, where the context permits, any Subsidiary from time to time shall:

(a)        enter into any contract, agreement or other instrument with any affiliate of a Shareholder or any of its affiliates or any director, officer, or consultant of the Corporation or any director, officer or consultant of any of the foregoing;

(b)        make a declaration or payment of a dividend or other distribution on any Securities of the Corporation;

(c)        transfer any Shares of any Subsidiary;

(d)        authorize or issue Shares or Securities of the Corporation or any Subsidiary, other than (i) pursuant to Options to acquire Shares that may be issued and/or exercised from time to time with the approval of the Board or pursuant to acquisitions approved by the Board, (ii) the issuance of up to 3,015,873 Class A Preferred Shares under the Class A Preferred Financing, (iii) the issuance of Class A Preferred Shares as PIK Dividends pursuant to the Articles and (iv) project financing equity securities of a Subsidiary of the Corporation that is the vehicle for the Project for the purposes of the Project;

(e)        change the number of directors of the Corporation and the approval and removal of directors;

(f)         enter into any agreement relating to an acquisition or any material disposition of assets or shares; and

(g)        grant any option, warrant, right or privilege which is capable of becoming an agreement for the acquisition, purchase, subscription, allotment or issuance of any unissued Shares or Securities, other than options granted pursuant to the Stock Option Plan.

For greater certainty, the requirement for the written approval of the Shareholders as contemplated in this Section 2.10 shall not apply in respect of any transaction undertaken pursuant to and subject to compliance with the provisions of Section 3.8.

2.11     Actions Requiring Class A Preferred Consent

Notwithstanding anything to the contrary in this Agreement or the Articles, so long as at least 50% of the Class A Preferred Shares actually issued by the Corporation during the period provided for the Class A Preferred financing round contemplated in the Share Purchase Agreement dated as of the date hereof remain outstanding, without the prior written approval of the holders of at least 50% of the outstanding Class A Preferred Shares from time to time, neither the Corporation nor, where the context permits, any Subsidiary from time to time shall:

(a)  liquidate, dissolve or wind-up the affairs of the Corporation, or effect any merger or consolidation or any other Deemed Liquidation Event (as defined in the Articles);

(b)  amend, alter, or repeal any provision of the Articles or Bylaws in a manner adverse to the Class A Preferred Shares;

(c)  create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Class A Preferred Shares or issue any further Class A Preferred Shares, other than the issuance of (i) up to 3,015,873 Class A Preferred Shares under the Class A Preferred Financing, (ii) Class A Preferred

Shares as PIK Dividends pursuant to the Articles, and (iii) project financing equity securities of a Subsidiary of the Corporation that is the vehicle for the Project for the purposes of the Project;

(d)  purchase or redeem or pay any dividend on any capital stock prior to the Class A Preferred Shares, other than as approved by the board of directors of the Corporation, including the approval of the Class A Director;

(e)  create or authorize the creation of any debt security other than equipment leases or bank lines of credit and other than project financing debt securities of a Subsidiary of the Corporation for the purposes of the Project;

(f)   acquire or hold share capital in any corporation that is not a wholly-owned Subsidiary or dispose of any share capital of any Subsidiary or cause any Subsidiary to dispose of all or substantially all of its assets;

(g)  increase or decrease the size of the board of directors of the Corporation.

For greater certainty, the requirement for the written approval of the Class A Preferred Shares as contemplated in this Section 2.11 shall not apply in respect of any transaction undertaken pursuant to and subject to compliance with the provisions of Section 3.8.

2.12     Accountants

The accountants of the Corporation will be such accountants as the Board may determine from time to time.

2.13    Waiver

Any Shareholder(s) will be entitled at any time and from time to time to waive any of its rights pursuant to this Article 2.

2.14     Indemnity and Insurance

To the fullest extent permitted by law, the Corporation shall and shall cause each Subsidiary, to indemnify all directors, officers, former directors and former officers of the Corporation and any Subsidiaries and the Shareholders of the Corporation (in their capacity as directors of the Corporation created hereunder) and each Subsidiary to the extent that such director, officer or Shareholder exercises the rights, powers, duties and liabilities of a director, officer or Shareholder, as the case may be, of the Corporation or any Subsidiary and all persons who act or acted at the request of the Corporation or any Subsidiary, as the case may be, as a director or officer of a body corporate of which the Corporation or any Subsidiary, as the case may be, is or was a shareholder or creditor, and his or her heirs and legal personal representatives, against all costs, charges and expenses, including any amount paid to settle any action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation or any Subsidiary or such body corporate or by reason of acting or having acted as a director of the Corporation or any Subsidiary, if,

(a)        he or she acted honestly and in good faith with a view to the best interests of the Corporation, the Subsidiary or such body corporate, as the case may be; and

(b)        in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

The intention of this Section is that all Persons referred to in this Section shall have all benefits provided under the indemnification provisions of the Act to the fullest extent permitted by law, and the Corporation shall, and shall cause each Subsidiary to, forthwith pass all resolutions and take such other steps as may be required to give full effect to this Section.

The Corporation shall advance moneys to a director or officer for the costs, charges and expenses of a proceeding referred to in this Section 2.13, which such director or officer shall be required to repay to the Corporation if he or she did not fulfill the conditions set forth in Section 2.13(a) and 2.13(b).

2.15     Board Decision-Making

None of the following actions shall be taken by the Corporation without the approval of the Board, including the Class A Director:

(a)       creating any Lien or otherwise encumber any assets of the Corporation or any Subsidiary having a fair market value in excess of $300,000;

(b)       selling, assigning, licensing, pledging or encumbering material technology or intellectual property of the Corporation or its Subsidiaries, other than licenses granted in the ordinary course of business;

(c)       making any capital expenditure or lease commitment which are not included in the annual budget approve by the Board for that year exceeding $250,000;

(d)       distributing any monies or assets of the Corporation outside the ordinary course of business;

(e)       hiring, firing or changing the compensation (including the bonus schedule) or other employment arrangements or option arrangements of senior management of the Corporation;

(f)        initiating any legal proceeding or responding to any legal proceeding with a potential liability for the Corporation in excess of $50,000;

(g)       entering into any agreement relating to a merger, joint venture, partnership or similar strategic or significant corporate transaction involving consideration of $100,000 or more;

(h)       granting options pursuant to the Stock Option Plan;

(i)        creating any option pool or equity incentive program, or expand the size of the existing Stock Option Plan;

(j)        creating or authorizing the creation of or issuing any project financing equity or debt securities of a Subsidiary of the Corporation for the purposes of the Project;

(k)       lending money to any Shareholder, director or officer of the Corporation;

(l)        entering into any contract with any Shareholder or Person related thereto (within the meaning of the Income Tax Act (Canada)) or repaying any loan outstanding, and interest thereon, to any Shareholder or any person related thereto (within the meaning of the Income Tax Act (Canada)) other than as permitted by this Agreement;

(m)     making any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(n)       guaranteeing any indebtedness except for trade accounts of the Corporation or any subsidiary arising in the ordinary course of business;

(o)       making any investment inconsistent with any investment policy approved by the Board;

(p)      incurring any aggregate indebtedness for borrowed money in excess of $50,000 that is not already included in a Board-approved budget;

(q)      entering into or being a party to any transaction with any director, officer or employee of the Corporation or any person related to that person (within the meaning of the Income Tax Act (Canada) (other than pursuant to employment or consulting agreements with the director, officer or employee) except transactions resulting in payments to or by the Corporation in an amount less than $60,000 per year in the aggregate for any such person; and

(r)       changing the principal business of the Corporation, entering into new lines of business, or exiting the current line of business.

None of the following actions will be taken without the unanimous consent of the Board:

(a)       voluntarily winding-up or liquidating the Corporation or making an assignment in bankruptcy on behalf of the Corporation; and

(b)      make any loan or advance to, or own any shares or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation.

2.16     Corporation Valuations

From time to time, the Board shall complete a valuation of the Corporation and its Shares in accordance with the procedures set out in Schedule C (the date of each such valuation is referred to as a "Calculation Date"). These valuations shall be completed for purposes of establishing the appropriate pricing for Options to be granted pursuant to the Stock Option Plan and for the other purposes set out in this Agreement.

2.17     Representations and Warranties by Shareholders

Each Shareholder severally, but not jointly, represents and warrants with respect to itself that:

(a)       it owns beneficially and of record the number of Shares or other Securities which are expressed to be owned by it in the recitals of this Agreement;

(b)      it has the full power, authority and legal right to execute and deliver this Agreement and to perform the terms and provisions hereof;

(c)       if other than an individual, it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(d)      this Agreement has been duly authorized (if applicable), executed and delivered by it and constitutes a valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights and to general principles of equity;

(e)       the execution, delivery and performance of this Agreement does not and will not conflict with or result in a breach of any of the terms, conditions or provisions of (i) its articles, constating documents or other organizational documents or the documents by which it was created or established (as applicable); (ii) any law, rule or regulation having the force of law; (iii) the provisions of any indenture, agreement or other instrument to which it is a party or by which it may be bound; or (iv) any judgment, injunction, determination or award which is binding on it or its properties;

(f)        no authorization, consent, approval, licence or exemption from any Governmental Body is required by it which has not been obtained in connection with the execution and delivery by it of, and the performance by it of its obligations as of the date hereof under, this Agreement;

(g)        it is not a party to any agreement which is inconsistent with its rights and obligations hereunder or otherwise conflicts with the provisions of this Agreement;

(h)        it and its Principal (if applicable) is not a Person:

(i)         governed by the laws of or resident in any jurisdiction which is identified by the Organization for Economic Cooperation and Development's Committee on Fiscal Affairs as an "uncooperative tax haven";

(ii)        which may not be reasonably ascertainable by governmental or regulatory bodies in Canada and/or the United States or which is identified by any governmental or regulatory authority or other organization as failing to cooperate in preventing "money laundering"; or

(iii)       which, by virtue of its interest in the Corporation (directly or indirectly), would place the Corporation or its shareholders in violation of any economic sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot) Act of 2001.

(i)         it is not aware of the existence of any agreement or option or right capable of becoming an agreement or option for the purchase of any Shares or other Securities from the Corporation or from any other Shareholder except as provided for or referred to in this Agreement, the Articles or the Stock Option Plan, and it has not granted or agreed to grant any ongoing proxy in respect of the Shares or other Securities held by it nor has it entered into any voting trust, vote pooling or other arrangement with respect to the right to vote or call meetings of shareholders of the Corporation except as provided for or referred to in this Agreement;

(j)         no Person has the right, whether by agreement or option or any right capable of becoming an agreement or option, to purchase or acquire any of the Shares of such Shareholder (other than pursuant to restricted share agreements entered into between the Corporation and senior management Shareholders); and

(k)        there is no agreement, whether written or oral, of any nature whatsoever which would restrict the rights of the Shareholder, from exercising full voting control or direction over the Shares of the Corporation owned by it.

All of the foregoing representations and warranties will continue to be true and correct during the continuance of this Agreement.

2.18    Representations and Warranties by the Corporation.

The Corporation represents and warrants with respect to itself:

(a)        that it has the full power, authority and legal right to execute and deliver this Agreement and to give it full effect;

(b)        that it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(c)        that this Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights and to general principles of equity;

(d)        that it is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions of this Agreement;

(e)        that the execution, delivery and performance of this Agreement does not and will not conflict with or result in a breach of any of the terms, conditions or provisions of (i) the Articles, constating documents or other organizational documents or the documents by which it was created or established; (ii) any law, rule or regulation having the force of law; (iii) the provisions of any indenture, agreement or other instrument to which it is a party or by which it may be bound; or (iv) any judgment, injunction, determination or award which is binding on it or its properties;

(f)         that no authorization, consent, approval, license or exemption from any Governmental Body is required by it which has not been obtained in connection with the execution and delivery by it of, and the performance by it of its obligations as of the date hereof under, this Agreement; and

(g)        that the issued and outstanding Shares of the Corporation are as set out in Recital B hereto and that except as set forth in such recital, there are no Shares or Securities in the capital of the Corporation outstanding or subject to issuance as of the date hereof other than options granted under the Stock Option Plan.

2.19      Insurance.

The Corporation shall, at the Corporation's expense and as soon as practicable but not later than thirty (30) days from the date hereof, obtain directors' and officers' liability coverage pursuant to one or more insurance policies and thereafter maintain in full force at all times such insurance policies with one or more reputable insurance carriers.

2.20      Stock Option Plan.

The Corporation shall maintain the Stock Option Plan or another stock option plan that will maintain, from time to time, an option pool providing for the issuance of options to acquire Common Shares in an aggregate number equal to up to 10% of the outstanding Shares, calculated on a fully-diluted, as-converted basis. Unless otherwise specified by the Board at the time of granting of options, all options granted by the Corporation will vest over four years as follows: 25% one year after the grant date, with the remaining 75% to vest in equal monthly increments over the thirty-six (36) months following the one-year anniversary of the grant date.

ARTICLE 3 DEALING WITH SHARES

3.1       No Transfer of Shares

(a)        A Shareholder may Transfer any Shares or Securities held by him, her or it provided that (i) the transferee of such Shares (and, in the case of a transferee that is not a natural person, its Principal in addition to the transferee) has become a party to this Agreement, (ii) the Transfer is not a Material Adverse Transfer; and (iii) the Transfer complies with the provisions of this Article 3.

(b)        For greater certainty, each Shareholder shall be deemed to have consented to every Transfer of Shares or Securities or Transfer of shares of a Controlled Shareholder that is made in accordance with the provisions of this Article 3.

(c)        Without having to comply with the provisions of Sections 3.6 or 3.7, a Shareholder or a Principal (in this Article called the "Transferor") may at any time or from time to time Transfer all or any part of its Shares or Securities, or all of the shares of his or her Controlled Shareholder, to an Eligible Transferee of the Transferor provided that, at or prior to the time of such Transfer:

(i)         the Eligible Transferee enters into an Assumption Agreement as if the Eligible Transferee had entered into this Agreement in the place and stead of the Transferor and to remain an Eligible Transferee of the Transferor for as long as the Eligible Transferee (or, in the case of a Controlled Shareholder, that Controlled Shareholder) shall have any registered or beneficial interest in any Shares or Securities;

(ii)        the Eligible Transferee delivers to the other Parties evidence satisfactory to them, acting reasonably, that the Eligible Transferee is an Eligible Transferee of the Transferor and that the agreement referred to in Section 3.1(c)(i) is a legal, valid and binding obligation of the Eligible Transferee; and

(iii)      such Transfer does not result in a Material Adverse Transfer.

The Transferor shall at all times after the Transfer of any Shares or Securities or the Transfer of the shares of a Controlled Shareholder to the Eligible Transferee be jointly and severally liable with the Eligible Transferee for the observance and performance of the covenants and obligations of the Eligible Transferee under this Agreement, shall cause the Eligible Transferee to remain an Eligible Transferee of the Transferor for as long as such Eligible Transferee (or, in the case of a Transfer of the shares of a Controlled Shareholder, that Controlled Shareholder) shall have any registered or beneficial interest in any Shares and shall indemnify the other Parties against any loss, damage or expense incurred as a result of the failure by the Eligible Transferee to comply with the provisions of this Agreement.

(d)        No Shareholder shall, directly or indirectly, pledge or otherwise grant or allow a Lien to exist in respect of any Shares or Securities held by that Shareholder, provided this provision shall not be read as prohibiting Shareholders from entering into voting or pooling arrangements.

3.2       Endorsement on Certificates

Share certificates of the Corporation shall bear the following legends either as an endorsement or on the face thereof:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE DISTRIBUTION DATE, AND (II)

THE DATE THE ISSUER BECAME A REPORTING ISSUER IN AN PROVINCE OR TERRITORY."

"NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON THEIR TRANSFER AND ALL THE OTHER TERMS AND CONDITIONS OF A UNANIMOUS SHAREHOLDERS' AGREEMENT, A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE CORPORATION."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legends shall also bear such legends, unless in the opinion of counsel for the Corporation, the Shares represented thereby are no longer subject to the provisions of this Agreement or the restrictions imposed under the Securities Act (British Columbia) or other applicable securities laws, in which case the applicable legend (or legends) may be removed.

3.3        Shareholder Representations and Warranties

Notwithstanding anything else contained herein, on any sale of Shares by a Shareholder to another Shareholder or the Corporation, each Shareholder shall not be required to represent and warrant to another Shareholder or to the Corporation anything beyond that:

(a)        its Shares are owned by it with a good and marketable title thereto, free and clear of any liens, charges, mortgages and encumbrances (other than as contemplated pursuant to this Agreement); and

(b)        it has the power and authority to convey its Shares.

3.4        Purchase of Shares of a Shareholder

A Triggering Event is the occurrence of any one of the following events with respect to a Shareholder (the "Defaulting Shareholder"):

(a)        the Shareholder or its Principal or an Eligible Transferee (if applicable) of such Shareholder takes steps to exercise rights of dissent or appraisal or other similar rights under the Act or otherwise breaches any of the terms of this Agreement (including any breach relating to Transfer of Shares or of shares of a Shareholder contrary to the provisions of this Agreement) and such breach is not remedied within 15 days following the receipt of a written notice from one of the other Shareholders or the Corporation indicating the alleged breach;

(b)        the Shareholder, its Principal or an Eligible Transferee (if applicable) of such Shareholder makes an assignment for the benefit of his or its creditors generally or files a proposal under the Bankruptcy and Insolvency Act (Canada) or a receiving order is made or a petition is filed under the Bankruptcy and Insolvency Act (Canada) against the

Shareholder, its Principal or its Eligible Transferee (if applicable) or the Shareholder, its Principal or its Eligible Transferee (if applicable) makes an application under the Companies Creditors Arrangement Act (Canada);

(c)        a resolution is passed for, or a judgment or order is issued by any court of competent jurisdiction ordering, the winding-up or other liquidation or dissolution of the Shareholder, its Principal or its Eligible Transferee (if applicable);

(d)        any receiver, manager, receiver-manager, liquidator or trustee of the property, assets or undertaking of the Shareholder, its Principal or its Eligible Transferee (if applicable) is appointed pursuant to the terms of a debenture or similar instrument and such appointment is not revoked or withdrawn within 30 days of the appointment;

(e)        with respect to a Shareholder who is an individual, if such Shareholder becomes subject to an application or proceeding brought under the Family Law Act (British Columbia), the Divorce Act (Canada) or the Wills, Estates and Succession Act (British Columbia), as amended or re-enacted from time to time, for support or maintenance and/or to determine the entitlement of the spouse or former spouse to the net family property (as defined in the Family Law Act) of the Shareholder, and the Shareholder does not provide to the Board, within 30 days after the date on which the application or proceeding is brought and in any event before such application, or proceeding is determined, evidence satisfactory to the Board, acting reasonably, that the financial claim of the spouse or former spouse to this entitlement can be settled without, in any way, directly or indirectly, affecting or interfering with or requiring a Transfer of Shares held by the Shareholder or the spouse or former spouse (provided that if such evidence cannot be provided within such time period, then within such other time period as the Board may in its discretion determine);

(f)         the Shareholder permits his or its Shares to be liable, directly or indirectly, to seizure, or the Principal of such Shareholder (if applicable) permits his or its shares of, or other interest in, any entity which holds Shares, directly or indirectly, to be liable to seizure and such order or right of seizure is not revoked or withdrawn within 30 days of its promulgation or vesting, as the case may be; or

(g)        with respect to a Shareholder who is an individual, if such Shareholder's employment with the Corporation is terminated for Cause.

A Defaulting Shareholder or his or her legal, personal representative shall give notice to the other Parties then bound by this Agreement that an event has occurred with respect to such Defaulting Shareholder which constitutes a Triggering Event or which would, if such event is not corrected or remedied or otherwise resolved to the satisfaction of the other Shareholders as contemplated above, constitute such a Triggering Event. Such notice shall be given forthwith after the occurrence of the particular event.

For the purposes of this Agreement, all Triggering Events shall be deemed to have occurred on the date the Defaulting Shareholder or his or her legal personal representative first gives notice to the Corporation of the occurrence of the particular Triggering Event, or on the date the Corporation or any other Shareholder first becomes aware of the occurrence of such Triggering Event, whichever is earlier.

Upon the occurrence of any Triggering Event, the Corporation shall have the option, exercisable at any time prior to the date that is 45 days following the date of the Triggering Event as determined in accordance with this Section 3.4, to purchase for cancellation, upon the exercise of such option, all of the Shares (in this Section 3.4, the "Sale Shares") beneficially owned or Controlled by the Defaulting Shareholder and each Eligible Transferee (if applicable) thereof for a cash purchase price equal to

(a)        80% of the fair market value of the Sale Shares (which shall be the fair market value of the Shares, as calculated in the manner provided in Schedule C) as of the most recent Calculation Date if the Triggering Event is the occurrence of an event under Sections 3.4(a), 3.4(b), 3.4(c), 3.4(d), or 3.4(f);

(b)        the lesser of (i) the cost of the Sale Shares, or (ii) 50% of the fair market value of the Sale Shares (which shall be the fair market value of the Shares, as calculated in the manner provided in Schedule C) as of the most recent Calculation Date, if the Triggering Event is the occurrence of an event under Section 3.4(g); or

(c)        the fair market value of the Sale Shares (which shall be the fair market value of the Shares, as calculated in the manner provided in Schedule C) as of the most recent Calculation Date if the Triggering Event is the occurrence of an event under Section 3.4(e);

and the Defaulting Shareholder and each Eligible Transferee (if applicable) thereof, upon the exercise of such option, shall be obligated to sell to the Corporation, the Sale Shares, upon and subject to the terms and conditions hereinafter set forth.

If the Corporation does not exercise its option pursuant to this Section 3.4, then it shall provide notice thereof (a "sale notice") and each of the Shareholders (other than (i) the Defaulting Shareholder, (ii) any Shareholder that is a non-resident of Canada or a public corporation (other than a prescribed venture capital corporation) for purposes of the Income Tax Act (Canada) or a corporation whose class of shares of the capital stock is listed on a designated stock exchange as defined in the Income Tax Act (Canada), (iii) any Shareholder that is controlled directly or indirectly by one or more persons described in (ii) above, and (iv) any Shareholder if by the purchase of any Sale Shares by such Shareholder, such purchase would be deemed a Material Adverse Transfer) shall have the option to purchase all of the Sale Shares on the same terms as the Corporation. Such option shall be exercisable by notice given to the Defaulting Shareholder and the Corporation within 90 days after receipt of the sale notice, to agree that he or it will purchase its Pro Rata Part of the Sale Shares (provided that for the purposes of calculating a Shareholder's Pro Rata Part in this Section 3.4, the denominator shall exclude the Shares then held by (i) the Defaulting Shareholder, (ii) any shareholder that is a non-resident of Canada or a public corporation (other than a prescribed venture capital corporation) for purposes of the Income Tax Act (Canada) or a corporation whose class of shares of the capital stock is listed on a designated stock exchange as defined in the Income Tax Act (Canada), (iii) any Shareholder that is controlled directly or indirectly by one or more persons described in (ii) above, and (iv) any Shareholder if by the purchase of any Sale Shares by such Shareholder, such purchase would be deemed a Material Adverse Transfer) and, if any Shareholder declines to purchase its Pro Rata Part, the number of Sale Shares in excess of its Pro Rata Part, if any. Any Shareholder not giving notice in accordance with this paragraph shall be deemed to have declined to purchase any of the Sale Shares. If no notice is given by a Shareholder under this Section 3.4, such Shareholder shall be deemed to have rejected the offer made available to it to purchase its Pro Rata Part of the Sale Shares. The Sale Shares shall be allocated to those Shareholders delivering a notice under this paragraph on a proportionate basis. If any Shareholder declines (or is deemed to have declined) to purchase its Pro Rata Part, the unclaimed Sale Shares will be allocated, on a pro rata basis, to each Shareholder that has indicated a desire to acquire more than his or its respective Pro Rata Part, provided that no Shareholder will be allocated a number of Sale Shares greater than the number that such Shareholder has indicated he or it wishes to purchase. The provisions of this paragraph will be applied, mutatis mutandis, until all of the Sale Shares which the Shareholders have agreed to purchase pursuant to this paragraph have been allocated among the Shareholders.

The completion of a purchase and sale of Shares under this Section 3.4 shall take place on the 30th day after the expiry of the applicable period referred to in the preceding paragraph of this Section 3.4.

If any one or more of the Shareholders determines not to accept the offer as contemplated in this Section 3.4 and that portion of the Sale Shares remains unallocated, the Corporation shall have the option, but not the obligation, to find a Person (other than the Corporation or a Subsidiary) to purchase from the Defaulting

Shareholder any of the Sale Shares not so allocated to Shareholders pursuant to Section 3.4 on the same terms and conditions as offered to the Shareholders and as set out in this Section 3.4.

Any decision taken by the Corporation pursuant to this Section 3.4 shall exclude the Defaulting Shareholder or its Principal from the decision, including but not limited to, when the Defaulting Shareholder has the right to nominate a director hereunder, the directors nominated by such Defaulting Shareholder.

3.5       Death or Incapacity of a Shareholder

(a)      Upon the death or Incapacity of any individual Shareholder or a Principal (in this Section 3.5, the "Deceased"), the Corporation shall have the option, exercisable at any time prior to the date that is two years after such death or Incapacity, to purchase for cancellation, for cash at closing, all of the Shares (in this Section 3.5, the "Purchased Shares") beneficially owned or Controlled by the Deceased from the heirs, executors, administrators or personal representatives of the Deceased (in this Section 3.5, the "Vendor"), for a cash purchase price equal to the fair market value of the Purchased Shares immediately before the time of death or Incapacity of the Deceased, unless the purchase of the Purchased Shares is not completed within 120 days in which case the purchase price shall be the fair market value as of the purchase date (which shall be the fair market value of the Shares, as calculated on the most recent Calculation Date in the manner provided in Schedule C) and the Vendor, upon the exercise of such option, shall be obligated to sell to the Corporation, the Purchased Shares, upon and subject to the terms and conditions hereinafter set forth. If the Corporation does not exercise its option pursuant to this Section 3.5(a), then it shall offer to the Shareholders (other than the Deceased) the option to purchase all of the Purchased Shares of the Deceased on the same terms as the Corporation. If the Purchased Shares are offered to each of the Shareholders (other than the Deceased), each of such Shareholders shall have the right, exercisable by notice given to the Corporation within 90 days after receipt of the notice of such option from the Corporation, to agree that he or it will purchase its Pro Rata Part of the Purchased Shares (provided that for the purposes of calculating a Shareholder's Pro Rata Part in this Section 3.5, the denominator shall exclude the Shares then held by the Deceased) and, if any Shareholder declines to purchase its Pro Rata Part, the number of Purchased Shares in excess of its Pro Rata Part, if any. Any Shareholder not giving notice in accordance with this paragraph shall be deemed to have declined to purchase any of the Purchased Shares. If no notice is given by a Shareholder under this Section 3.5(a), such Shareholder shall be deemed to have rejected the offer made available to it to purchase its Pro Rata Part of the Purchased Shares. The Purchased Shares shall be allocated to those Shareholders delivering a notice under this paragraph on a proportionate basis. If any Shareholder declines (or is deemed to have declined) to purchase its Pro Rata Part, the unclaimed Purchased Shares will be allocated, on a pro rata basis, to each Shareholder that has indicated a desire to acquire more than his or its respective Pro Rata Part, provided that no Shareholder will be allocated a number of Purchased Shares greater than the number that such Shareholder has indicated he or it wishes to purchase. The provisions of this paragraph will be applied, mutatis mutandis, until all of the Purchased Shares which the Shareholders have agreed to purchase pursuant to this paragraph have been allocated among the Shareholders. If, following the process outlined above, the Vendor continues to own any of the Purchased Shares, then the Corporation shall be deemed to have exercised its notice to purchase such shares from the Vendor in accordance with the provisions of this Section 3.5(a).

(b)     The closing of the transaction of purchase and sale contemplated by this Section 3.5 shall take place on the date which shall be the latest of:

(i)         the date which is five days after the exercise of the option;

(ii)          the date which is seven days following receipt of all necessary consents and approvals required to be obtained in order to effect a valid transfer of the Purchased Shares (and the parties hereto covenant and agree to use their best efforts to obtain such releases); and

(iii)         the date which is 30 days after the purchase price for the Purchased Shares is finally determined in accordance with Schedule C.

If any one or more of the Shareholders determines not to accept the offer as contemplated in this Section 3.5 and that a portion of the Purchased Shares remain unallocated, the Corporation shall have the option, but not the obligation, to find a Person (other than the Corporation or a Subsidiary) to purchase from the Deceased any of the Purchased Shares not so allocated to Shareholders pursuant to Section 3.5 on the same terms and conditions as offered to the Shareholders and as set out in this Section 3.5.

Any decision taken by the Corporation pursuant to this Section 3.5 shall exclude the Deceased from the decision, including but not limited to, when the Deceased has the right to nominate a director hereunder, the directors nominated by the Deceased.

3.6       Right of First Refusal

(a)      If (i) any Shareholder (the "Selling Shareholder") wishes to sell any of the Shares or Securities held by him or her for cash or Marketable Securities to any Person or group of Persons dealing at arm's length with the Selling Shareholder, or (ii) receives a bona fide offer (a "Third Party Offer") from any Person or group of Persons dealing at arm's length with the Selling Shareholder (a "Third Party") to purchase all or any part of the Selling Shareholder's Shares or Securities which offer is acceptable to it and if such sale would otherwise be permitted under this Agreement, the Selling Shareholder shall first give notice (the "First Refusal Notice") to the Corporation first and each of the other Shareholders second (the "Other Shareholders") of such proposed sale. The First Refusal Notice shall state the number of Shares or Securities the Selling Shareholder wishes to sell, the price which the Selling Shareholder is willing to accept for such Shares or Securities and other key terms. If, at the time of delivering the First Refusal Notice, the Selling Shareholder has received a Third Party Offer, the First Refusal Notice shall include (i) a statement that the Selling Shareholder has received a Third Party Offer which the Selling Shareholder is willing to accept and that the offer is bona fide and from a Person acting at arm's length to the Selling Shareholder and that the Selling Shareholder will not receive, directly or indirectly, any Collateral Benefit as a result of accepting the Third Party Offer, (ii) a copy of the Third Party Offer, (iii) if the consideration includes Marketable Securities, a valuation prepared in accordance with Section 3.9 and (iv) the identity of the Third Party and the beneficial owner of the Third Party, if applicable.

(b)     The Corporation shall have the right, exercisable by notice given to the Selling Shareholder within 30 days after the delivery of the First Refusal Notice, to agree that it will purchase some or all of the Shares or Securities being sold by the Selling Shareholder for the price and on the terms of payment set out in the First Refusal Notice or, if applicable, the Third Party Offer, provided that, in the case of a Third Party Offer, if the consideration includes Marketable Securities, the Corporation will be deemed to have satisfied the requirement to agree to purchase at the same price if, in respect of the portion of the consideration which is Marketable Securities, the Corporation agrees to pay cash equal to the value of that consideration as set out in the valuation provided by the Selling Shareholder pursuant to Section 3.9.

(c)      Subject to Section 3.6(b), each of the Other Shareholders shall have the right, exercisable by notice given to the Selling Shareholder and the Other Shareholders within 60 days after the receipt of the First Refusal Notice, to agree that he, she or it will purchase its Pro Rata Part of the Shares or Securities being sold by the Selling Shareholder to the extent that the Corporation declines to purchase the Shares or Securities subject to the First Refusal Notice (provided that for the purposes of calculating a Shareholder's Pro Rata Part in this Section 3.6, the denominator shall exclude the Shares then held by the Selling Shareholder) and, if any Other Shareholder declines to purchase its Pro Rata Part, the number of Shares or Securities in excess of its Pro Rata Part, if any, for the price and on the terms of payment set out in the First Refusal Notice or, if applicable, the Third Party Offer, provided that, in the case of a Third Party Offer, if the consideration includes Marketable Securities, any Other Shareholder will be deemed to have satisfied the requirement to agree to purchase at the same price if, in respect of the portion of the consideration which is Marketable Securities, that Other Shareholder agrees to pay cash equal to the value of that consideration as set out in the valuation provided by the Selling Shareholder pursuant to Section 3.9.

Any Other Shareholder not giving notice in accordance with this Section 3.6(c) shall be deemed to have declined to purchase any of the Shares or Securities offered by the Selling Shareholder.

The Shares or Securities subject to the First Refusal Notice shall be allocated to those Other Shareholders delivering a notice pursuant to this Section 3.6(c) on a proportionate basis based on the number of Shares held by each such Other Shareholder. If any Other Shareholder declines (or is deemed to decline) to purchase its Pro Rata Part, the unclaimed Shares or Securities will be allocated, on a pro rata basis, to each Other Shareholder that has indicated a desire to acquire more than his or its respective Pro Rata Part, provided no Other Shareholder will be allocated a number of Shares or Securities greater than the number that such Other Shareholder has indicated he or it wishes to purchase. Subject to Section 3.6(b), the provisions of this Section 3.6(c) will be applied, mutatis mutandis, until all of the Shares or Securities which the Other Shareholders have agreed to purchase pursuant to Section 3.6(c) have been allocated among the Other Shareholders.

For greater certainty, no rights shall arise under Section 3.7 in respect of any purchases by Shareholders pursuant to the exercise of rights under this Section 3.6.

(d)        If the subject Shares or Securities are to be sold to the Corporation or any Other Shareholder hereunder, the purchase and sale shall be completed on the 60th day after (i) delivery of the First Refusal Notice, or (ii) the 45 day period referred to in Section 3.6(e), as applicable.

(e)        If the Corporation or the Other Shareholders do not agree to purchase all of the Shares or Securities subject to the First Refusal Notice, the Selling Shareholder shall be entitled, at its option, to withdraw the offer contained in the First Refusal Notice and thereafter shall, subject to compliance with Section 3.7 and provided such Transfer is not a Material Adverse Transfer, be entitled to sell the Shares or Securities subject to the First Refusal Notice to a Third Party in a bona fide transaction at a price and on terms and conditions no more favourable to the Third Party than those contained in the First Refusal Notice or, if applicable, on the terms of the Third Party Offer for a period of 125 days after delivery of the First Refusal Notice. If the sale is not completed within such 125 day period, the provisions of Section 3.6 shall again apply to any proposed sale of Shares or Securities and so on from time to time.

(f)         The provisions of this Section 3.6 shall not apply to the Transfer of any Shares or Securities (i) to an Eligible Transferee in accordance with the provisions of 3.1(d); and (ii) to which the drag-along rights contained in Section 3.8 apply, and in each case provided the provisions of such Section are exercised in accordance with the terms thereof.

3.7       Piggyback Right on Sale of Shares

(a)        If any Shareholder (the "Piggy-Back Offeree") receives a written offer (the "Offer") from a Third Party to purchase any of the Shares or Securities held by the Piggy-Back Offeree, prior to any acceptance of the Offer, the Piggy-Back Offeree shall obtain from the Third Party a bona fide offer (the "Piggy-Back Offer") addressed to all of the other Shareholders to purchase the same proportion of the Shares and Securities held by each such Shareholder as the Piggy-Back Offeree is permitted to sell pursuant to the Offer. The Piggy-Back Offer shall contain terms and conditions identical to those contained in the Offer, subject to the provisions of Section 3.7(b). If the consideration in respect of the Piggy-Back Offer includes Marketable Securities, the Piggy-Back Offer shall include a valuation prepared in accordance with Section 3.9. The Piggy-Back Offeree shall, at least 20 days prior to the date specified for compliance with the transaction of purchase and sale contemplated in the Offer, deliver the Piggy-Back Offer to all of the other Shareholders. The Piggy-Back Offer shall be irrevocable and shall be open for acceptance by the other Shareholders for 20 days after receipt.

(b)        The Piggy-Back Offeree shall not be permitted to sell any of its Shares or Securities pursuant to the Offer unless:

(i)            the Offer and the Piggy-Back Offer do not provide a Collateral Benefit to any Shareholder, its Principal or any Affiliate or Related Party thereof; and

(ii)          the Piggy-Back Offer is conditional upon completion of the purchase by the Third Party of the Shares or Securities subject to the Offer.

If required by the Third Party pursuant to the Offer and the Piggy-Back Offer, the PiggyBack Offeree and the Shareholders who accept the Piggy-Back Offer must provide several but not joint representations, warranties and covenants as may be reasonably requested by the Third Party, provided that liability thereunder shall be limited to that portion of the aggregate purchase price received by a Shareholder. Notwithstanding the foregoing, Shareholders who are at arm's length with the Founders shall not be obliged, in connection with any sale under this Section 3.7, to provide representations, warranties or indemnities with respect to any matter other than their ownership of the securities to be sold, the absence of encumbrances and their entitlement to complete the sale transaction in question.

(c)        The holders of Shares or Securities shall have the right, exercisable by notice given to the Piggy-Back Offeree, as agent for and on behalf of the Third Party, within 15 days after receipt of the Piggy-Back Offer, to accept the Piggy-Back Offer. Any holder of Shares or Securities not giving notice under this Section 3.7(c) shall be deemed to have declined the Piggy-Back Offer.

(d)        If any holders of the Shares or Securities accept the Piggy-Back Offer, the purchase and sale of the Shares and Securities to the Third Party pursuant to the Piggy-Back Offer shall be completed in accordance with the provisions of the Piggy-Back Offer and at the same time as the purchase and sale of the Shares or Securities by the Piggy-Back Offeree to the Third Party pursuant to the Third Party Offer and as part of the same closing.

(e)        The provisions of this Section shall not apply to the Transfer of any Shares or Securities to an Eligible Transferee in accordance with the provisions of 3.1(d).

3.8       Drag-Along Right

(a)        Notwithstanding the provisions of Section 3.6, if any Shareholder receives an offer (the "Original Offer") from a Third Party to purchase all (but not less than all) of the outstanding

Shares and Securities (which transaction may include, without limitation, an offer pursuant to a merger, consolidation or other Liquidity Event) and the repayment of all debt owing by the Corporation to the Shareholders, and the Original Offer is (i) approved by the Board and (ii) accepted by Shareholders holding at least 66 2/3% of the outstanding Shares (which 66 2/3% must include a majority of the Class A Preferred Shares), voting together as a single class (the "Accepting Shareholders"), then the Accepting Shareholders may, at their option, deliver to each of the Shareholders who have not accepted the Original Offer (the "Forced Shareholders") an offer from the Third Party addressed to each of the Forced Shareholders (a "Drag-Along Offer") to purchase all of the Shares and other Securities held by the Forced Shareholders and the repayment of all debt owing by the Corporation to the Forced Shareholders on the same terms and conditions as contained in the Original Offer, and otherwise subject to the provisions of Section 3.8(b). Each of the Accepting Shareholders shall provide a representation with respect to itself to the Forced Shareholders that it will not receive, directly or indirectly, any Collateral Benefit as a result of accepting the Original Offer. If the consideration in respect of the Drag-Along Offer includes consideration other than cash, the Drag-Along Offer shall include a valuation prepared in accordance with Section 3.9. The Drag-Along Offer shall be irrevocable.

(b)        In order for the Forced Shareholders to be required to sell their Shares pursuant to the Drag-Along Offer, the Drag-Along Offer must:

(i)         be bona fide and from a party acting at arm's length to the Shareholders;

(ii)        not provide a Collateral Benefit to any Shareholder, its Principal or any Affiliate or Person not at arm's length to such Shareholder;

(iii)       if required by the Third Party pursuant to the Drag-Along Offer, each of the Shareholders and its Principal must provide such representations, warranties and covenants (on a several but not joint basis) as may be reasonably requested by the Third Party, provided that such representations and warranties are typical and customary for a transaction of such nature and provided further that liability thereunder shall be limited to the lesser of (i) that portion of the aggregate purchase price received by that Shareholder and (ii) that Shareholder's pro rata portion of any claim made in connection with such representations and warranties. Notwithstanding the foregoing, Shareholders who are at arm's length with the Founders shall not be obliged, in connection with any sale under this Section 3.8, to provide representations, warranties or indemnities with respect to any matter other than their ownership of the securities to be sold, the absence of encumbrances and their entitlement to complete the sale transaction in question.

(c)        The Forced Shareholders shall be obliged to accept the Drag-Along Offer (or otherwise take all necessary action to enable the Corporation to consummate the proposed transaction, as applicable) within three Business Days of receipt. The acceptance of the Drag-Along Offer shall be made in writing and a copy of the acceptance (or of the accepted Drag-Along Offer) shall be delivered to the Accepting Shareholders within such three Business Day period.

(d)        If any of the Forced Shareholders do not accept the Drag-Along Offer within the three Business Day period referred to in Section 3.8(c), any of the Accepting Shareholders shall be entitled and required to accept the Drag-Along Offer on behalf of those other Shareholders and to deliver the same to the Third Party and, for such purpose, each of the Shareholders hereby appoints each of the Shareholders which becomes an Accepting Shareholder as its attorney, with full power of substitution, in the name of the Forced Shareholder to accept the Drag-Along Offer and to execute and deliver all documents and instruments to give effect to such acceptance and to establish a binding contract of purchase and sale between each of the Forced Shareholders and the Third Party with respect to all of the Shares and Securities held by the Forced Shareholders and to execute and deliver all deeds, transfers, assignments and assurances necessary to effectively Transfer such Shares and Securities to the Third Party; provided that the purchase price for the Shares and Securities is deposited in the manner set forth below. Such appointment, being coupled with an interest, is irrevocable by the Shareholders. Each of the Shareholders agrees that it will perform the agreement resulting from acceptance of the Drag-Along Offer in accordance with its terms and will ratify and confirm all that any of the Accepting Shareholders may do or cause to be done pursuant to the foregoing. The power of attorney granted in this Section 3.8(d) is not intended to be an enduring power of attorney within the meaning of and governed by the Power of Attorney Act (British Columbia), or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada (a "CPOA"). The execution of this Agreement shall not terminate any CPOA granted by a Shareholder previously and this power of attorney shall not be terminated by the execution by a Shareholder in the future of a CPOA, and each Shareholder hereby agrees not to take any action that results in the termination of this power of attorney. If, at the time of closing, a Forced Shareholder does not complete the sale for any reason, the Third Party shall have the right to deposit the purchase price for the Shares or Securities to be purchased and sold for the account of such Forced Shareholder (without withholding, deduction or set-off in any manner whatsoever, other than any withholding required or expressly permitted by applicable tax law) in an interest bearing account with the bankers of the Corporation in the name of the Forced Shareholder and that deposit shall constitute valid and effective payment of the purchase price to such Forced Shareholder. If payment of the purchase price is so deposited, then from and after the date of deposit, notwithstanding that certificates or instruments evidencing the Shares or Securities may not have been delivered to the Third Party:

(i)          the purchase shall be deemed to have been fully completed and the records of the Corporation may be amended accordingly;

(ii)         all right, title, benefit and interest, both at law and in equity, in and to the Shares or Securities shall be conclusively deemed to have been transferred and assigned to and become vested in the Third Party; and

(iii)        all right, title, benefit and interest of such Forced Shareholder and of any other Person (other than the Third Party) having an interest in such Shares or Securities, legal or equitable, in any capacity whatsoever shall cease.

(e)        The purchase and sale of Shares in accordance with the provisions of the Drag-Along Offer shall be completed at the same time as the completion of the purchase and sale of Shares and/or Securities between the Accepting Shareholders and the Third Party in accordance with the Original Offer received by the relevant Shareholder(s) and as part of the same closing within 20 days after expiry of the three Business Day period referred to in Section 3.8(c).

(f)         If, at any time, the Corporation or a Shareholder receives from a Person or Persons acting bona fide and at arm's length with the Corporation an offer to purchase all or substantially all of the assets of the Corporation which offer is acceptable to Shareholders holding at least 50% of the outstanding Class A Preferred Shares, then each of the other Shareholders hereby agrees to cast such votes and sign such resolutions and other instruments as may be necessary or desirable to be obtained from such Shareholder, in its capacity as a shareholder of the Corporation, in order to evidence its approval of and to permit such transaction(s) of purchase and sale. For greater certainty, each of the Shareholders shall execute and deliver any tax elections, filings or other such forms as may be appropriate so as to result in available tax efficiencies, all as the Corporation may reasonably request (any such request being deemed to be reasonable in respect of a Shareholder unless it would result in a materially adverse tax consequence to such Shareholder). If any of the Shareholders do not comply with the requirements set out in this Section 3.8(f) within three Business Days of being requested to do so by the Corporation, the secretary of the Corporation shall be entitled to execute and deliver such documentation and cast any such votes on behalf of such Shareholders and, for such purpose, each of the Shareholders hereby appoints the secretary of the Corporation as its attorney, with full power of substitution, in the name of the Shareholder, to execute and deliver instruments and cast votes, all as aforesaid. Such appointment, being coupled with an interest, is irrevocable by the Shareholders. Each of the Shareholders agrees that it will ratify and confirm any act or instrument which the secretary of the Corporation may do or execute pursuant to this Section 3.8(f). The power of attorney granted in this Section 3.8(f) is not intended to be a CPOA and the execution of this Agreement shall not terminate any CPOA granted by a Shareholder previously and this power of attorney shall not be terminated by the execution by a Shareholder in the future of a CPOA, and each Shareholder hereby agrees not to take any action that results in the termination of this power of attorney. The provisions of Section 3.8(b) shall apply to a sale pursuant to this Section 3.8(f) mutatis mutandis.

3.9       Valuation

Any valuation of non-cash consideration included in a Third Party Offer will be, in the case of (i) Marketable Securities or other equity securities which are listed on an established nationally recognized stock exchange in Canada or the United States, calculated based on the weighted average closing price of those securities on such stock exchange for the 20 trading days ended at the close of business on the day prior to delivery of the applicable notice; and (ii) other non-cash consideration, based on a valuation prepared by a qualified business valuator who is independent of the selling Shareholder(s), the Third Party and the Corporation and selected jointly by each of the Shareholders who are selling Shares pursuant to the relevant transaction and the Third Party. The decision of the independent business valuator shall be final and binding, absent manifest error. If there is a dispute as to the selection of the business valuator, such dispute shall be determined as soon as possible by an arbitrator in accordance with and subject to the provisions of the Arbitrations Act (British Columbia) and any decision thereof shall be final and binding upon all parties to the dispute. If the Parties to the dispute are unable to agree upon a sole arbitrator, the arbitration shall be conducted by three arbitrators, one appointed by the selling Shareholder(s), one appointed by the Third Party and a third selected by the two arbitrators. If the two arbitrators fail to agree on a third arbitrator, the matter shall be referred by either party to a judge of the Supreme Court of British Columbia who shall appoint the third arbitrator.

Any and all costs incurred in connection with the valuation contemplated in this Section 3.9 shall be borne by the selling Shareholder.

3.10     Exclusivity of Sections

Each of Sections 3.6, 3.7 and 3.8 are exclusive and the provisions of such sections may only be relied upon by any Party to this Agreement if the provisions of one of the other of such Sections are not at the same time being relied upon by the same or another Party to this Agreement, provided that if, during the 45 day period referred to in Section 3.6(3), a Shareholder (the "Dragging Shareholder") receives an offer from a Third Party to purchase all of the Shares and Securities which is accepted by the Accepting Shareholders as contemplated in Section 3.8 and the purchase price under such offer is at least equal to the purchase price referred to in the relevant First Refusal Notice pursuant to which such 45 day period has commenced and provided that the Selling Shareholder pursuant to Section 3.6 has entered into a binding agreement of purchase and sale, then the Dragging Shareholder shall be entitled to send the notices contemplated in Section 3.8 and proceed with a transaction of purchase and sale as contemplated in Section 3.8 (but subject to compliance with the provisions of Section 3.8), notwithstanding that the 45 day period as contemplated in Section 3.6(3) may have commenced. In such circumstances, the Selling Shareholder shall be entitled to complete the transaction of purchase and sale to the Third Party as contemplated in Section 3.6(3), provided that such Third Party purchaser acknowledges and agrees to be bound by the terms of this Agreement including, without limitation, the obligation to sell the Shares purchased from the Selling Shareholder pursuant to the offer received by the Dragging Shareholder and accepted by the Accepting Shareholders as contemplated in Section 3.8.

ARTICLE 4 TRANSFERS OF SHARES PURSUANT TO DRAG-ALONG PERMITTED

4.1       Material Adverse Transfer, etc.

Notwithstanding anything contained herein to the contrary and for greater certainty, the Third Party offeror in respect of a transaction of purchase and sale pursuant to Section 3.8 may be a Person which is carrying on or involved in a Competitive Business and/or the Transfer of Shares pursuant to Section 3.8 may be a Material Adverse Transfer.

ARTICLE 5 MATTERS RELATING TO ISSUANCE OF SHARES BY THE CORPORATION

5.1       [Reserved]

5.2       Pre-Emptive Right.

(a)      Any Shares or Securities to be issued by the Corporation in compliance with Sections 2.10 and 2.11 shall first be offered to each Shareholder (the "Pre-Emptive Right Shareholders") in proportion to the respective number of Shares then held by each of the Pre-Emptive Right Shareholders on the date of offer.

(b)     The pre-emptive right contained in Section 5.2(a) will not apply in the case of Shares or other Securities issued: (i) on an initial public offering of securities of the Corporation; (ii) in accordance with the Stock Option Plan; (iii) in connection with acquisitions approved by the Board; (iv) upon the exercise or exchange of any outstanding Shares or other Securities; or (iv) in respect of stock splits, stock dividends or similar capital reorganizations.

(c)      The Corporation shall make the offer of any proposed issue of Shares or Securities in writing to all Pre-Emptive Right Shareholders of record at the time of the offer. The offer shall include the price (which shall be payable in cash), the date of expiry of the offer, and the date of purchase, a description of the terms and conditions of the offered Shares or Securities, and the Person to whom the offered Shares or Securities are otherwise proposed to be issued and will state that any Pre-Emptive Right Shareholder that wishes to purchase more than that Pre-Emptive Right Shareholder's Pro Rata Part (provided that for the purposes of calculating a Shareholder's Pro Rata Part in this Section 5.2(c), the denominator shall only include the Shares then held by each of the Pre-Emptive Right Shareholders) must indicate the number of Shares or Securities in excess of the Pro Rata Part the Pre-Emptive Right Shareholder is willing to purchase.

(d)      Pre-Emptive Right Shareholders may exercise the right to purchase the Shares or Securities to be issued by delivering a written notice to the Corporation within 20 days following delivery by the Corporation of the notice contemplated in Section 5.2(c) agreeing to purchase at least its Pro Rata Part of the offered Shares or Securities and, at its option, any number of Shares or Securities in excess of its Pro Rata Part. Any PreEmptive Right Shareholder not delivering a notice within such 20 day period will be deemed to have declined to purchase any of the Shares or Securities offered.

(e)      The offered Shares or Securities shall be allocated to those Pre-Emptive Right Shareholders delivering notice pursuant to Section 5.2(d) on a proportionate basis. If all Pre-Emptive Right Shareholders do not subscribe for at least their respective Pro Rata

Part, the Corporation shall allocate the unclaimed Shares or Securities to the Pre-Emptive Right Shareholders that have indicated a desire to acquire more than that Pre-Emptive Right Shareholder's respective Pro Rata Part, pro rata in proportion to the number of Shares held by those Pre-Emptive Right Shareholders respectively on the date of offer, provided no Pre-Emptive Right Shareholder will be allocated a number of Shares or Securities greater than the number it has indicated it wishes to purchase. The provisions of this Section 5.1 will be applied, mutatis mutandis, until all of the offered Shares which the Pre-Emptive Right Shareholders have agreed to purchase pursuant to Section 5.2(d) have been allocated among the Pre-Emptive Right Shareholders. The Corporation shall provide notice in writing to each Pre-Emptive Right Shareholder exercising rights under Section 5.2(d) of the number of Shares and the purchase price therefor.

(f)         If, upon the expiry of the period referred to in Section 5.2(d), all of the Shares offered have not been subscribed for at the offered price, the Corporation may issue the remaining Shares or Securities to any Person within a period of 120 days following the expiry of the period set out in Section 5.2(d), at a price and upon terms and conditions which shall not be more favourable than those offered to the Pre-Emptive Right Shareholders, provided such Person enters into an Assumption Agreement. Thereafter, the Corporation may not issue Shares or Securities without complying again with the provisions of this Article 5.

(g)        If the offered Shares or Securities cannot be offered or allocated to or among the PreEmptive Right Shareholders in the proportions referred to above without being divided into fractions, the Shares or Securities will be offered or allocated to or among the PreEmptive Right Shareholders as nearly in proportion to the number of Shares or Securities held by each of them at such time (on an as if converted or exercised basis) in such manner as is determined by the Board.

(h)        The provisions of this Section 5.1 shall apply, mutatis mutandis, to any issue of debt or securities which are convertible into Shares or which carry with it an option, warrant or other right or privilege to acquire any Shares.

ARTICLE 6 GENERAL SALE PROVISIONS

6.1       Application of Provisions

The provisions of this Article 6 shall apply, with such changes in detail as may be necessary, to any sale of Shares to the Corporation. All references in this Article 6 to the "Vendor" are to the party or parties entitled or obligated to sell their Shares (or their legal or other personal representatives) and all references in this Article 6 to the "Purchaser" are to the Party or Parties entitled or obligated to purchase such shares. All references in this Article 6 to a "Sale Transaction" are to the transaction of purchase and sale between or among such Vendor and Purchaser and all references in this Article 6 to the "Purchase Price" and "Purchased Shares" are to the purchase monies payable on, and the Shares to be delivered in connection with, the completion of such Sale Transaction. All references in this Article 6 to a "Closing" are to the date upon which such Sale Transaction is to be completed.

6.2       Obligations of Vendor

At or prior to the Closing, the Vendor shall:

(a)        if deemed appropriate by the Purchaser, deliver to the Corporation signed resignations of the Vendor and its nominees, if any, as Directors, officers and employees of the Corporation, as the case may be;

(b)        assign and transfer to the Purchaser the Purchased Shares and deliver the share certificate(s) representing the Purchased Shares duly endorsed for transfer to the Purchaser or as directed by it;

(c)        do all other things required in order to deliver good and marketable title to the Purchased Shares to the Purchaser free and clear of any Liens whatsoever including, without limitation, the delivery of any governmental releases and declarations of transmission (provided that, if at the time of Closing, the Purchased Shares are not free and clear of all Liens whatsoever, the Purchaser may, without prejudice to any other rights which it may have, purchase the Purchased Shares subject to such Liens and, in that event, the Purchaser shall, at the time of Closing, assume all obligations and liabilities with respect to such Liens and the Purchase Price payable by the Purchaser for the Purchased Shares shall be satisfied, in whole or in part, as the case may be, by such assumption and the amount so assumed by the Purchaser shall be deducted from the Purchase Price Payable at the Closing);

(d)        if requested, either provide the Purchaser with evidence reasonably satisfactory to the Purchaser that the Vendor is not then a non-resident of Canada within the meaning of the Income Tax Act (Canada) or, if required, provide the Purchaser with a certificate pursuant to subsection 116(2) of the Income Tax Act (Canada) with a certificate limit in an amount not less than the Purchase Price for the Purchased Shares; provided that if such evidence or certificate is not forthcoming, the Purchaser shall be entitled to make the payment of tax required under section 116 of the Income Tax Act (Canada) and to deduct such payment from the Purchase Price for the Purchased Shares; and

(e)       deliver to the Purchaser an agreement or certificate setting out and certifying the matters described in Section 3.3.

6.3       Deliveries to Vendor

At or prior to the time of Closing, each of the remaining Parties shall use reasonable efforts to cause the Corporation to deliver to each of the Vendor and its nominees a release by the Corporation of all its claims against each of the Vendor and its nominees, and the Vendor shall deliver or cause its nominee to deliver to the Corporation a release by the Vendor and its nominees of all their claims against the Corporation, with respect to any matter or thing arising as a result of the Vendor or its nominees being a Shareholder, director or officer of the Corporation, as the case may be, except for any claims which might arise out of the Sale Transactions.

6.4       Repayment of Debts

If, at the time of Closing, the Vendor is indebted to the Corporation in an amount recorded on the books of the Corporation and verified by the accountant of the Corporation, the Vendor shall repay such amount to the Corporation at the time of Closing and, if the Vendor fails to make such repayment, the Purchaser shall be entitled to deduct the amount of such indebtedness from the Purchase Price and the amount of the Purchase Price payable to the Vendor shall be reduced accordingly.

If, at the time of Closing, the Corporation is indebted to the Vendor in an amount recorded on the books of the Corporation and verified by the accountant of the Corporation, the Corporation shall repay such amount to the Vendor at the time of Closing and, if the Corporation fails to make such repayment at Closing, the Purchaser shall be required to do so on behalf of the Corporation.

6.5       Non-Completion by Vendor

If, at the time of Closing, the Vendor fails to complete a Sale Transaction, the Purchaser shall have the right, if not in default under this Agreement, without prejudice to any other rights which it may have, upon payment of the Purchase Price payable to the Vendor at the time of Closing to the credit of the Vendor in the main branch of the Corporation's bankers in the City of Vancouver or the City of New York, to execute and deliver, on behalf of and in the name of the Vendor, such deeds, transfers, share certificates, resignations or other documents that may be necessary to complete the Sale Transaction and each party, to the extent it may be a Vendor hereunder, hereby irrevocably appoints any party who becomes a Purchaser in a Sale Transaction its attorney on its behalf with full power of substitution, in the name of the Vendor but on behalf of and at the expense of the Purchaser, to execute and deliver all deeds, transfers, assignments and assurances necessary to effectively Transfer the interest being sold to the Purchaser or its nominees. The appointment, being coupled with an interest, is irrevocable by each Shareholder and each Shareholder agrees to ratify and confirm all that a Purchaser may do or cause to be done pursuant to the foregoing. Each Shareholder consents to any Transfer of Shares made pursuant to the foregoing. The power of attorney granted in this Section 6.5 is not intended to be a CPOA. The execution of this Agreement shall not terminate any CPOA granted by a Shareholder previously and this power of attorney shall not be terminated by the execution by a Shareholder in the future of a CPOA, and each Shareholder agrees not to take any action that results in the termination of this power of attorney. Upon such execution and delivery of such documents by the Purchaser, the Purchaser's name shall be entered in the registers of the Corporation in exercise of the aforesaid power, and the validity of the proceedings shall not be subject to question by any person. On such registration, the Vendor shall cease to have any right to or in respect of the Shares to be sold except the right to receive, without interest, the purchase price for the Shares deposited with the Corporation's banker.

6.6       Agreement Binding on Transferees

No Shares shall be effectively issued, sold, assigned, Transferred, disposed of or conveyed, whether pursuant to a provision of Article 3 or otherwise, by the Corporation or a Shareholder to any Person other than a Shareholder or the Corporation, until the proposed transferee or purchaser executes and delivers to the parties hereto an Assumption Agreement and provided such issuance or Transfer of Shares does not constitute a Material Adverse Issuance or Material Adverse Transfer, as the case may be (other than a transfer of Shares contemplated under Section 4.1).

6.7       Consents

If any Governmental Approval is required by a Purchaser under any provision of this Agreement, then, notwithstanding anything contained in this, Agreement, the time period specified in this Agreement for acceptance of the offer by the Purchaser shall be extended for an additional 90 days to permit the Purchaser to obtain the necessary Governmental Approval. Any such application for Governmental Approval shall be the sole responsibility of the Purchaser who shall also be responsible for all costs and expenses incurred in connection therewith. The other Shareholders and the Corporation shall use reasonable efforts to cooperate with the Purchaser in any application for Governmental Approval.

ARTICLE 7 CONFIDENTIAL INFORMATION AND COMPETITION

7.1       Non-Competition

For so long as a Shareholder holds any Shares and for a period of 12 months from the date on which such Shareholder ceases to hold any Shares, such Shareholder acknowledges and agrees that he, she or it will not participate as an owner, shareholder, director, officer, employee, consultant or in any other capacity (1) in any business venture which competes with the Business of the Corporation anywhere in the world in which the Corporation does business, or (2) in, for or with any Person involved in a Competitive Business. The restrictions in this Section are acknowledged to be separate, distinct and severable covenants and to be reasonable and valid and all defences to the strict enforcement thereof are hereby waived by each Shareholder and Principal. Notwithstanding the foregoing, each Shareholder is entitled to acquire up to 5% of the voting shares or 5% of the equity of a corporation whose shares are traded on a public market. This Section 7.1 shall not apply to Soluna Technologies Investments I, LLC, its Affiliates, or any shareholder, director, officer, employee or consultant of Soluna Technologies Investments I, LLC or its Affiliates. This Section 7.1 shall not apply to Platinum Power SA, its Affiliates, or any shareholder, director, officer, employee or consultant of Platinum Power SA. This Section 7.1 shall not apply to Mechanical Technology, Incorporated, its Affiliates, or any shareholder, director, officer, employee or consultant of Mechanical Technology, Incorporated.

7.2       Duty of Confidentiality

(a)        Except for this Agreement, and except for any information disclosed to a shareholder or any of its Affiliates pursuant to the terms of any other written agreement between the shareholder (or its Affiliates) and the Corporation, any Confidential Information, written or electronic in the possession of Shareholders or Principals shall be returned to the Corporation on such date that any such Shareholder or, in the case of a Principal, the Controlled Shareholder which such Principal Controls ceases to hold any Shares. Confidential Information does not include:

(i)         any information which is or becomes publicly available or is in the public domain through no fault of the Shareholder or Principal or breach of this Section 7.2;

(ii)        any information which is the general or Principal knowledge, skills and experience of the Shareholder or Principal;

(iii)       any information which is disclosed to a Shareholder or Principal by a Third Party which is under no obligation of confidence to the Corporation provided such information was not disclosed to such Third Party as a result of a breach of this Section 7.2;

(iv)       any information which is disclosed pursuant to court order or other legal compulsion; or

(v)        any information that is disclosed to a Shareholder or Principal by a Third Party who is not in breach of a confidentiality obligation to the Corporation.

Each of the Parties shall treat confidentially, and shall take reasonable precautions to ensure confidentiality of, all Confidential Information, whether verbal, written, electronic or visually observed and whether or not expressly advised of the confidentiality of the information. Except as required for performance of any employment agreement with the Corporation, the Shareholder and, if applicable, its Principal shall not directly or indirectly use, copy, store or disclose the Confidential Information or any trade-mark, trade name or logo of the Corporation or its clients', during or after the Shareholder or, in the case of a Principal, the Controlled Shareholder which such Principal Controls ceases to hold any Shares.

(b)        Notwithstanding the foregoing, the obligations of confidentiality as contained in this Section 7.2 shall be subject to:

(i)        the right of any Shareholder to present to the creditors of the Corporation or any Subsidiary or to any other Person as the Shareholders may deem appropriate, any relevant information in order to preserve the existence of the Business of the Corporation and/or any Subsidiary or to otherwise attempt to solve financial problems of the Corporation and its Subsidiaries, provided confidentiality arrangements acceptable to the Board, acting reasonably, are implemented;

(ii)       the right of the Shareholder, in connection with its right to sell Shares in accordance with the provisions of this Agreement, to disclose Confidential Information to an underwriter or investment dealer appointed by such Shareholder or the potential purchaser in respect of such proposed sale or transaction, provided such underwriter, investment dealer or potential purchaser agrees to be bound by the confidentiality obligations set out in this Section 7.2, as well as a covenant of such party not to use or allow the use for any purpose of the Confidential Information or notes, summaries or other material derived from the review of the Confidential Information, except to advise in connection with such transaction or to determine whether to purchase Shares from the Shareholder or otherwise acquire the Corporation; and

(iii)       the right of the directors to discuss the Business of the Corporation and any Subsidiary, including Confidential Information, with the investment committee, officers, directors, employees and advisors of a Shareholder.

Nothing in this Section 7.2(a) shall preclude a Shareholder from using or disclosing Confidential Information if:

(i)         the Confidential Information is available to the public or in the public domain at the time of such disclosure or use, without breach of this Agreement;

(ii)        disclosure is required to be made by any law, regulation, Governmental Body or authority or by court order;

(iii)       disclosure is required by any Listing Requirements applicable to such Shareholder or any of its Affiliates; for those purposes "Listing Requirement" shall mean any ordinance, regulation, order, directive, policy and decision promulgated or rendered by regulatory process by any public securities exchange, including, without limitation OTC Markets Group, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market or the London Stock Exchange;

(iv)       disclosure is made to a court which is determining the rights of the parties under this Agreement; or

(v)        the Confidential Information is permitted to be so used or disclosed pursuant to a separate written agreement between the shareholder (or its Affiliates) and the Corporation.

(c)        Notwithstanding the foregoing, each Director shall have the right to share information received about the Corporation (whether at or for Board meetings or otherwise) with members, directors, officers and advisors of the Shareholder entity or entities such director represents.

7.3       Non-Solicitation

(a)        Each Shareholder and Principal shall not, directly or indirectly, on his or her own behalf or on behalf of any future employer or client, for a period of 12 months from the date on which the Shareholder or, in the case of a Principal, the Controlled Shareholder which such Principal Controls ceases to hold any Shares, for any reason, solicit or contact, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Business of the Corporation:

(i)          any customer under contract with the Corporation at any time during the last one year of the Shareholder's or Principal's employment or consulting arrangement and with whom the Shareholder or Principal dealt while employed by the Corporation;

(ii)         any prospect that received or requested a proposal or offer from the Corporation at any time during the last one year of the Shareholder's or Principal's employment and with whom the Shareholder or Principal dealt while employed by or while acting as a consultant to the Corporation;

(iii)       any affiliate of any such customer or prospect;

(iv)       any of the individual contacts established by the Corporation or the Shareholder or Principal or others at the Corporation during the Shareholder's or Principal's employment at the Corporation; or

(v)        any individual who is an employee or independent contractor of the Corporation at the time of the solicitation or contact or who has been an employee or independent contractor within six months before such solicitation or contact.

(b)        Each Shareholder and Principal shall not, directly or indirectly, on his, her or its own behalf or on behalf of any other Person, for a period of one year from the date on which the Shareholder or, in the case of a Principal, the Controlled Shareholder which such Principal Controls ceases to hold any Shares, for any reason, solicit, advise, or contact, or participate as an owner, shareholder, director, officer, employee, consultant or in any other capacity in any Competitive Business.

7.4       General

Each Shareholder acknowledges that the obligations contained in this Article 7 are not in substitution for any obligations which that Shareholder may now or hereafter owe to the Corporation or any Shareholder and which exist apart from this Article 7 and do not replace any rights of the Corporation or any Shareholder with respect to any such obligation. Each Shareholder acknowledges that a breach or threatened breach by that Shareholder of any provision of this Article 7 will result in the Corporation and the other Shareholders suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, each Shareholder agrees that the Corporation and any other Shareholder shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Corporation or any other Shareholder may become entitled. Each Shareholder acknowledges and agrees that the obligations pursuant to this Article 7 will remain in effect in perpetuity.

ARTICLE 8 GENERAL

8.1       Assumption of the Agreement

Unless otherwise determined by the Board, the Corporation shall cause all holders of options, warrants or other rights or securities exercisable to acquire Shares, as a condition to the grant of such options, warrants, rights or securities, to execute and deliver to the parties hereto an assumption agreement substantially in the form set out in Schedule B to this Agreement.

8.2       Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, personal representatives, successors and permitted assigns of the Parties hereto.

8.3       Entire Agreement

This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein.

No supplement, modification, waiver, qualification or termination of this Agreement shall be binding unless executed in writing by the Parties to be bound thereby.

8.4       Amendments and Waivers

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the Shareholders. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

8.5       Arbitration

Any and all disputes, claims or controversies arising out of or in any way connected with or arising from this Agreement (other than any disputes arising out of a valuation of the fair market value of Shares pursuant to Schedule C of this Agreement), its negotiation, performance, breach, enforcement, existence or validity, and failure of the parties to reach agreement with respect to matters provided for herein and all matters of dispute relating to the rights and obligations of the parties hereto, which cannot be amicably resolved, even if only one of the parties declares that there is a difference, shall be referred to and finally settled by binding arbitration held in British Columbia in English in accordance with the provisions of the Arbitration Act (British Columbia) from which there shall be no appeal. Such dispute shall not be made the subject matter of an action in any court by any party unless the dispute has been first submitted to arbitration and finally determined in accordance with the provisions of Schedule D. Any such action commenced thereafter shall only be for the purpose of enforcing the decision of the arbitrators and the costs incidental to the action. In any such action, the decision of the arbitrators shall be conclusively deemed to determine the rights and liabilities as between the parties to the arbitration in respect of the matter in dispute.

8.6       Assignment

Except as set out in this Agreement, none of the Parties hereto may assign its rights or obligations under this Agreement without the prior written consent of all of the other Parties. The Corporation shall have the right to assign the benefit of all rights and obligations of the Corporation hereunder to any Affiliate or other person in connection with a change of control, a reorganization or any other transaction which is determined to be in the best interests of the Corporation by the Board.

8.7       Termination

This Agreement shall terminate upon:

(a)        the dissolution, insolvency or bankruptcy of the Corporation or the making by the Corporation of an assignment under the provisions of any bankruptcy or other insolvency legislation;

(b)        one Shareholder becoming the beneficial owner of all of the Shares;

(c)        immediately before the consummation of an initial public offering under the securities laws of Canada or the United States or the date on which the Corporation first becomes subject to the periodic reporting requirements as a reporting issuer in Canada or a registrant in the United States; or

(d)       the occurrence of a Liquidity Event.

Upon the termination of this Agreement other than by dissolution or winding-up, each Shareholder shall be entitled to deliver for cancellation to the Corporation all of the legended certificates representing the Shares owned by such Shareholder and the Corporation shall re-issue and deliver, at its sole expense, to the Shareholder, certificates for such Shares without any Transfer restrictions legended thereon, other than as may be required by law, duly registered in the name of the Shareholder.

8.8       Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

8.9       Notices

Any demand, notice or other communication (hereinafter in this Section 8.9 referred to as a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by courier, by registered mail, by transmittal by facsimile transmission (provided the intended recipient has a fax machine) or by e-mail transmission of an Adobe Acrobat file or similar means of recorded electronic transmission, in each case addressed to the recipient as set out in Schedule E, or to such other address, facsimile number, e-mail address or individual as may be designated by written notice by any party to the others. Any Communication given by personal delivery or registered mail shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile transmission or by e-mail, on the day of transmittal thereof if such day is a Business Day and is received before 5:00 p.m. (local time to the recipient) or otherwise on the next Business Day after the day of transmittal

8.10      Counterparts; Signatures

(a)        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original, faxed form or by e-mail transmission of an Adobe Acrobat file or similar means of recorded electronic transmission and the Parties adopt any signatures so received as original signatures of the parties.

(b)        Each Person who proposes from time to time to become a Shareholder, including an Eligible Transferee, shall execute an Adoption Agreement. No Person shall become a Shareholder and no issue of transfer of Shares shall be registered by the Corporation unless the Person has executed an Adoption Agreement.

8.11      Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and shall be treated in all respects as an British Columbia contract.

8.12     Independent Legal Advice

(a)        Each party hereto acknowledges that both (i) DLA Piper (Canada) LLP, 100 King Street, Toronto, Ontario, M5X 1E2 and (ii) Aust Legal Inc., 1010, rue de la Gauchetière Ouest, Suite 1350, Montreal, Québec, H3A 2R7 have acted solely for the Corporation in the preparation of this Agreement.

(b)        Each party hereto further acknowledges that it has been advised that each Shareholder has conflicting interests with each of the other Shareholders in respect to the finalization of this Agreement, and accordingly each has been advised to obtain independent legal advice concerning the advisability of entering into this Agreement before executing it.

8.13     No Voting Trust

No Shareholder will enter into a voting trust or other written agreement or have any other understanding with another Shareholder that they will regularly determine together in advance how they will vote on matters coming before the Shareholders if such agreement or trust results in sufficient votes to gain Control of the Corporation.

8.14     Compliance with Applicable Legislation and Other Requirements

No Party is obligated by this Agreement to, and shall not, take any action required, permitted or otherwise contemplated by this Agreement except in accordance with applicable laws.

[Remainder of Page Intentionally Left Blank]

EXHIBIT F

FORM OF REGISTRATION RIGHTS AGREEMENT

(see attached)

Execution copy

SOLUNA TECHNOLOGIES, LTD.

 REGISTRATION RIGHTS AGREEMENT

January 13, 2020

TABLE OF CONTENTS

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of the 13th day of January, 2020, by and among Soluna Techonogies, Ltd., a corporation governed by the laws of British Columbia (the "Corporation"), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an "Investor" and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, the Corporation and the Investors are parties to that certain Class A Preferred Share Purchase Agreement of even date herewith (the "Purchase Agreement"); and

WHEREAS, in order to induce the Corporation to enter into the Purchase Agreement and to induce the Investors to invest funds in the Corporation pursuant to the Purchase Agreement, the Investors and the Corporation hereby agree that this Agreement shall govern the rights of the Investors to cause the Corporation to register shares of Common Shares issuable to the Investors;

NOW, THEREFORE, the parties hereby agree as follows:

1.         Definitions. For purposes of this Agreement:

1.1          "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment Corporation now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management Corporation or investment adviser with, such Person.

1.2          "Articles" means the Corporation's Amended and Restated Articles of Incorporation, as amended and/or restated from time to time.

1.3          "Board of Directors" means the board of directors of the Corporation.

1.4          "Common Shares" means shares of the Corporation's Common Shares, without par value.

1.5          "Damages" means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Corporation, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or

1

necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.6         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7         "Excluded Registration" means (i) a registration relating to the sale or grant of securities to employees of the Corporation or a subsidiary pursuant to a Shares option, Shares purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Shares being registered is Common Shares issuable upon conversion of debt securities that are also being registered.

1.8         "Form S-1" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.9         "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Corporation with the SEC.

1.10       "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

1.11       "Holder" means any holder of Registrable Securities who is a party to this Agreement.

1.12       "Initiating Holders" means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13       "IPO" means the Corporation's first underwritten public offering of its Common Shares under the Securities Act.

1.14       "New Securities" means, collectively, equity securities of the Corporation, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.15       "Person" means any individual, corporation, partnership, trust, limited liability Corporation, association or other entity.

1.16       "Preferred Shares" means, collectively, shares of the Corporation's Class A Preferred Shares and Class Seed Preferred Shares.

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1.17       "Registrable Securities" means (i) the Common Shares issuable or issued upon conversion of the Class A Preferred Shares; and (ii) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 3.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.12 of this Agreement.

1.18       "Registrable Securities then outstanding" means the number of shares determined by adding the number of shares of outstanding Common Shares that are Registrable Securities and the number of shares of Common Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.19       "Restricted Securities" means the securities of the Corporation required to be notated with the legend set forth in Subsection 2.11(b) hereof.

1.20       "SEC" means the Securities and Exchange Commission.

1.21       "SEC Rule 144" means Rule 144 promulgated by the SEC under the Securities Act.

1.22       "SEC Rule 145" means Rule 145 promulgated by the SEC under the Securities Act.

1.23       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.24       "Selling Expenses" means all underwriting discounts, selling commissions, and Shares transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Corporation as provided in Subsection 2.6.

1.25       "Class A Preferred Shares" means shares of the Corporation's Class A Preferred Shares, without par share.

2.         Registration Rights. The Corporation covenants and agrees as follows:

  2.1       Demand Registration.

(a)       Form S-1 Demand. If at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Corporation receives a request from Holders of fifty percent (50%) of the Registrable Securities then outstanding that the Corporation file a Form S-1 registration statement with respect to the Registrable Securities then outstanding if the anticipated aggregate offering price, net of Selling Expenses, would equal $12 million or more, then the Corporation shall (x) within ten (10) days after the date such request is given, give notice thereof (the "Demand Notice") to all Holders other than the Initiating Holders; and (y) as soon as

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practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Corporation within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)               Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Corporation receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Corporation file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1 million, then the Corporation shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Corporation within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)                Notwithstanding the foregoing obligations, if the Corporation furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Corporation's chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Corporation and its Sharesholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Corporation; (ii) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential; or (iii) render the Corporation unable to comply with requirements under the Securities Act or Exchange Act, then the Corporation shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Corporation may not invoke this right more than once in any twelve (12) month period; and provided further that the Corporation shall not register any securities for its own account or that of any other Sharesholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d)               The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is sixty (60) days before the Corporation's good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Corporation-initiated registration, provided that the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Corporation has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Corporation shall not be obligated to effect, or

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to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Corporation's good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Corporation-initiated registration, provided that the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Corporation has effected one registration pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as "effected" for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as "effected" for purposes of this Subsection 2.1(d); provided, that if such withdrawal is during a period the Corporation has deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as "effected" for purposes of this Subsection 2.1(d).

2.2          Corporation Registration. If the Corporation proposes to register (including, for this purpose, a registration effected by the Corporation for Sharesholders other than the Holders) any of its Common Shares under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Corporation shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Corporation, the Corporation shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Corporation in accordance with Subsection  2.6.

2.3       Underwriting Requirements.

(a)       If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to Subsection 2.1, and the Corporation shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities

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that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Corporation or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)             In connection with any offering involving an underwriting of shares of the Corporation's capital Shares pursuant to Subsection 2.2, the Corporation shall not be required to include any of the Holders' Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Corporation and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Corporation. If the total number of securities, including Registrable Securities, requested by Sharesholders to be included in such offering exceeds the number of securities to be sold (other than by the Corporation) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Corporation in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Corporation or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Corporation) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other Sharesholder's securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability Corporation, or corporation, the partners, members, retired partners, retired members, Sharesholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such "selling Holder," as defined in this sentence.

(c)             For purposes of Subsection 2.1, a registration shall not be counted as "effected" if, as a result of an exercise of the underwriter's cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

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2.4          Obligations of the Corporation. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

(a)               prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Shares (or other securities) of the Corporation, from selling any securities included in such registration;

(b)               prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)               furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)               use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Corporation shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)               in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Corporation are then listed;

(g)               provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)               promptly make available for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of

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the Corporation, and cause the Corporation's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                 notify each selling Holder, promptly after the Corporation receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                 after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Corporation amend or supplement such registration statement or prospectus.

In addition, the Corporation shall ensure that, at all times after any registration statement covering a public offering of securities of the Corporation under the Securities Act shall have become effective, its insider trading policy shall provide that the Corporation's directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

  2.5         Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder's Registrable Securities.

  2.6         Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers' and accounting fees; fees and disbursements of counsel for the Corporation; and the reasonable fees and disbursements, not to exceed $10,000, of one counsel for the selling Holders ("Selling Holder Counsel"), shall be borne and paid by the Corporation; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

  2.7         Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.8           Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)        To the extent permitted by law, the Corporation will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and Sharesholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Corporation will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Corporation, which consent shall not be unreasonably withheld, nor shall the Corporation be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)        To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Corporation, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Corporation within the meaning of the Securities Act, legal counsel and accountants for the Corporation, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Corporation and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)         Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the

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defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party's ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder's liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(f)        Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Corporation and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9         Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration or pursuant to a registration on Form S-3, the Corporation shall:

(a)       make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Corporation for the IPO;

(b)       use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act (at any time after the Corporation has become subject to such reporting requirements); and

(c)       furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Corporation that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Corporation for the IPO), the Securities Act, and the Exchange Act (at any time after the Corporation has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Corporation so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Corporation has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Corporation so qualifies to use such form).

2.10       "Market Stand-off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Corporation of shares of its Common Shares or any other equity securities under the Securities Act on a registration statement on Form S-1 (for any such registration) or Form S-3 (if the Holders of at least 30% of the Registrable Securities have agreed with such market standoff in respect of such registration), and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Corporation or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), or ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Corporation or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions,

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including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Shares held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to ten thousand (10,000) shares of the Common Stock.

2.11      Restrictions on Transfer.

(a)             The Class A Preferred Shares and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Corporation shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Class A Preferred Shares and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)            Each certificate, instrument, or book entry representing (i) the Class A Preferred Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any Shares split, Shares dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD,

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PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A REGISTRATION RIGHTS AGREEMENT BETWEEN THE CORPORATION AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

The Holders consent to the Corporation making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)       The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Corporation of such Holder's intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Corporation, shall be accompanied at such Holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Corporation, addressed to the Corporation, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a "no action" letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Corporation to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Corporation. The Corporation will not require such a legal opinion or "no action" letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Corporation, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.12       Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

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(a)       the closing of a Deemed Liquidation Event, as such term is defined in the Articles; and

(b)       such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares without limitation during a three-month period without registration.

3.         Miscellaneous.

3.1          Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder's Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder's Immediate Family Members; or (iii) after such transfer, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder's Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder's Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2          Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

3.3          Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4          Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

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3.5       Notices.

(a)        All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient's normal business hours, and if not sent during normal business hours, then on the recipient's next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Corporation and to the attention of the Chief Executive Officer, in the case of the Corporation, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Corporation, a copy shall also be sent to Edward B. Claxton, Aust Legal Inc, 1010 De la Gauchetière St. W, Suite 1350, Montreal, Quebec H3B 2N2 and if notice is given to Shareholders, a copy shall also be given to the Holder's counsel identified in Exhibit "A", if any .

(b)       Consent to Electronic Notice. Each Investor consents to the delivery of any Shareholder notice pursuant to the Delaware General Corporation Law (the "DGCL"), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor's name on the Schedules hereto, as updated from time to time by notice to the Corporation, or] as on the books of the Corporation. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Corporation of any change in such Sharesholder's electronic mail address, and that failure to do so shall not affect the foregoing.

3.6        Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Corporation and the holders of at least a majority of the Registrable Securities then outstanding; provided that the Corporation may in its sole discretion waive compliance with Subsection 2.12(c) (and the Corporation's failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party's own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion. Notwithstanding the foregoing, Schedule A hereto may be amended by the Corporation from time to time to add transferees or subscribers of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule

15

A hereto may also be amended by the Corporation after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Subsection 3.9. The Corporation shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection  3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7        Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8        Aggregation of Shares. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.9        Additional Investors. Notwithstanding anything to the contrary contained herein, if the Corporation issues additional shares of the Corporation's Class A Preferred Shares after the date hereof, any purchaser of such shares of Class A Preferred Shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an "Investor" for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an "Investor" hereunder.

3.10      Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.11       Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New or the United States District Court for the District of New York and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

16

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement.

3.12      Delays or Omissions No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.13      Application of Canadian Securities Laws The parties acknowledge and agree that it may be of interest for the Corporation to proceed with its IPO, either concurrently or independent of an IPO under the Securities Act, under applicable securities legislation in Canada and with a listing or dual-listing of its Common Shares on the TXS or such other securities exchange in Canada, as determined by the Board of Directors. In such circumstances, the parties agree to negotiate in good faith to amend this Agreement and use reasonably commercial best efforts to respect the terms and conditions of this Agreement with the appropriate modifications made in recognition of differences between applicable US securities legislation and its Canadian equivalent.

[Remainder of Page Intentionally Left Blank]

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EXHIBIT G

FORM OF LEGAL OPINION OF BOUGHTON LAW CORPORATION

(see attached)

January 13, 2020                                                                                                File #: 93208-00001

BY COURIER AND
EMAIL ATTACHMENT

Mechanical Technology, Inc.
325 Washington Avenue Extension
Albany, New York 12205

Dear Sirs:

Re:       Investment by Mechanical Technology, Inc. of $499,999.50 in the share capital of Soluna Technologies, Ltd.

We have acted as special counsel to Soluna Technologies, Ltd. (the "Corporation") in connection with the subscription for 158,730 Class A Preferred Shares (the "Subscribed Shares") in the Corporation by Mechanical Technology, Inc. ("MKTY") pursuant to a Class A Preferred Share Purchase Agreement dated as of the 13th of January, 2020 between MKTY and the Corporation (the "Share Purchase Agreement"), the execution and delivery of an Amended and Restated Shareholders' Agreement dated as of the 13th of January, 2020 between the Corporation, MKTY and the other shareholders of the Corporation (the "Amended and Restated Shareholders' Agreement") and related agreements and arrangements.

Capitalized terms used in this opinion that we do not define have the meanings given to them in the Share Purchase Agreement and the Amended and Restated Shareholders' Agreement.

This opinion is being provided to you pursuant to the Share Purchase Agreement.

We have examined electronically transmitted executed copies of the following documents (collectively the "Transaction Documents"):

i.        the Share Purchase Agreement;

ii.       the Amended and Restated Shareholders' Agreement;

iii.      The Registration Rights Agreement dated January 13, 2020 (the "Registration Rights Agreement"); and

iv.      Articles of the Corporation as amended by the Amendment to the Articles for which a Notice of Alternation dated January 13, 2020 was filed with British Columbia Registrar of Companies (the "Restated Articles").

AC/7039878.5

For the purposes of this opinion, we have also examined and relied upon, without independent investigation, a certificate of an officer of the Corporation with respect to certain matters, a copy of which is attached as Appendix "A" to this opinion, and originals or copies of the following documents (collectively, the "Corporate Documents"):

(a)      Certificate of Good Standing dated as at January 13, 2020 provided by British Columbia Registrar of Companies with respect to the Corporation, a copy of which is attached as Appendix "B" to this opinion;

(b)      the Certificate of Incorporation of the Corporation dated May 18, 2018 (the "Certificate of Incorporation";

(c)      the Shareholders Agreement of the Corporation dated October 30, 2018;

(d)      resolution of the Corporation's shareholders dated January 9, 2020 and resolution of the Corporation's directors dated January 13, 2020 relating to the Transaction Documents; and

(e)      a certificate of an officer of the Corporation attesting to the number and class of outstanding shares of the Corporation, a copy of which has been delivered to you.

We have relied upon the Corporate Documents as to the matters provided for in them, without independent investigation, for purposes of providing our opinions expressed below. We have assumed that the Corporate Documents are all of the articles, resolutions of the directors, resolutions of the shareholders relevant to the Transaction Documents, and that such documents have not been amended. We have not examined the minute books of the Corporation.

We have also examined such statutes and public records, originals or copies (certified or otherwise identified to our satisfaction) of corporate records, certificates and such other instruments as we have deemed necessary or appropriate for the purposes of the opinions hereinafter expressed.

Save as stated above, we have not examined or considered any other documentation whatsoever, nor have we made any other investigations or enquiries.

In examining all documents and in providing our opinions below we have assumed that:

(f)       all individuals had the requisite legal capacity;

(g)      all signatures are genuine;

(h)      all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

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AC/7039878.5

(i)           the power, authority and capacity of all parties (other than the Corporation) to enter into and perform their respective obligations under the Transaction Documents in accordance with the laws by which they are governed, the due authorization of the Transaction Documents executed by each of the parties (other than the Corporation) and that the execution and delivery of the Transaction Documents by such parties (other than the Corporation) are in accordance with such laws and authorizations;

(j)          all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

(k)         the Certificate of Incorporation is conclusive evidence that the Corporation is incorporated under the Business Corporations Act (British Columbia);

(1)         to the extent that the obligations of any of the parties may be dependent upon such matters:

(i)        that each party to the Transaction Documents (other than the Corporation) is duly incorporated and/or formed, as applicable, and organized and existing under the laws of its principal place of business;

(ii)       that all acts, conditions and things required to be done, fulfilled or undertaken under any law (other than the laws of British Columbia and of Canada applicable therein) in respect of the lawful execution or performance of the Transaction Documents and in order to ensure that the Transaction Documents are binding upon and enforceable against the parties thereto other than the Corporation (including any and all authorizations and consents of any public authority of any jurisdiction) have been done, fulfilled, undertaken or obtained; and

(iii)       that insofar as any obligations under the Transaction Documents have been or are to be performed in any jurisdiction outside British Columbia, their performance is or will be legal and effective in accordance with the laws of that jurisdiction;

(m)       the Transaction Documents have been duly authorized, executed and delivered by each party to it other than the Corporation;

(n)        that no circumstances exist which would justify the setting aside of the Transaction Documents by reason of fraud, misrepresentation, mistake or undue influence; and

(o)        there are no collateral agreements, representations, escrows, pledges, conditions or other agreements between or among any parties to the Transaction Documents which affect the delivery thereof.

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AC/7039878.5

Our opinion below is expressed only with respect to the laws of British Columbia and of Canada applicable therein (the "Jurisdiction").

Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressee, or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion, nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

We understand that the reliances, limitations and assumptions expressed in the preceding paragraphs are satisfactory to you.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.         The Corporation is a corporation incorporated and validly existing under the Business Corporations Act (British Columbia) and the Company is in good standing with respect to its annual report filings with the British Columbia Registrar of Companies as at January 13, 2020.

2.         The Corporation has the corporate power and capacity to execute and deliver the Transaction Documents in which it is named as a party and to perform its obligations thereunder.

3.         The execution and delivery by the Corporation of the Transaction Documents in which it is named as a party and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate action on the Corporation's part.

4.         The execution and delivery by the Corporation of the Transaction Documents in which it is named a party and the performance by it of its obligations thereunder, including the issuance and sale of the Subscribed Shares do not breach any provisions of, or constitute a default under:

(a)        its Restated Articles; or

(b)        any laws of the Province of British Columbia to which the Corporation is subject.

5.         Except of the filing of a Notice of Alteration with the British Columbia Registrar of Companies, which has been completed on January 13, 2020, the Corporation is not required to obtain any consent, approval, licence or exemption by, or order or authorization of, or to make any filing, recording or registration with, any governmental authority under the law of British Columbia or Canadian federal law in connection with the execution and delivery by the Corporation of the Transaction Documents in which it is named as a party or the performance by it of its obligations other than those that have been obtained or made.

4

AC/7039878.5

6.          The authorized capital of the Corporation consists of (i) an unlimited number of Common Shares, of which 9,608,108 shares are issued and outstanding, and (ii) an unlimited number of Class Seed Preferred Shares, of which 1,794,998 shares are issued and outstanding; and (iii) an unlimited number of Class A Preferred Shares of which none have been issued and outstanding.

7.          The Subscribed Shares have been duly authorized, and when issued, delivered and paid for in accordance with the Share Purchase Agreement, will be validly issued, fully paid and non-assessable.

8.          The issue and delivery of the Subscribed Shares by the Corporation to MKTY, which is resident in the United States of America, in accordance with the terms of the Share Purchase Agreement are exempt, either by statute, regulation, rule or order, from the prospectus requirements of the Securities Act (British Columbia) and no prospectus is required nor are other documents required to be filed, proceedings taken, and no approval or consent of, or registration or filing with, any regulatory authority in the Province of British Columbia is required to permit the issue and delivery of the Subscribed Shares by the Corporation to MKTY.

The opinions expressed herein are subject to the following qualifications:

(a)      in paragraph 1, as to the good standing of the Corporation, we have relied exclusively on a Certificate of Good Standing with respect to the Company dated January 9, 2020 issued by the British Columbia Registrar of Companies, a copy of which is attached as Appendix "B" to this opinion;

(b)      in paragraph 6, as to the numbers of Common Shares, Class Seed Preferred Shares and Class A Preferred Shares issued and outstanding, we have relied exclusively and without independent investigation on a certificate of an officer of the Corporation, a copy of which is attached as Appendix "A" to this opinion;

(c)      in paragraph 8, as to no filing with any regulatory authority in the Province of British Columbia being required to permit the issue and delivery of the Subscribed Shares by the Corporation to MKTY pursuant to an exemption from prospectus requirements of the Securities Act (British Columbia), we have relied exclusively on a certificate of an officer of the Corporation regarding the status of the Corporation as a "private issuer" as such term is defined in Section 2.4 of National Instrument 45-106, a copy of which officer certificate is attached as Appendix "A" to this opinion;

(d)      we give no opinion as to the validity of any provisions of the Restated Articles that purport to provide a right to require redemption of shares of the Corporation without compliance by the Corporation with the solvency tests applicable to a redemption of such Shares by the Corporation under applicable law; and

(e)      the British Columbia Securities Commission has the authority to deny under the Act the benefit of an exemption otherwise provided in the Act where it considers it necessary to do so to protect investors.

The opinions expressed above are provided solely for the benefit of the addressees in connection with the transactions contemplated by the Transaction Documents and may not be used or relied on by or disclosed to any other person or for any other purpose without our express prior written

5

AC/7039878.5

consent. We have no responsibility or obligation to update this opinion, to consider its applicability or correctness to any person other than the addressees, or to take into account changes in law, facts or any other developments of which we may later become aware.

Yours truly,

6

AC/7039878.5

EXHIBIT H

PRIVATE ISSUER EXEMPTION AGREEMENT

(see attached)

INVESTOR SUITABILITY QUESTIONNAIRE
CLASS A PREFERRED SHARE FINANCING OF
SOLUNA TECHNOLOGIES, LTD.

This Questionnaire is being distributed to certain individuals and entities which may be offered the opportunity to purchase Class A Preferred shares (the "Securities") of SOLUNA TECHNOLOGIES, LTD., a private company incorporated under the laws of British Columbia (the "Company"). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the "Act").

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors, and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the undersigned's investment in the Company.

For Individual Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its income or net worth and certain related matters and has checked the applicable representation:

[__]      The undersigned's income1 during each of the last two years exceeded $200,000 or, if the undersigned is married, the joint income of the undersigned and the undersigned's spouse during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned's income, from all sources during this year, will exceed $200,000 or, if the undersigned is married, the joint income of undersigned and the undersigned's spouse from all sources during this year will exceed $300,000.

[__]      The undersigned's net worth,2 including the net worth of the undersigned's spouse, is in excess of $1,000,000 (excluding the value of the undersigned's primary residence).

[__]      The undersigned cannot make any of the representations set forth above.

INVESTOR SUITABILITY QUESTIONNAIRE
SOLUNA TECHNOLOGIES, LTD.
AC/7051587.2

 For Entity Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

[__]       The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[__]       The undersigned is a bank, insurance company, investment company registered under the United States Investment Company Act of 1940, as amended (the "Companies Act"), a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

[__]      The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

[ X ]     The undersigned is a corporation, partnership, business trust, not formed for the purpose of acquiring the Securities, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), in each case with total assets in excess of $5,000,000.

[__]      The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth,2 either individually or upon a joint basis with such individual's spouse, in excess of $1,000,000 (within the meaning of such terms as used in the definition of "accredited investor" contained in Rule 501 under the Securities Act), or has had an individual income1' in excess of $200,000 for each of the two most recent years, or a joint income with such individual's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

[__]      The undersigned cannot make any of the representations set forth above.

AC/7051587.2

The undersigned has executed this Investor Suitability Questionnaire as of the date written below.

Frederick W. Jones
Name of Signing Party (Please Print)

CEO
Title of Signing Party (Please Print)

January 13, 2020 Date Signed

1 For purposes of this Questionnaire, "income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

2 For purposes of this Questionnaire, "net worth" means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse and any personal property owned by you or your spouse (e.g. furniture, jewelry, other valuables, etc.).

AC/7051587.2

EXHIBIT I

ACCREDITED INVESTOR CERTIFICATE

(see attached)

CANADIAN INVESTOR QUESTIONNAIRE

TO:       SOLUNA TECHNOLOGIES, LTD. (the "Issuer")

RE:       Purchase of Class A Preferred Shares (the "Shares") of the Issuer

Capitalized terms used in this Canadian Investor Questionnaire (this "Questionnaire") and not specifically defined have the meaning ascribed to them in the Share Purchase Agreement between the Subscriber and the Issuer to which this Exhibit A is attached.

In connection with the purchase of Shares by the undersigned or the Disclosed Principal (in either case, the "Subscriber"), the Subscriber hereby represents, warrants and certifies to the Issuer that the Subscriber:

(i)         is purchasing the Shares as principal (or deemed principal under the terms of National Instrument 45-106 - Prospectus Exemptions as adopted by the Canadian Securities Administrators ("NI 45-106"));

(ii)        (A)    is resident in or is subject to the laws of one of the following (check one):

☐ Alberta	☐ New Brunswick	☐ Prince Edward Island
☐ British Columbia	☐ Nova Scotia	☐ Quebec
☐ Manitoba	☐ Ontario	☐ Saskatchewan
☐ Newfoundland and Labrador		☐ Yukon
☐ Northwest Territories
☑ United States: New York (List State of Residence) or

(B)       ☐ is resident in a country other than Canada or the United States; and

(iii)       has not been provided with any offering memorandum in connection with the purchase of the Shares.

In connection with the purchase of the Shares, the Subscriber hereby represents, warrants and certifies to, and covenants and agrees with, the Issuer that the Subscriber meets one or more of the following criteria:

I.              SUBSCRIBERS PURCHASING UNDER THE "ACCREDITED INVESTOR" EXEMPTION

(a)      the Subscriber is an "accredited investor" within the meaning of NI 45-106, by virtue of satisfying the indicated criterion below (YOU MUST INITIAL OR PLACE A CHECK-MARK ON THE APPROPRIATE LINE(S) AND ALSO COMPLETE AND SIGN APPENDIX "A" TO THIS CERTIFICATE) (see certain guidance with respect to accredited investors that starts on page 6 below)

☐   (i)           except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

☐   (ii)          an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (ix),

☐   (iii)         an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐   (iv)         an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000,

If relying on (iv) your estimated financial assets net of related liabilities alone or with a spouse:

☐     $1,000,001 - $3,000,000 ☐ $3,000,001 -$5,000,000 ☐ Greater than $5 million

☐   (v)          an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,

If relying on (v) your estimated financial assets net of related liabilities:

☐ $5,000,001- $6,000,000     ☐ $6,000,001-$7,000,000   ☐ $7,000,001-$8,000,000    ☐ Greater than $8 million

☐   (vi)         an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

If relying on (vi) your annual net income before taxes (all sources):

Most recent calendar year: ☐ $200,000 - $299,000   ☐ $300,000 - $399,999   ☐ $400,000 -$500,000    ☐ Greater than $500,000

Prior calendar year: ☐ $200,000 - $299,000   ☐ $300,000 - $399,999   ☐ $400,000 - $500,000   ☐ Greater than $500,000

☐   (vii)       an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

If relying on (vii) your estimated total net assets:

☐ $5,000,001-$6,000,000   ☐ $6,000,001-$7,000,000    ☐ $7,000,001-$8,000,000    ☐ Greater than $8 million

☑      (viii)    a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (viii),

If relying on (viii) your estimated total net assets:

☑ $5,000,001- $6,000,000   ☐ $6,000,001-$7,000,000   ☐ $7,000,001-$8,000,000   ☐ Greater than $8 million

☐     (ix)      an investment fund that distributes or has distributed its securities only to

(i)     a person that is or was an accredited investor at the time of the distribution,

(ii)    a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] of NI 45-106, or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)    a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106,

☐    (x)        an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt,

☐    (xi)        a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

☐    (xii)       an entity organized in a foreign jurisdiction that is analogous to the entity referred to in paragraph (i) in form and function,

☐    (xiii)      a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors, and

(b)     if the Subscriber is an "accredited investor" within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in paragraphs (iv), (vi) or (vii) above, the Subscriber has provided the Issuer with the signed risk acknowledgment form set out in Appendix "A" to this certificate;

Definitions

For the purposes of this Questionnaire and Appendix "A" attached to this Questionnaire:

(a)       an issuer is "affiliated" with another issuer if:

(i)       one of them is the subsidiary of the other, or

(ii)      each of them is controlled by the same person;

(b)       "control person" means:

(i)        a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(ii)       each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(c)       "director" means:

(i)        a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)       with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(d)      "eligibility adviser" means:

(i)        a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)       in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)       have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B)       have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)       "executive officer" means, for an issuer, an individual who is:

(i)      a chair, vice-chair or president,

(ii)     a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(iii)     performing a policy-making function in respect of the issuer;

(f)        "financial assets" means:

(i)     cash,

(ii)     securities, or

(iii)     a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)       "foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

(h)       "founder" means, in respect of an issuer, a person who,

(i)      acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)      at the time of the distribution or trade is actively involved in the business of the issuer;

(i)        "fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(j)        "individual" means a natural person, but does not include

(i)       a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or trust, or

(ii)      a natural person in the person's capacity as a trustee, executor, administrator or personal or other legal representative;

(k)       "investment fund" means a mutual fund or a non-redeemable investment fund, and, for great certainty in British Columbia, includes an employee venture capital corporation and a venture capital corporation as such terms are defined in National Instrument 81-106 Investment Fund Continuous Disclosure;

(l)         "jurisdiction" or "jurisdiction of Canada" means a province or territory of Canada except when used in the term "foreign jurisdiction";

(m)       "non-redeemable investment fund" means an issuer:

(i)        whose primary purpose is to invest money provided by its securityholders,

(ii)       that does not invest

(A)       for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)       for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)      that is not a mutual fund;

(n)  "person" includes:

(i)     an individual,

(ii)     a corporation,

(iii)     a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)     an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(o)   "related liabilities" means:

(i)       liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)      liabilities that are secured by financial assets; and

(p)   "spouse" means, an individual who:

(i)      is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)     is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)    in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

Guidance On Accredited Investor Exemptions for Individuals

An individual accredited investor is an individual:

(a)       who, either alone or with a spouse, beneficially owns financial assets (please see the guidance below regarding what financial assets are) having an aggregate realizable value that. before taxes but net of any related liabilities (please see the guidance below regarding what related liabilities are), exceeds $1,000,000;

(b)       whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(c)       who, either alone or with a spouse, has net assets (please see the guidance below regarding calculating net assets) of at least $5,000,000; and

(d)       who beneficially owns financial assets (please see the guidance below regarding what financial assets are) having an aggregate realizable value that, before taxes but net of any related liabilities (please see the guidance below regarding what related liabilities are), exceeds $5,000,000.

The monetary thresholds above are intended to create bright-line standards. Subscribers who do not satisfy these monetary thresholds do not qualify as accredited investors.

Spouses

Sections (a), (b) and (c) above are designed to treat spouses as a single investing unit, so that either spouse qualifies as an accredited investor if the combined financial assets of both spouses exceed $1,000,000, the combined net income of both spouses exceeds $300,000, or the combined net assets of both spouses exceed $5,000,000. Section (d) above does not treat spouses as a single investing unit.

If the combined net income of both spouses does not exceed $300,000, but the net income of one of the spouses exceeds $200,000, only the spouse whose net income exceeds $200,000 qualifies as an accredited investor.

Financial Assets and Related Liabilities

For the purposes of Sections (a) and (d) above, "financial assets" means: (1) cash, (2) securities, or (3) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a subscriber's personal residence is not included in a calculation of financial assets.

The calculation of financial assets must exclude "related liabilities", meaning: (1) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (2) liabilities that are secured by financial assets.

As a general matter, it should not be difficult to determine whether financial assets are beneficially owned by an individual, an individual's spouse, or both, in any particular instance. However, in the case where financial assets are held in a trust or in another type of investment vehicle for the benefit of an individual, there may be questions as to whether the individual beneficially owns the financial assets. The following factors are indicative of beneficial ownership of financial assets:

  physical or constructive possession of evidence of ownership of the financial asset;

  entitlement to receipt of any income generated by the financial asset;

  risk of loss of the value of the financial asset; and

  the ability to dispose of the financial asset or otherwise deal with it as the individual sees fit.

For example, securities held in a self-directed RRSP for the sole benefit of an individual are beneficially owned by that individual.

In general, financial assets in a spousal RRSP can be included for the purposes of the $1,000,000 financial asset test in Section (a) above because Section (a) takes into account financial assets owned beneficially by a spouse. However, financial assets in a spousal RRSP cannot be included for purposes of the $5,000,000 financial asset test in Section (d) above.

Financial assets held in a group RRSP under which the individual does not have the ability to acquire the financial assets and deal with them directly do not meet the beneficial ownership requirements in either Sections (a) or (d) above.

Net Assets

For the purposes of Section (c) above, "net assets" means all of a subscriber's total assets minus all of the subscriber's total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets includes the value of a subscriber's personal residence, and the calculation of total liabilities includes the amount of any liability (such as a mortgage) in respect of the subscriber's personal residence.

To calculate a subscriber's net assets under the net asset test, subtract the subscriber's total liabilities from the subscriber's total assets. The value attributed to assets should reasonably reflect their estimated fair value. Income tax is considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security to the subscriber by the Company.

Guidance On Accredited Investor Exemptions for Corporations, Trusts and Other Entities Accredited investors that are corporations, trusts or other entities include:

(a)        a corporation, trust or other entity, other than an investment fund, that has net assets (please see the guidance below regarding calculating net assets) of at least $5,000,000 as shown on its most recently prepared financial statements in accordance with applicable generally accepted accounting principles and that has not been created or used solely to purchase or hold securities as an accredited investor;

(b)        a corporation, trust or other entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors; and

(c)        a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse.

Net Assets

For the purposes of Section (a) above, "net assets" means all of the subscriber's total assets minus all of the subscriber's total liabilities. The minimum net asset threshold of $5,000,000 specified in Section (a) above must be shown on the entity's most recently prepared financial statements. The financial statements must be prepared in accordance with applicable generally accepted accounting principles.

General

The Subscriber agrees that the above representations and warranties will be true and correct both as of the execution of this Questionnaire and as of the Closing and acknowledges that they will survive the completion of the issue of the Shares.

The Subscriber acknowledges that the foregoing representations and warranties are made by the Subscriber with the intent that they be relied upon in determining the suitability of the Subscriber to acquire the Shares and that this Questionnaire is incorporated into and forms part of the Agreement. The Subscriber undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

By completing this Questionnaire, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority and acknowledges that such information may be made available to the public under applicable laws.

DATED as of the 13th day of January, 2020.

Frederick W. Jones, CEO Print Name and Title of Authorized
Signatory (if Subscriber is not an individual)